EXHIBIT 2(d)

                           SECURED CREDIT AGREEMENT

                                     among

                         TRANSOK ACQUISITION COMPANY,
                               as the Borrower,

                                      and

                        CERTAIN FINANCIAL INSTITUTIONS,
                                as the Lenders,

                                      and

                               BANK OF MONTREAL,
                           as Administrative Agent,

                                      and

                      CANADIAN IMPERIAL BANK OF COMMERCE,
                            as Documentation Agent

                           Dated as of June 6, 1996

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
ARTICLE I          DEFINITIONS.............................................  1
   SECTION 1.1     Certain Defined Terms...................................  1

ARTICLE II         COMMITMENTS OF THE LENDERS; BORROWING
                   PROCEDURES AND CONDITIONS............................... 21
   SECTION 2.1     Commitments............................................. 21
   SECTION 2.1.1   Loan Commitment......................................... 21
   SECTION 2.1.2   Letter of Credit Commitment............................. 22
   SECTION 2.1.3   Lenders Not Permitted or Required to Make Borrowings
                   Available............................................... 22
   SECTION 2.2     Domestic Loans and Eurodollar Loans..................... 22
   SECTION 2.3     Borrowing Procedures.................................... 22
   SECTION 2.3.1   Domestic Loans.......................................... 23
   SECTION 2.3.2   Eurodollar Loans........................................ 23
   SECTION 2.3.3   Letters of Credit....................................... 23
   SECTION 2.4     Letter of Credit Procedures............................. 24
   SECTION 2.4.1   Letter of Credit Operations............................. 24
   SECTION 2.4.2   Borrower's Agreement to Repay Letter of Credit Drawings. 24
   SECTION 2.4.3   Lenders' Agreement to Repay Letter of Credit Drawings... 26
   SECTION 2.4.4   Procedures for Depositing Cash Collateral............... 27
   SECTION 2.5     [Intentionally Omitted]................................. 27
   SECTION 2.6     Increased Capital Costs................................. 27

ARTICLE III        PROVISIONS RELATING TO THE NOTES AND
                   REPAYMENT............................................... 28
   SECTION 3.1     The Notes............................................... 28
   SECTION 3.2     Repayments.............................................. 28
   SECTION 3.3     Due Date Extension...................................... 28

ARTICLE IV         INTEREST, FEES AND SPECIAL EURODOLLAR LOAN
                   RELATED PROVISIONS...................................... 29
   SECTION 4.1     Interest on the Borrowings.............................. 29
   SECTION 4.1.1   Interest Prior to Maturity.............................. 29
   SECTION 4.1.2   Interest After Maturity................................. 29
   SECTION 4.2     Notice of Eurodollar Interest Rate; Determination
                   Conclusive.............................................. 30
   SECTION 4.3     Eurodollar Interest Periods............................. 30
   SECTION 4.4     Commitment Fee.......................................... 30
   SECTION 4.5     Letter of Credit Fees................................... 31
   SECTION 4.6     Payment of Interest; Calculation of Interest and Fees... 31

                                        i

   SECTION 4.7     Eurodollar Deposits Unavailable or Eurodollar
                   Interest Rate Unascertainable........................... 32
   SECTION 4.8     Changes in Law Rendering Eurodollar Lending Unlawful.... 32
   SECTION 4.9     Special Fees in Respect of Reserve Requirements......... 33
   SECTION 4.10    Taxes................................................... 33
   SECTION 4.11    Reasonable Efforts...................................... 34
   SECTION 4.12    Increased Costs......................................... 34
   SECTION 4.13    Discretion of the Lenders as to Manner of Funding....... 36
   SECTION 4.14    Eurodollar Loan-Related Indemnification Provisions...... 36
   SECTION 4.15 Replacement of Lender on Account of Increased Costs, Eurodollar Lending Unlawful, Reserve Requirements,
                   Taxes, Certain Dissents, etc............................ 36
   SECTION 4.16    Maximum Interest........................................ 37

ARTICLE V          REDUCTION OR TERMINATION OF THE COMMITMENTS;
                   PREPAYMENTS............................................. 39
   SECTION 5.1     Voluntary Reduction or Termination of the Commitments... 39
   SECTION 5.2     Voluntary Prepayments................................... 39
   SECTION 5.3     [Intentionally Omitted]................................. 39
   SECTION 5.4     Mandatory Prepayments, Reduction of Commitment Amount on
                   Account of a Receivables Financing...................... 39
   SECTION 5.5     Mandatory Prepayments and Reduction of Commitment
                   Amount on Account of Asset Transfers and Certain
                   Transactions............................................ 40
   SECTION 5.6     [Intentionally Omitted]................................. 41
   SECTION 5.7     Mandatory Prepayments on Account of Loans and Letters
                   of Credit Exceeding Commitment Amounts.................. 41

ARTICLE VI         CONVERSION OF LOANS BETWEEN EURODOLLAR
                   LOANS AND DOMESTIC LOANS................................ 41

ARTICLE VII        MAKING AND PRORATION OF PAYMENTS; OFFSET................ 42
   SECTION 7.1     Making of Payments...................................... 42
   SECTION 7.2     Proration of Payments................................... 42
   SECTION 7.3     Offset.................................................. 42

ARTICLE VIII       REPRESENTATIONS AND WARRANTIES.......................... 43
   SECTION 8.1     Organization, etc....................................... 43
   SECTION 8.2     Authorization; No Conflict.............................. 43
   SECTION 8.3     Validity and Binding Nature............................. 43

                                       ii

   SECTION 8.4     Representation with Respect to Financial Statements..... 43
   SECTION 8.5     Pending or Threatened Litigation and Contingent
                   Liabilities............................................. 44
   SECTION 8.6     Existing Liens.......................................... 44
   SECTION 8.7     Existing Subsidiaries................................... 45
   SECTION 8.8     Existing Employee Benefit Plans......................... 45
   SECTION 8.9     Investment Company Act Representation................... 45
   SECTION 8.10    Public Utility Holding Company Act Representation....... 46
   SECTION 8.11    Representation with Respect to Regulations G, T, U
                   and X................................................... 46
   SECTION 8.12    Representation with Respect to True and Complete
                   Disclosure.............................................. 46
   SECTION 8.13    Status of Title to Assets............................... 46
   SECTION 8.14    Taxes................................................... 46
   SECTION 8.15    Unconditional Purchase Obligations...................... 47
   SECTION 8.16    Environmental Warranties................................ 47
   SECTION 8.17    Regulatory Compliance................................... 49

ARTICLE IX         BORROWER'S COVENANTS.................................... 50
   SECTION 9.1     Reports, Certificates and Other Information............. 50
   SECTION 9.1.1   Audit Report............................................ 50
   SECTION 9.1.2   Interim Financial Reports............................... 51
   SECTION 9.1.3   Compliance Certificates................................. 51
   SECTION 9.1.4   Reports to SEC, Shareholders and Other Regulatory
                   Agencies................................................ 51
   SECTION 9.1.5   Notices Relating to Default, Litigation and Certain
                   ERISA Matters........................................... 52
   SECTION 9.1.6   Changes in Material Subsidiaries........................ 52
   SECTION 9.1.7   Projected Cash Flow Statements.......................... 52
   SECTION 9.1.8   Other Information....................................... 52
   SECTION 9.2     Affirmative Covenants................................... 52
   SECTION 9.2.1   Books, Records and Inspections.......................... 53
   SECTION 9.2.2   Insurance............................................... 53
   SECTION 9.2.3   Taxes, Assessments, Etc................................. 53
   SECTION 9.2.4   Maintenance of Employee Benefit Plans................... 53
   SECTION 9.2.5   Use of Loan Proceeds and Letters of Credit.............. 53
   SECTION 9.2.6   Title to Properties..................................... 53
   SECTION 9.2.7   New or Activated Subsidiaries; Material Subsidiaries.... 54
   SECTION 9.2.8   Environmental Covenant.................................. 54
   SECTION 9.2.9   Compliance with Laws, etc............................... 54
   SECTION 9.2.10  Merger.................................................. 55
   SECTION 9.2.11  Indemnity............................................... 55
   SECTION 9.3     Negative Covenants...................................... 55

                                       iii

   SECTION 9.3.1   Restrictions on Redemption and Purchase of
                   Securities and Payment of Dividends..................... 55
   SECTION 9.3.2   Stock Purchases......................................... 56
   SECTION 9.3.3   Permitted Indebtedness.................................. 57
   SECTION 9.3.4   Liens................................................... 59
   SECTION 9.3.5   Guaranties, Loans, Advances or Investments.............. 59
   SECTION 9.3.6   Restrictions on Fundamental Changes..................... 63
   SECTION 9.3.7   Fiscal Year............................................. 63
   SECTION 9.3.8   Transfer of Assets...................................... 63
   SECTION 9.3.9   Unconditional Purchase Obligations...................... 65
   SECTION 9.3.10  Other Agreements........................................ 65
   SECTION 9.3.11  Business Activities..................................... 65
   SECTION 9.3.12  Capital Expenditures, etc............................... 65
   SECTION 9.3.13  Negative Pledges, Restrictive Agreements, etc........... 66
   SECTION 9.3.14  [Intentionally Omitted]................................. 66
   SECTION 9.3.15  Transactions with Affiliates............................ 66
   SECTION 9.3.16  Restrictions on Decrease in Capital Stock............... 66
   SECTION 9.3.17  [Intentionally Omitted]................................. 66
   SECTION 9.3.18  Modifications of Certain Agreements..................... 66
   SECTION 9.3.19  Receivables Financing................................... 66
   SECTION 9.4     Financial Covenants..................................... 67
   SECTION 9.4.1   EBITDA to Total Interest Expense........................ 67
   SECTION 9.4.2   Funded Debt to Capitalization........................... 67

ARTICLE X          COLLATERAL SECURITY..................................... 67
   SECTION 10.1    Pledge Agreement........................................ 67
   SECTION 10.2    Partnership/Limited Liability Company Security
                   Agreement............................................... 67
   SECTION 10.3    Guaranties.............................................. 68
   SECTION 10.4    Notes Security Agreement................................ 68
   SECTION 10.5    Guaranty of the Parent Company; etc..................... 68

ARTICLE XI         CONDITIONS TO BORROWING................................. 68
   SECTION 11.1    Conditions Precedent to Initial Borrowing............... 68
   SECTION 11.1.1  Executed Original Notes................................. 69
   SECTION 11.1.2  Certificate of Officers of the Parent Company,
                   the Borrower and Certain Subsidiaries................... 69
   SECTION 11.1.3  Consents, etc........................................... 69
   SECTION 11.1.4  Opinion of Counsel for the Borrower..................... 69
   SECTION 11.1.5  UCC Searches............................................ 69

                                       iv

   SECTION 11.1.6  The Pledge Agreements................................... 69
   SECTION 11.1.7  Certificate as to Insurance Policies.................... 69
   SECTION 11.1.8  Guaranties.............................................. 70
   SECTION 11.1.9  Certificate of Financial Condition...................... 70
   SECTION 11.1.10 Subordination Agreement................................. 70
   SECTION 11.1.11 Notes Security Agreement................................ 70
   SECTION 11.1.12 Partnership/Limited Liability Company Security
                   Agreement............................................... 70
   SECTION 11.1.13 Holding Company......................................... 70
   SECTION 11.1.14 [Intentionally omitted]................................. 70
   SECTION 11.1.15 Certificate as to Collateral............................ 70
   SECTION 11.1.16 Financial Statements.................................... 70
   SECTION 11.1.17 Other Documents......................................... 70
   SECTION 11.2    Other Conditions Precedent to Making Initial Borrowing.. 71
   SECTION 11.2.1  Fees.................................................... 71
   SECTION 11.2.2  Filing of Security Documents............................ 71
   SECTION 11.2.3  Material Adverse Change................................. 71
   SECTION 11.2.4  Equity Contribution..................................... 71
   SECTION 11.2.5  Purchase Price.......................................... 71
   SECTION 11.2.6  No Default; Warranties True and Correct................. 71
   SECTION 11.2.7  Merger.................................................. 72
   SECTION 11.2.8  Regulatory Filings...................................... 72
   SECTION 11.2.9  Merger Agreement........................................ 72
   SECTION 11.2.10 Lease................................................... 72
   SECTION 11.3    All Borrowings.......................................... 72
   SECTION 11.3.1  No Default; Warranties True and Correct................. 72
   SECTION 11.3.2  Material Adverse Change................................. 73

ARTICLE XII        EVENTS OF DEFAULT AND THEIR EFFECT...................... 73
   SECTION 12.1    Events of Default....................................... 73
   SECTION 12.1.1  Non-Payment of the Loans, Letter of Credit
                   Obligations, Fees or Other Amounts...................... 73
   SECTION 12.1.2  Non-Payment of Other Indebtedness for Borrowed Money.... 73
   SECTION 12.1.3  Lease................................................... 74
   SECTION 12.1.4  Bankruptcy, Insolvency, etc............................. 74
   SECTION 12.1.5  Non-Performance of Certain Covenants and Obligations.... 74
   SECTION 12.1.6  Non-Performance of Other Covenants and Obligations...... 74
   SECTION 12.1.7  Breach of Warranties and Misleading Statements.......... 75
   SECTION 12.1.8  Change in Ownership..................................... 75
   SECTION 12.1.9  Judgments............................................... 75

                                        v

   SECTION 12.1.10 Employee Benefit Plans.................................. 76
   SECTION 12.1.11 Lien or Guaranty Failure................................ 76
   SECTION 12.1.12 Default Under Any Security Document..................... 76
   SECTION 12.1.13 [Intentionally Omitted]................................. 76
   SECTION 12.1.14 Breach of Warranties Under Merger Agreement; Failure or
                   Breach of Indemnities; Failure to Consummate Merger..... 76
   SECTION 12.1.15 [Intentionally Omitted]................................. 77
   SECTION 12.1.16 Non-Payment of Other Indebtedness for Borrowed
                   Money by the Parent Company............................. 77
   SECTION 12.2    Effect of Event of Default.............................. 77
   SECTION 12.3    Cash Collateralization of Letters of Credit Upon
                   Event of Default........................................ 77

ARTICLE XIII       THE ADMINISTRATIVE AGENT, DOCUMENTATION
                   AGENT AND ISSUING BANK.................................. 78
   SECTION 13.1    Authorization........................................... 78
   SECTION 13.2    Power................................................... 78
   SECTION 13.3    Indemnification of the Administrative Agent,
                   the Documentation Agent or the Issuing Bank............. 78
   SECTION 13.4    Action on Instructions of the Required Lenders.......... 79
   SECTION 13.5    Exculpation............................................. 80
   SECTION 13.6    Employment of Counsel, etc.............................. 80
   SECTION 13.7    Reliance on Documents................................... 80
   SECTION 13.8    Credit Investigation.................................... 81
   SECTION 13.9    Resignation............................................. 81
   SECTION 13.10   Annual Administrative Agency Fees....................... 81
   SECTION 13.11   The Administrative Agent, Issuing Bank and
                   Documentation Agent as Lenders.......................... 82

ARTICLE XIV        MISCELLANEOUS PROVISIONS................................ 82
   SECTION 14.1    No Waiver............................................... 82
   SECTION 14.2    Amendments, Modifications, Waivers and Consents......... 82
   SECTION 14.3    Confirmations........................................... 83
   SECTION 14.4    Notices, Demands, Instructions and Other Communications. 83
   SECTION 14.5    Accounting Terms and Computations....................... 83
   SECTION 14.6    Sales and Transfers, etc., of Borrowings and Notes;
                   Participations in Borrowings and Notes.................. 84
   SECTION 14.7    Payment of Costs, Expenses and Taxes.................... 87
   SECTION 14.8    Indemnification Provisions.............................. 88
   SECTION 14.9    Subsidiary References................................... 89

                                       vi

   SECTION 14.10   Section Captions and Table of Contents.................. 89
   SECTION 14.11   Governing Law........................................... 89
   SECTION 14.12   Execution in Counterparts............................... 89
   SECTION 14.13   Successors and Assigns.................................. 90
   SECTION 14.14   Waiver of Jury Trial.................................... 90
   SECTION 14.15   Forum Selection and Consent to Jurisdiction............. 90
   SECTION 14.16   Severability............................................ 91
   SECTION 14.17   Confidentiality......................................... 91
   SECTION 14.18   Notice.................................................. 92

                                       vii

 LIST OF SCHEDULES AND EXHIBITS TO SECURED CREDIT AGREEMENT

SCHEDULE I            Address, Telex, TWX, Telephone and Telecopier Numbers
SCHEDULE II           Percentages, Original Designated Maximum Commitments, Etc.
EXHIBIT 2.3           Form of Borrowing Request
EXHIBIT 2.3.3A        Form of Issuance Request
EXHIBIT 3.1           Form of Note
EXHIBIT 8.5           Pending Litigation
EXHIBIT 8.6           Existing Liens
EXHIBIT 8.7           Existing Subsidiaries
EXHIBIT 8.16          Environmental Matters
EXHIBIT 8.17          Regulatory Compliance
EXHIBIT 9.1.3A        Form of Annual Compliance Certificate
EXHIBIT 9.1.3B        Form of Quarterly Compliance Certificate
EXHIBIT 9.3.3         Form of RSN
EXHIBIT 9.3.3(xv)     Subordination Provisions
EXHIBIT 9.3.5(xxiv)   Existing Equity Investments
EXHIBIT 9.3.9         Unconditional Purchase Obligations
EXHIBIT 10.1A         Form of Pledge Agreement from Borrower
EXHIBIT 10.1B         Form of Pledge Agreement from Subsidiary
EXHIBIT 10.2          Form of Partnership/Limited Liability Company Security
                      Agreement
EXHIBIT 10.3          Form of Guaranty
EXHIBIT 10.4A         Form of Notes Security Agreement
EXHIBIT 10.4B         Form of Intercompany Subordinated Demand Note
EXHIBIT 10.5A         Form of Parent Company Guaranty
EXHIBIT 10.5B         Form of Holding Company Guaranty
EXHIBIT 10.5C         Form of Holding Company Security Agreement
EXHIBIT 11.1.4        Form of Opinion of Counsel for the Borrower
EXHIBIT 11.1.5        States for Uniform Commercial Code Searches
EXHIBIT 11.1.7        Form of Insurance Certificate
EXHIBIT 11.1.8        Guarantors
EXHIBIT 11.1.9        Form of Certificate of Financial Condition
EXHIBIT 11.1.10       Form of Subordination Agreement
EXHIBIT 11.1.15       Form of Certificate as to Collateral
EXHIBIT 14.6          Form of Assignment and Acceptance Agreement

                           SECURED CREDIT AGREEMENT

      THIS SECURED CREDIT AGREEMENT, dated as of June 6, 1996 (as may be amended, modified, supplemented, renewed, extended or restated from time to time, this "AGREEMENT"), among TRANSOK ACQUISITION COMPANY, a Delaware corporation (herein together with any permitted successors or assigns, the "BORROWER"), the various financial institutions as are or may become parties hereto (collectively the "LENDERS"), BANK OF MONTREAL, acting through certain of its U.S. branches or agencies ("BMO"), as administrative agent (in such capacity, together with any successor(s) thereto in such capacity, the "ADMINISTRATIVE AGENT"), and CANADIAN IMPERIAL BANK OF COMMERCE, a Delaware corporation ("CIBC"), as documentation agent (in such capacity, together with any successor(s) thereto in such capacity, the "Documentation Agent").

                             W I T N E S S E T H:

      WHEREAS, the Borrower intends to obtain Commitments (as hereinafter defined) from each of the Lenders to make loans to the Borrower and to participate in letters of credit issued by the Issuing Bank (as hereinafter defined) for the account of the Borrower; and

      WHEREAS, the Lenders are willing to extend such Commitments to the Borrower on the terms and subject to the conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

      SECTION 1.1 CERTAIN DEFINED TERMS. Unless otherwise defined herein or in such other agreements, as used in this Agreement, the Notes (as hereinafter defined), or any other agreement, document, statement, instrument or transaction contemplated thereby or relating thereto, and all amendments, extensions, modifications, renewals, supplements or waivers thereof or thereto, the following terms shall have the following meanings, which meanings shall be equally applicable to both the singular and plural form of such terms:

      A-NOTES - shall mean all of the Series A Notes issued and, unless otherwise specified or the context otherwise requires, outstanding under the Loan Agreement (as defined in the Participation Agreement).

      ACADIAN - shall mean Acadian Gas Corporation, a Nevada corporation.

      ACTIVATION - shall mean, with respect to any Subsidiary of the Borrower, the transformation of such entity from a passive legal entity existing for a purpose such as holding a royalty or similar interest and receiving payments thereunder to an entity engaged in business or commercial activities of any type or otherwise engaged in activities other than the holding of such interest and the receipt of payments thereunder.

      ADDITIONAL RENT - shall have the meaning set forth in the Lease.

      ADMINISTRATIVE AGENT - is defined in the PREAMBLE.

      AFFILIATE - of any Person shall mean any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any committee with responsibility for administering, any employee benefit plan). A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      AGENT - shall mean either the Administrative Agent, the Collateral Agent or the Documentation Agent, or any combination of the foregoing, as the case may be.

      AGGREGATE DISTRIBUTIONS AND INVESTMENTS - shall mean at the time any determination thereof is to be made, the sum of (i) all Distributions made in accordance with SECTION 9.3.1(I), (ii) the aggregate amount of all Equity Investments made in accordance with SECTION 9.3.5(XIX), and (iii) loans made and not repaid pursuant to SECTION 9.3.5(XVIII) to the Parent Company, made on or after December 31, 1995 and to and including the date of such determination.

      AGGREGATE REVOLVING OUTSTANDINGS - shall mean, at any time, the sum of (i) the aggregate principal amount of all Loans outstanding at such time PLUS (ii) the aggregate amount of all Letter of Credit Liabilities outstanding at such time.

      AGREEMENT - is defined in the PREAMBLE.

      ALTERNATE BASE RATE - shall mean:

            (a) on any date and with respect to all Domestic Loans other than those dates and Loans described in CLAUSE (B) of this definition, a fluctuating rate of interest per annum equal to the higher of:

                  (i)  the Base Rate, and

                  (ii) the Federal Funds Rate most recently determined by the
                       Administrative Agent PLUS 1% per annum; or

                                      2

            (b) on any date occurring during any Overnight Funds Period, but with respect only to Domestic Loans made or Eurodollar Loans converted into Domestic Loans during such Overnight Funds Period, the Overnight Funds Rate.

The Alternate Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit. Changes in the rate of interest on that portion of any Loans maintained as Domestic Loans shall take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent shall give notice promptly to the Borrower and the Lenders of changes in the Alternate Base Rate.

      APPLICABLE DEFAULT MARGIN - shall mean two percent (2%) per annum.

      APPLICABLE MARGIN - shall mean either the Applicable Margin Loans or the Applicable Margin Letters of Credit, as the case may be.

      APPLICABLE MARGIN FOR LETTERS OF CREDIT - shall mean with respect to the letter of credit fee described in SECTION 4.5(A), at such times and from time to time as set forth below, the percentage per annum set forth opposite such time:

PERIOD OF TIME                                     PERCENTAGE

Closing Date through 12/31/96                          1.1875%
1/1/97 through 6/30/97                                 1.4375%
7/1/97 and thereafter                                  2.0000%

      APPLICABLE MARGIN FOR LOANS - shall mean with respect to Loans, at such times and from time to time as set forth below, the percentages per annum set forth opposite such time under the heading for the relevant type of Loan:

                                                     PERCENTAGE

PERIOD OF TIME                            DOMESTIC LOAN EURODOLLAR LOAN

Closing Date through 12/31/96                   0%                  1.1875%
1/1/97 through 6/30/97                          0%                  1.4375%
7/1/97 and thereafter                           0%                  2.0000%

      ASSET - shall mean, as to the Borrower and its Subsidiaries, all property of any kind, name or nature, real or personal, tangible or intangible, legal or equitable, whether now owned or hereafter acquired, including, without limitation, money, stock, contract rights, franchises, value as a going concern, causes of action, undivided fractional ownership interests, and anything of any value which can be made available for, or may be appropriated to, the payment of debts.

                                      2

      ASSIGNMENT AND ACCEPTANCE - shall mean an Assignment and Acceptance Agreement substantially in the form of EXHIBIT 14.6.

      B-NOTES - shall mean the Series B Notes issued and, unless specified or the context otherwise requires, outstanding under the Loan Agreement (as defined in the Participation Agreement).

      BASE RATE - shall mean, at any time, the rate per annum then most recently announced by the Administrative Agent at Chicago, Illinois, as its base rate for Dollar loans in the United States, which base rate may not be the lowest rate charged by the Administrative Agent on loans to any of its customers.

      BMO - is defined in the PREAMBLE.

      BORROWER - is defined in the PREAMBLE.

      BORROWING - shall mean any extension of credit (as opposed to any continuation or conversion thereof) made by the Lenders by way of Letters of Credit or Loans.

      BORROWING REQUEST - shall mean a request for a Borrowing and certificate duly executed by the Borrower substantially in the form of EXHIBIT 2.3.

      BUSINESS DAY - shall mean a day which is both a Domestic Business Day and a Eurodollar Business Day.

      CAPITAL EXPENDITURES - shall mean, for any period, the sum, without duplication, of (i) all expenditures of the Borrower and its Subsidiaries (including all expenditures incurred by the Lessee pursuant to the Lease) for fixed or capital assets (except for purchases of natural gas classified as property, plant and equipment) made during such period which, in accordance with GAAP, would be classified as capital expenditures, and (ii) all Capitalized Lease Obligations incurred during such period.

      CAPITALIZATION - shall mean the sum, at the time outstanding and without duplication, of (i) Funded Debt plus (ii) Stockholders' Equity plus (iii) all Indebtedness of the Borrower outstanding under the RSNs.

      CAPITALIZED LEASE OBLIGATIONS - shall mean all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases, and, for purposes of this Agreement and each other Loan Document, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

      CERCLA - shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

      CERCLIS - shall mean the Comprehensive Environmental Response Compensation Liability Information System List.

      CIBC - is defined in the PREAMBLE.

      CODE - shall mean the Internal Revenue Code of 1986, as amended, and the laws promulgated or issued from time to time thereunder.

      CLOSING DATE - shall mean the date of this Agreement.

      COLLATERAL AGENT - shall mean BMO, in its capacity as collateral agent under the Security Documents, together with its successors in such capacity.

      COMMITMENT - shall mean, as the context may require, a Letter of Credit Commitment, Loan Commitment or Revolving Commitment.

      COMMITMENT AMOUNT - shall mean, on any date, the Total Committed Amount as such amount may be reduced from time to time pursuant to SECTIONS 5.1, 5.4 or 5.5.

      COMMITMENT FEE RATE - shall mean 0.25% per annum.

      COMMITMENT TERMINATION DATE - shall mean the earliest of:

            (a)   the Scheduled Commitment Termination Date;

            (b) the date on which all of the Commitments are terminated in full or the Commitment Amount is reduced to zero pursuant to SECTIONS 5.1, 5.4 or 5.5 and

            (c)   the earlier of the date of either

                  (i)   the occurrence of any Event of Default described in
                        SECTION 12.1.4; or

                  (ii) the occurrence and continuance of any other Event of Default and either (1) the declaration of the Loans to be due and payable pursuant to SECTION 12.2, or (2) in the absence of such declaration, the giving of notice by the Administrative Agent to the Borrower that the Commitments have been terminated pursuant to SECTION 12.2.

      CONSOLIDATED NET INCOME - shall mean, for any period, the consolidated net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; PROVIDED that there shall be excluded therefrom all non-cash gains and losses which would be classified as extraordinary under GAAP.

      CONSOLIDATED STOCKHOLDERS' EQUITY - shall mean, with respect to any Person as of the time any determination thereof is to be made, (a) with respect to any Person that is a corporation, the sum of such Person's capital stock (which shall exclude, except in the case of the Parent Company, treasury stock and any capital stock subject to mandatory redemption by the issuer at the option of the holder thereof) and additional paid-in capital, PLUS retained earnings (MINUS accumulated deficit), (b) with respect to any Person that is a partnership, the aggregate of the capital accounts of all partners of such partnership, and (c) with respect to any Person that is a limited liability company, the aggregate of all membership interests of all members of such limited liability company.

      CONTINGENT LIABILITY - shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of or interests in any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness, obligation or other liability guaranteed thereby or, if applicable, such lesser principal amount as is expressly stated to be the maximum principal amount of such Person's obligation thereunder.

      COURT - shall mean any court, federal, state or local, or arbitration tribunal.

      DESIGNATED MAXIMUM COMMITMENT - shall mean, as to each Lender, the amount set forth opposite its name on SCHEDULE II or as set forth in the Assignment and Acceptance Agreement executed by such Lender and its Purchasing Lender and delivered pursuant to SECTION 14.6.

      DISTRIBUTION - shall have the meaning assigned to such term in SECTION 9.3.1.

      DOLLARS (and the symbol "$") - shall mean lawful money of the United
States.

      DOMESTIC BUSINESS DAY - shall mean a day on which banks are open for business in Houston, Texas, New York City, New York and Chicago, Illinois.

      DOMESTIC LOAN - shall mean a Loan bearing an interest rate determined with reference to the Alternate Base Rate.

      EBITDA - shall mean, with respect to any period for which a determination thereof is to be made, the sum of (i) gross profit (revenues less cost of sales), MINUS (ii) operating expenses (excluding any Fixed Rent or amortization of deferred costs associated with such Fixed Rent),

MINUS (iii) general and administrative expenses, PLUS (iv) cash equity earnings of any unconsolidated Subsidiary of the Borrower or any partnership or joint venture in which the Borrower or any of its Subsidiaries has an equity interest and actually paid to the Borrower and its Subsidiaries, all as determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP.

      EFFECTIVE DATE - shall mean the first Business Day to occur on which all conditions to the effectiveness of this Agreement set forth in ARTICLE XI have been satisfied or waived by all Lenders, which will be in no event later than June 30, 1996.

      ENVIRONMENTAL LAWS - shall mean all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to public health and safety and protection of the environment.

      EQUITY INVESTMENT - shall mean, relative to any Person, any ownership or similar interest held by such Person in any other Person. The amount of any Equity Investment shall be the original capital amount thereof less all returns of equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original capital amount equal to the Fair Market Value of such property.

      ERISA - shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

      EUROCURRENCY RESERVE PERCENTAGE - shall mean, with respect to each Eurodollar Interest Period, a percentage (expressed as a decimal) equal to the daily average during such Eurodollar Interest Period of the percentages in effect on each day of such Eurodollar Interest Period, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor thereto), for determining the maximum reserve requirements applicable to "Eurocurrency Liabilities" pursuant to Regulation D of the Board of Governors of the Federal Reserve System or any other then applicable regulation of the Board of Governors which prescribes reserve requirements applicable to "Eurocurrency Liabilities" as presently defined in Regulation D.

      EURODOLLAR BUSINESS DAY - shall mean a day on which dealings are carried on in the interbank Eurodollar market and on which banks are open for business in Houston, Texas, New York City, New York and Chicago, Illinois.

      EURODOLLAR INTEREST PAYMENT DATE - shall have the meaning assigned to such term in SECTION 4.6.

      EURODOLLAR INTEREST PERIOD - shall mean, as to each Eurodollar Loan, the period commencing on (and including) the latest Eurodollar Period Commencement Date with respect to such Eurodollar Loan and ending on (but excluding) the day numerically corresponding to such date one (1) month, two (2), three (3), or six (6) months, thereafter, as selected by the Borrower in the relevant notice pursuant to SECTION 2.3; PROVIDED, HOWEVER, that:

            (a) absent such selection, the Borrower shall be deemed to have selected a Eurodollar Interest Period of one month or such other duration as shall be required in order to comply with the provisions of this definition;

            (b) there shall not be more than seven (7) Eurodollar Interest Payment Dates in effect at any one time for all Loans;

            (c) any Eurodollar Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall continue to and end on the next succeeding Eurodollar Business Day, unless the result would be that such Eurodollar Interest Period would be extended to the next succeeding calendar month in which case such Eurodollar Interest Period shall end on the next preceding Eurodollar Business Day;

            (d) if there exists no numerically corresponding day in such month, such Eurodollar Interest Period shall end on the last Eurodollar Business Day of such month; and

            (e) no Eurodollar Interest Period shall end later than the Scheduled Commitment Termination Date.

      EURODOLLAR INTEREST RATE - shall mean, with respect to each Eurodollar Loan for any Eurodollar Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest integral multiple of one one-hundredth of one percent (1/100%)) equal to (i) the average of the offered quotations appearing on Telerate Page 3750 (or if such Telerate Page shall not be available, any successor or similar service as may be selected by the Agents and the Borrower) as of 11:00 a.m., London time (or as soon thereafter as practicable), two (2) Eurodollar Business Days prior to the beginning of such Eurodollar Interest Period, and (ii) if none of such Telerate Page 3750 nor any successor or similar service is available, then the quotient of (x) the arithmetic average of the quotation by each Reference Lender (notified to the Administrative Agent by such Reference Lender) of the rate of interest per annum at which deposits in Dollars in immediately available funds are offered to such Reference Lender two (2) Eurodollar Business Days prior to the beginning of such Eurodollar Interest Period by prime banks in the interbank Eurodollar market as at or about 9:00 a.m., Chicago time, for delivery on the first day of such Eurodollar Interest Period, in each case for a period equal to such Eurodollar Interest Period and in an amount equal to the proposed Eurodollar Loan of such Reference Lender to which such Eurodollar Interest Period relates, divided by (y) the remainder of one (1) minus the decimal equivalent of the applicable Eurocurrency Reserve Percentage. If on any occasion any Reference Lender is unable, or for any reason fails, so to notify the Administrative Agent by 10:00 a.m., Chicago time, two
(2) Eurodollar Business Days before the first day of such Eurodollar Interest Period, the applicable Eurodollar Interest Rate shall be determined on the basis of each quotation furnished by those of the Reference Lenders which so notify the Administrative Agent at or prior to said 10:00 a.m.

      EURODOLLAR LOAN - shall mean a Loan bearing an interest rate determined with reference to the Eurodollar Interest Rate.

      EURODOLLAR OFFICE - shall have the meaning set forth in SECTION 4.12.

      EURODOLLAR PERIOD COMMENCEMENT DATE - shall mean, with respect to each Eurodollar Loan, the date on which such Eurodollar Loan is made or the date on which such Eurodollar Loan is converted from a Domestic Loan to a Eurodollar Loan pursuant to the provisions of ARTICLE VI, and thereafter each date on which such Eurodollar Loan is continued as a Eurodollar Loan pursuant to the provisions of SECTION 4.3.

      EVENT OF DEFAULT - shall mean any event described in SECTION 12.1.

      FAIR MARKET VALUE - shall mean (i) with respect to any Asset (other than cash) the price at which a willing buyer would buy and a willing seller would sell, such Asset in an arms' length transaction, and (ii) with respect to cash, the amount of such cash.

      FEDERAL FUNDS RATE - shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to:

            (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Domestic Business Day, for the next preceding Domestic Business Day) by the Federal Reserve Bank of New York; or

            (b) if such rate is not so published for any day which is a Domestic Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from two Federal funds brokers of recognized standing selected by it.

      FIXED RENT - shall have the meaning provided in the Lease.

      FUNDED DEBT - shall mean on a consolidated basis for the Borrower and its Subsidiaries at any time a determination thereof is to be made, the sum without duplication of: (a) indebtedness for borrowed money, all obligations evidenced by bonds, debentures, notes or other similar instruments, and purchase money obligations which in accordance with GAAP would be shown on the consolidated balance sheet of the Borrower as a liability, (b) all obligations evidenced by the Medium Term Notes, (c) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, issued for the account of the Borrower or any of its

Subsidiaries, and (d) all obligations of such Person as lessee under leases which have been, in accordance with GAAP, recorded as Capitalized Lease Obligations.

      GAAP - shall have the meaning assigned to such term in SECTION 14.5.

      GUARANTOR - shall mean each Subsidiary of the Borrower listed as a Material Subsidiary in EXHIBIT 8.7 or a Guarantor in EXHIBIT 11.1.8, and any other Subsidiary of the Borrower that may from time to time execute and deliver a Guaranty and become a Guarantor pursuant to SECTION 9.2.7.

      GUARANTY - shall have the meaning set forth in SECTION 10.3.

      HAZARDOUS MATERIAL - shall mean

            (a)   any "hazardous substance", as defined by CERCLA;

            (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended;

            (c)   any petroleum product, crude oil or any fraction thereof; or

            (d) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other Environmental Law.

      HEDGING OBLIGATIONS - shall mean, with respect to any Person, (a) all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates, and (b) all liabilities of such Person under commodity hedge, commodity swap, exchange, forward, future, collar or cap agreements, fixed price agreements and all other agreements or arrangements designed to protect such Person against fluctuations in commodity prices.

      HEREIN, HEREOF, HERETO, HEREUNDER and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular section, paragraph or provision of this Agreement or such other Loan Document.

      HIGHEST LAWFUL RATE - shall have the meaning assigned to such term in
SECTION 4.16.

      HOLDING COMPANY GUARANTY - shall have the meaning assigned to such term in
SECTION 10.5.

      HOLDING COMPANY SECURITY AGREEMENT - shall have the meaning assigned to such term in SECTION 10.5.

      HYDROCARBONS - shall mean collectively, natural gas, oil, condensate and other liquid and gaseous hydrocarbons, including natural gas or liquid products extracted from gas.

      INCREMENTAL EARNINGS - shall mean at the time any determination thereof is to be made, the amount, if positive, equal to the sum of (i) 50% of Consolidated Net Income of the Borrower and its Subsidiaries for each quarter ending on or prior to the date of such determination (as shown on the financial statements delivered under SECTION 9.1.2 or, with respect to the last fiscal quarter of any fiscal year, as shown on the financial statements delivered under SECTION 9.1.1) in which such Consolidated Net Income is positive AND (ii) 100% of Consolidated Net Income of the Borrower and its Subsidiaries for each quarter ending on or prior to the date of such determination (as shown on the financial statements delivered under SECTION 9.1.2 or, with respect to the last fiscal quarter of any fiscal year, as shown on the financial statements delivered under SECTION 9.1.1) in which such Consolidated Net Income is negative, for each quarter beginning with the fiscal quarter commencing June 30, 1996 through the date of such determination and, if negative, zero.

      INCREMENTAL LOSSES - shall mean at the time any determination thereof is to be made, the amount, if negative, equal to the sum of (i) 50% of Consolidated Net Income of the Borrower and its Subsidiaries for each quarter ending on or prior to the date of such determination (as shown on the financial statements delivered under SECTION 9.1.2 or, with respect to the last fiscal quarter of any fiscal year, as shown on the financial statements delivered under SECTION 9.1.1) in which such Consolidated Net Income is positive AND (ii) 100% of Consolidated Net Income of the Borrower and its Subsidiaries for each quarter ending on or prior to the date of such determination (as shown on the financial statements delivered under SECTION 9.1.2 or, with respect to the last fiscal quarter of any fiscal year, as shown on the financial statements delivered under SECTION 9.1.1) in which such Consolidated Net Income is negative, for each quarter beginning with the fiscal quarter commencing June 30, 1996 through the date of such determination and, if positive, zero.

      INDEBTEDNESS - of any Person shall mean, without duplication:

            (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (but excluding sight drafts that evidence trade account payables arising in the ordinary course of business);

            (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

            (c) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as Capitalized Lease Obligations;

            (d) all obligations of such Person as lessee of any real or personal property (or any interest therein) which have not been or should not be, in accordance with GAAP, recorded as Capitalized Lease Obligations;

            (e) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

            (f)   net liabilities of such Person under all Hedging Obligations;

            (g) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services (but excluding trade accounts payable arising in the ordinary course of business), and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; and

            (h) all Contingent Liabilities of such Person in respect of any Indebtedness of any other Person.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer.

      INDEMNIFIED PARTIES - shall have the meaning assigned to such term in
SECTION 14.8.

      INITIAL BORROWING DATE - shall mean the date on which the initial Loans are made or the initial Letters of Credit are issued.

      INTERCOMPANY SUBORDINATED DEMAND NOTES - shall have the meaning assigned to such term in SECTION 10.4.

      INTERESTS - shall have the meaning assigned to such term in SECTION
14.6(F).

      ISSUANCE REQUEST - shall mean a request for issuance of a Letter of Credit and a certificate duly executed by the Borrower substantially in the form of
EXHIBIT 2.3.3A.

      ISSUING BANK - shall mean BMO, in its capacity as Letter of Credit issuing bank, together with its successors and assigns in such capacity.

      LAW - shall mean any law (including, without limitation, any zoning law or ordinance or any Environmental Law), statute, rule, regulation, ordinance, order, directive, code, interpretation, judgment, decree, injunction, writ, determination, award, permit, license, authorization, direction, requirement or decision of and agreement with or by any government or governmental department, commission, board, court, authority, agency, official or officer, domestic or foreign.

      LEASE - shall mean the Lease, dated on or about the Initial Borrowing Date between CIBC Inc., as Lessor and Transok Acquisition Corporation III, as Lessee, as the same may be amended, extended, renewed, supplemented, restated or otherwise modified from time to time.

      LENDERS - is defined in the PREAMBLE.

      LENDING INSTALLATION - shall mean a foreign branch, foreign subsidiary or foreign affiliate of a Lender designated by such Lender pursuant to the provisions of SECTION 2.2 to make any Eurodollar Loan.

      LESSEE - shall mean Transok Acquisition Corporation III, a Delaware corporation.

      LESSOR'S A-INVESTED AMOUNT - is defined in the Participation Agreement.

      LESSOR'S B-INVESTED AMOUNT - is defined in the Participation Agreement.

      LETTER OF CREDIT - shall have the meaning assigned to such term in SECTION 2.1.2.

      LETTER OF CREDIT COMMITMENT - shall mean, relative to the Issuing Bank its obligation to issue, and relative to any Lender, its obligation to participate in, Letters of Credit hereunder pursuant to SECTION 2.1.2 and SECTION 2.3.3.

      LETTER OF CREDIT COMMITMENT AMOUNT - shall mean, at any time, the lesser of (i) $50,000,000, as such amount may be reduced pursuant to SECTION 5.1, 5.4 or 5.5, (ii) an amount equal to the positive difference, if any, between the Commitment Amount MINUS the aggregate principal amount of all Loans outstanding at such time and (iii) the Commitment Amount.

      LETTER OF CREDIT LIABILITIES - shall mean, at any time, with respect to any Letter of Credit then in effect, the sum of (i) the undrawn face amount of such Letter of Credit PLUS (ii) the aggregate unpaid amount, if any, of all Obligations of the Borrower then due and payable to reimburse the Issuing Bank and the Lenders in respect of drawings under such Letter of Credit.

      LETTER TO COUNSEL - shall mean that certain letter dated June 5, 1996, to David I. Bloom of Mayer, Brown & Platt, from Transok Acquisition Company.

      LIEN - shall mean any interest in any asset or property securing an obligation owed to, or a claim by, a Person other than the owner of the asset or property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including, without limitation, any security interest, mortgage, pledge, lien, claim, charge, encumbrance, hypothecation, assignment, deposit arrangement, or interest in property to secure payment of a debt or performance of an obligation; provided that a negative pledge arrangement or a restriction on alienation is not a Lien for purposes of this Agreement or any other Loan Document.

      LOAN - shall have the meaning assigned to such term in SECTION 2.1.1 and shall include Loans deemed made or continued pursuant to SECTION 14.6(F).

      LOAN COMMITMENT - shall mean, relative to any Lender, such Lender's obligations to make Loans pursuant to SECTION 2.1.1.

      LOAN COMMITMENT AMOUNT - shall mean, at any time, an amount equal to the positive difference, if any, between (a) the Commitment Amount then in effect MINUS (b) the aggregate of all Letter of Credit Liabilities.

      LOAN DOCUMENTS - shall mean, collectively, this Agreement, the Notes, the Security Documents, the Guaranties, and any other document, instrument or certificate executed pursuant hereto or thereto as such may be amended, modified, supplemented, renewed, extended, or restated from time to time.

      MAJORITY LENDERS - shall mean, at any time, Lenders holding more than 66 2/3% of the then aggregate outstanding principal or face amount of the Borrowings, or, if no such principal or face amount is then outstanding, Lenders having more than 66 2/3% of the total Commitments.

      MARGIN STOCK - shall mean "margin stock" as such term is defined in Regulation U.

      MATERIAL SUBSIDIARY - shall mean (i) as of the date hereof the entities identified as such on Exhibit 8.7 and (ii) any Subsidiary of the Borrower with an aggregate of Consolidated Stockholders' Equity plus liabilities in respect of Intercompany Subordinated Demand Notes plus liabilities in respect of Subordinated Term Notes in excess of $15,000,000; provided, that any Subsidiary which becomes a Material Subsidiary of the type described in the foregoing clause shall remain a Material Subsidiary for purposes of this Agreement even if it shall cease to have an aggregate of Consolidated Stockholders' Equity plus liabilities in respect of Intercompany Subordinated Demand Notes plus liabilities in respect of Subordinated Term Notes in excess of $15,000,000 and
(iii) any Subsidiary of the Borrower that is designated by the Borrower in writing to the Administrative Agent as a Material Subsidiary.

      MATERIAL TEJAS SUBSIDIARIES - shall mean Acadian, TGC, TNGC, TAHC and any Subsidiary of the Parent Company having Consolidated Stockholders' Equity in excess of $75,000,000.

      MEDIUM TERM NOTES - shall mean the $200,000,000 Medium Term Notes of Transok issued under the Private Placement Memorandum dated March 30, 1992, and the Amended Private Placement Memorandum dated August 17, 1992.

      MERGER - means the merger of the Borrower and Transok, with Transok being the surviving Person as provided in the Merger Agreement.

      MERGER AGREEMENT - shall mean the Agreement of Merger dated May 9, 1996 between Central and South West Corporation and Tejas Gas Corporation relating to Transok, Inc., as amended, extended, modified or supplemented from time to time.

      NET PROCEEDS - shall mean, with respect to any Transfer of any Asset, an amount equal to the proceeds received by the transferor of such Asset net of reasonable brokerage and reasonable legal and other closing costs, commissions and any transfer or similar tax.

      NOTE - shall mean a promissory note issued by the Borrower to a Lender pursuant to the provisions of SECTION 3.1, as amended, extended, modified, rearranged and/or supplemented from time to time, together with any promissory note given in extension, renewal, replacement, rearrangement, modification and/or substitution thereof or therefor.

      NOTES SECURITY AGREEMENT - shall have the meaning assigned to such term in
SECTION 10.4.

      OBLIGATIONS - shall mean all obligations (monetary or otherwise) of the Borrower and each other Obligor arising under or in connection with this Agreement, the Notes, the Letters of Credit and each other Loan Document.

      OBLIGOR - shall mean the Borrower, any Guarantor, Tejas Transok Holding Company and the Parent Company.

      OPERATING LESSOR'S DEBT - shall mean Indebtedness in respect of the A-Notes, the Lessor's A-Invested Amount, the B-Notes and the Lessor's B-Invested Amount at all times when the Lease is not a Capitalized Lease Obligation.

      OPERATIVE DOCUMENTS - shall have the meaning provided in the Participation Agreement.

      OPTION TO PURCHASE - shall mean any option to purchase all or a portion of any pipeline, gas plant, gas gathering system or other related assets of a type customarily entered into by parties engaged in the gas processing, transporting and gathering business.

      ORIGINAL TOTAL COMMITTED AMOUNT - shall mean $425,000,000.

      OVERNIGHT FUNDS PERIOD - shall mean a period of one or more consecutive days during which the Overnight Funds Rate exceeds the rates described in CLAUSES (A)(I) and (A)(II) of the definition "ALTERNATE BASE RATE". Upon the making, continuing, or converting of any applicable Loan during any such period, the Administrative Agent shall give prompt notice to the Borrower and the Lenders of the commencement and termination of such Overnight Funds Period and the Overnight Funds Rate for such period.

      OVERNIGHT FUNDS RATE - shall mean, for any Overnight Funds Period, a fluctuating interest rate per annum equal for each day during such period to the rate of interest offered in the interbank market to the Administrative Agent as the overnight Federal Funds Rate as at or about 10:00 a.m., New York City time on such day (or if such day is not a Domestic Business Day, for the next preceding Domestic Business Day) plus 1% per annum.

      PARENT COMPANY - shall mean Tejas Gas Corporation, a Delaware corporation.

      PARENT COMPANY GUARANTY - shall have the meaning assigned to such term in
SECTION 10.5.

      PARTICIPANT - shall have the meaning assigned to such term in SECTION
14.6.

      PARTICIPATION AGREEMENT - shall mean the Participation Agreement dated on or about the Initial Borrowing Date, among the Lessee, the Lessor, the Transok Guarantor, the Administrative Agent, the Documentation Agent and the Lenders party thereto, as amended, modified, supplemented or restated from time to time.

      PARTNERSHIP/LIMITED LIABILITY COMPANY SECURITY AGREEMENTS - shall have the meaning assigned to such term in SECTION 10.2.

      PAYEE - shall have the meaning assigned to such term in SECTION 9.3.3(XV).

      PAYMENT OFFICE - shall mean the office of Harris Trust and Savings Bank located at 115 South LaSalle Street, Chicago, Illinois 60603, or such other office or branch of a financial institution located in Chicago, Illinois or New York City, New York as the Administrative Agent may from time to time designate by notice to the Borrower and the Lenders.

      PAYOR - shall have the meaning assigned to such term in SECTION 9.3.3(XV).

      PBGC - shall have the meaning assigned to such term in SECTION 8.8.

      PERCENTAGE - shall mean, relative to any Lender, the percentage set forth opposite its name on SCHEDULE II or as set forth in an Assignment and Acceptance executed by such Lender and its Purchasing Lender and delivered pursuant to
SECTION 14.6.

      PERMITTED CASH COLLATERAL INVESTMENTS - shall mean marketable obligations, maturing within one (1) year after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America, and money market and mutual funds that invest solely in such obligations.

      PERMITTED INVESTMENT - shall mean the following at any time:

            (a) any evidence of Indebtedness, maturing not more than one year after such time, issued by or guaranteed by the full faith and credit of the United States of America; or

            (b) commercial paper, maturing not more than nine months from the date of issue, which is issued by, or notes or bonds maturing not more than one year after such time which is issued by a corporation (other than an Affiliate of a Borrower) organized under the laws of any state of the United States or of the District of Columbia with a senior unsecured debt rating of AA- or higher by Standard & Poors Ratings Group or the equivalent by Moody's Investor Service, Inc. and which commercial paper is rated A-1 by Standard & Poors Ratings Group or P-1 by Moody's Investors Service, Inc.; or

            (c) any certificate of deposit or bankers acceptance, or time deposits including Eurodollar time deposits, in each case, maturing not more than one year after such time, which is issued by either

                  (i) a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than U.S.$400,000,000 and with a senior unsecured debt rating of AA- or higher by Standard & Poors Ratings Group or the equivalent by Moody's Investor Service, Inc.; or

                  (ii) a commercial banking institution not organized under the laws of the United States or any State thereof, that has a combined capital and surplus and undivided profits of not less than $500,000,000 and with senior unsecured debt rating of AA- by Standard & Poors Ratings Group or the equivalent by Moody's Investor Service, Inc.; or

            (d) any repurchase agreement entered into with any Lender (or other Person) having a senior unsecured debt rating of AA- or higher by Standard & Poors Ratings Group or the equivalent by Moody's Investor Service, Inc. which

                  (i) is secured by a fully perfected security interest in any obligation of the type described in CLAUSE (A); and

                  (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender (or other Person) thereunder;

            (e) any investment permitted by the investment policy of United States Trust Company of New York as in effect from time to time; or

            (f) any certificate of deposit or bankers acceptance or time deposits including Eurodollar time deposits, in each case maturing not more than one year after such time, issued by one or more local Oklahoma banks; provided, however, that the aggregate at any time of all such investments permitted by this clause (f) shall not exceed at any time outstanding $10,000,000 in the aggregate.

      PERSON - shall mean any corporation, limited liability company, trust, partnership, joint venture, association, joint stock association or other unincorporated entity or any government or governmental agency, body or instrumentality; or a natural person.

      PLEDGE AGREEMENT - shall have the meaning assigned to such term in SECTION 10.1.

      PRO FORMA BALANCE SHEET - shall have the meaning assigned to such term in
SECTION 8.4(B).

      PURCHASING LENDER - shall have the meaning assigned to such term in
SECTION 14.6.

      RECEIVABLES - shall mean trade receivables of the Borrower or any of its Subsidiaries arising in the ordinary course of business and (i) all of the interest of the Borrower or such Subsidiary in the goods or services the sale or rendering of which gave rise to such receivables after the passage of title thereto to any obligor, (ii) all security interests, mortgages, pledges, hypothecations, assignments, deposit arrangements, encumbrances, liens or charges and property subject thereto from time to time purporting to secure payment of such receivables and (iii) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such receivables.

      RECEIVABLES FINANCING - shall mean the Transfer by the Borrower or any Subsidiary of the Borrower of Receivables or of an undivided ownership interest in a Receivables pool purporting to be a sale (and considered a sale under GAAP) that (i) does not provide, directly or indirectly, for recourse against the seller of such Receivables (or against the Borrower or any Subsidiary of the Borrower) by way of guaranty or any other support arrangement for the collectibility of such Receivables (based on financial conditions or circumstances of the obligor thereunder) other than such limited recourse as is related to historical bad debt loss experience or (ii) does not satisfy the requirements of the foregoing clause (i).

      REFERENCE LENDERS - shall mean BMO and Canadian Imperial Bank of Commerce.

      REGULATION G - shall mean Regulation G of the Board of Governors of the Federal Reserve System, from time to time in effect, and all official rulings and interpretations thereunder or thereof.

      REGULATION T - shall mean Regulation T of the Board of Governors of the Federal Reserve System, from time to time in effect, and all official rulings and interpretations thereunder or thereof.

      REGULATION U - shall mean Regulation U of the Board of Governors of the Federal Reserve System, as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

      REGULATION X - shall mean Regulation X of the Board of Governors of the Federal Reserve System, as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

      REGULATORY CHANGE - shall mean, relative to any Lender, any change occurring after the date hereof in any (or the adoption after the date hereof of any new):

            (a) United States Federal or state law or foreign law applicable to such Lender; or

            (b) regulation, interpretation, directive, or request (whether or not having the force of law) applicable to such Lender of any court or governmental authority charged with the interpretation or administration of any law referred to in CLAUSE (A) or of any fiscal, monetary, or other authority having jurisdiction over such Lender.

      REIMBURSEMENT OBLIGATION - shall have the meaning assigned to such term in
SECTION 2.4.2.

      RELEASE - shall mean a "release", as such term is defined in CERCLA.

      REQUIRED LENDERS - shall mean, at any time, Lenders holding at least 51% of the then aggregate outstanding principal or face amount of the Borrowings, or, if no such principal or face amount is then outstanding, Lenders having at least 51% of the total Commitments.

      RESOURCE CONSERVATION AND RECOVERY ACT - shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Section 690, ET SEQ., as in effect from time to time.

      REVOLVING COMMITMENT - shall mean, relative to any Lender, such Lender's obligation to make Loans and to participate in Letters of Credit pursuant to SECTIONS 2.1.1 and 2.1.2.

      RSN - shall mean a revolving subordinated promissory note from the Borrower payable to the Parent Company in the form of EXHIBIT 9.3.3B.

      SCHEDULED COMMITMENT TERMINATION DATE - shall mean December 31, 1997.

      SECURITY DOCUMENTS - shall mean, collectively, the Pledge Agreements, the Notes Security Agreement, the Parent Company Guaranty, the Holding Company Guaranty, the Holding Company Security Agreement, the Partnership/Limited Liability Company Security Agreements and any and all additional security documents described in SECTION 9.2.7.

      STATED MATURITY DATE - shall mean the earlier of:

      (a)   the Scheduled Commitment Termination Date; and

      (b)   either

            (i)   the occurrence of any Event of Default described in
                  SECTION 12.1.4; or

            (ii) the occurrence and continuance of any other Event of Default and the declaration of the Loans to be due and payable pursuant to SECTION 12.2.

      STOCKHOLDERS' EQUITY - shall mean, as of the time any determination thereof is to be made (i) at a time when the Borrower is a corporation, the sum of the Borrower's capital stock (which shall exclude treasury stock and any capital stock subject to mandatory redemption by the issuer at the option of the holder thereof) and additional paid-in capital, PLUS retained earnings (MINUS accumulated deficit) and (ii) at a time when the Borrower is a limited liability company, the sum of all membership interests of all members of the Borrower, all as shown on the consolidated balance sheet of the Borrower and its Subsidiaries and based on GAAP.

      SUBORDINATED DEBT - shall mean all unsecured Indebtedness of the Borrower and its Subsidiaries on a consolidated basis for borrowed money which is subordinated, upon terms satisfactory to the Lenders, in right of payment to the payment in full in cash of all Obligations, including Indebtedness evidenced by the RSNs.

      SUBORDINATED TERM NOTES - shall have the meaning assigned to such term in
SECTION 10.4.

      SUBSIDIARY - shall mean a corporation, of which any Person and its Subsidiaries own, directly or indirectly, such number of outstanding shares of capital stock as have more than fifty percent (50%) of the ordinary voting power for the election of directors; each partnership, of which any Person or any Subsidiary of any Person is a general partner; and each limited liability company, in which any Person is a member or manager and with an aggregate interest of more than fifty percent (50%).

      TAHC - shall mean Tejas-Acadian Holding Company, a Delaware corporation.

      TAXES - shall have the meaning assigned to such term in SECTION 4.10.

      TGC - shall mean Tejas Gas Corp., a Nevada corporation.

      TNGC - shall mean Tejas Natural Gas Company, a Nevada corporation.

      TOTAL COMMITTED AMOUNT - shall mean the lesser of:

      (a)   the Original Total Committed Amount; and

      (b)   the aggregate of the Designated Maximum Commitments.

      TOTAL INTEREST EXPENSE - shall mean with respect to any period for which a determination thereof is to be made, the sum, without duplication, of (i) the aggregate amount of all interest accrued, whether or not paid, on all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis, PLUS
(ii) the portion of any rental obligation allocable to interest expense in accordance with GAAP, PLUS (iii) the aggregate amount of all Fixed Rent accrued, whether or not paid.

      TRANSFER - shall mean (i) a sale, transfer, conveyance, assignment or other disposition of an Asset (or related Assets) having a Fair Market Value in excess of $100,000, or (ii) destruction as a result of a casualty of an Asset (or related Assets) having a Fair Market Value in excess of $500,000 in the aggregate for any such casualty.

      TRANSFER EFFECTIVE DATE - shall have the meaning assigned to such term in the Assignment and Acceptance.

      TRANSFEREE - shall have the meaning assigned to such term in SECTION 14.6.

      TRANSOK - means Transok, Inc., an Oklahoma corporation.

      TYPE - shall mean, relative to any Loan, the portion thereof, if any, being maintained as a Domestic Loan or a Eurodollar Loan.

      UNITED STATES or U.S. - shall mean the United States of America, its fifty States and the District of Columbia.

      UNMATURED EVENT OF DEFAULT - shall mean any event which with the passage of time or notice to the Borrower, or both, would constitute an Event of Default.

                                   ARTICLE II

                           COMMITMENTS OF THE LENDERS;
                       BORROWING PROCEDURES AND CONDITIONS

      SECTION 2.1 COMMITMENTS. Subject to the terms and conditions of this Agreement, each Lender severally and for itself alone agrees to make extensions of credit pursuant to the Commitments as described in this ARTICLE II.

      SECTION 2.1.1 LOAN COMMITMENT. From time to time on any Business Day occurring prior to the Commitment Termination Date each Lender will make loans (relative to such Lender, its "LOANS") to the Borrower equal to such Lender's Percentage of the aggregate amount of Loans requested by the Borrower to be made on such day. No Lender shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of all Loans
(i) of all Lenders would exceed the Loan Commitment Amount or (ii) of such Lender would exceed such Lender's Percentage of the Loan Commitment Amount or such Lender's Designated Maximum Commitment. On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, prepay, repay and reborrow Loans.

      SECTION 2.1.2 LETTER OF CREDIT COMMITMENT. From time to time on any Business Day occurring at least six (6) Business Days prior to the Commitment Termination Date then in effect, the Issuing Bank will issue, and each Lender will participate in, standby letters of credit (herein individually referred to as a "LETTER OF CREDIT" and collectively referred to as "LETTERS OF CREDIT") for the account of the Borrower, and in the name of the Borrower or any Subsidiary of the Borrower, in a principal amount equal to such Lender's Percentage of the face amount of all Letters of Credit requested by the Borrower to be issued on such day. Neither the Issuing Bank nor any Lender shall be permitted or required to issue or participate in any Letter of Credit if, after giving effect thereto,
(i) the aggregate of all Letter of Credit Liabilities outstanding on such date under and in connection with all Letters of Credit of all Lenders would exceed the Letter of Credit Commitment Amount or (ii) the Percentage of such Lender in all Letter of Credit Liabilities outstanding on such date would exceed such Lender's Percentage of the Letter of Credit Commitment Amount. Anything herein contained to the contrary notwithstanding, BMO's obligations and commitments to issue Letters of Credit hereunder shall cease immediately and automatically and without further action of any kind if BMO ceases to be the Administrative Agent hereunder. On the terms and subject to the conditions hereof, the Borrower may from time to time request, reimburse and request new Letters of Credit.

      SECTION 2.1.3 LENDERS NOT PERMITTED OR REQUIRED TO MAKE BORROWINGS AVAILABLE. No Lender shall be permitted or required to make any Loan or participate in (and the Issuing Bank shall have no obligation to issue) any Letter of Credit, if, after giving effect thereto and to all other Borrowings and conversions and continuations to be made on such date, (a) the Aggregate Revolving Outstandings of all Lenders would exceed the Commitment Amount or (b) the sum of the aggregate outstanding principal amount of all Loans of such Lender PLUS the aggregate of such Lender's Percentage of all Letter of Credit Liabilities would exceed the lesser of (i) such Lender's

Percentage of the Commitment Amount and (ii) such Lender's Designated Maximum Commitment.

      SECTION 2.2 DOMESTIC LOANS AND EURODOLLAR LOANS. Subject to the terms and conditions set forth in ARTICLE VI, each Loan shall be either a Eurodollar Loan or a Domestic Loan as the Borrower may request, it being understood that Loans made to the Borrower on any date may be either Eurodollar Loans or Domestic Loans or a combination thereof. As to any Eurodollar Loan, each Lender may, if it so elects, fulfill its commitment to make such Eurodollar Loan by causing a Lending Installation to make such Eurodollar Loan; PROVIDED, HOWEVER, that in such event the obligation of the Borrower to repay such Eurodollar Loan nevertheless shall be to such Lender and shall be deemed to be held by such Lender for the account of such Lending Installation.

      SECTION 2.3 BORROWING PROCEDURES. The Borrower shall give the Administrative Agent prior written or telegraphic notice (in substantially the form of EXHIBIT 2.3 hereto) of each proposed Borrowing or continuation, and as to whether such Borrowing or continuation is to be of Domestic Loans, Eurodollar Loans or Letters of Credit, as follows:

      SECTION 2.3.1 DOMESTIC LOANS. The Administrative Agent shall receive written or telegraphic notice from the Borrower on or before 11:00 a.m. Chicago time at least one (1) Domestic Business Day prior to the date requested for each proposed Borrowing of a Domestic Loan of the date of such Borrowing and amount of such Borrowing (which shall be in a minimum amount of $1,000,000 or in the unused amount of the Loan Commitment), and the Administrative Agent shall advise each Lender thereof promptly thereafter. Not later than 10:00 a.m., Chicago time, on the date specified in such notice for such Borrowing, each Lender shall provide to the Administrative Agent at the Payment Office, same day or immediately available funds covering such Lender's Percentage of the requested Domestic Loan. Upon fulfillment of the applicable conditions set forth in
ARTICLE XI with respect to such Domestic Loan, the Administrative Agent shall make available to the Borrower the proceeds of each Domestic Loan (to the extent received from the Lenders) by wire transfer of such proceeds to such account(s) as the Borrower shall have specified in the Borrowing Request.

      SECTION 2.3.2 EURODOLLAR LOANS. The Administrative Agent shall receive written or telegraphic notice from the Borrower on or before 11:00 a.m. Chicago time, at least three (3) Eurodollar Business Days prior to the date requested for each proposed Borrowing or continuation of a Eurodollar Loan having an initial one (1), two (2), three (3) or six (6) month Eurodollar Interest Period of the date of such Borrowing or continuation, as the case may be, the amount of such Borrowing or continuation, as the case may be (which shall be in a minimum amount of $5,000,000 or in the unused amount of the applicable Commitment), and the duration of the initial Eurodollar Interest Period with respect thereto, and the Administrative Agent shall advise each Lender thereof promptly thereafter. Not later than 10:00 a.m., Chicago time, on the date specified in such notice for such Borrowing, each Lender shall provide to the Administrative Agent at the Payment Office, same day or immediately available funds covering such Lender's Percentage of the requested Eurodollar Loan. Upon fulfillment of the applicable conditions set

                                       24

forth in ARTICLE XI with respect to such Eurodollar Loan, the Administrative Agent shall make available to the Borrower the proceeds of each Eurodollar Loan (to the extent received from the Lenders) by wire transfer of such proceeds to such account(s) as the Borrower shall have specified in the Borrowing Request.

      SECTION 2.3.3 LETTERS OF CREDIT. The Administrative Agent shall receive written or telegraphic notice from the Borrower on or before 11:00 a.m. Chicago time at least three (3) Domestic Business Days prior to the proposed issuance date of a Letter of Credit, and the Administrative Agent shall advise the Issuing Bank and each Lender thereof promptly thereafter. Each Borrowing Request for the issuance of a Letter of Credit shall be accompanied by an Issuance Request, substantially in the form of EXHIBIT 2.3.3A, with appropriate insertions, setting forth in detail the proposed terms of such requested Letter of Credit, including, without limitation, the proposed date of issuance, amount, beneficiary, expiry date and documents to be required upon presentation, if any (such terms regarding documents required upon presentation to be satisfactory in form and substance to the Issuing Bank). Each Letter of Credit shall have a fixed expiration date occurring not later than one (1) year after the date of issuance thereof (and in no event later than five (5) Business Days prior to the Commitment Termination Date), may by its terms be renewable for additional periods (but in no event later than five (5) Business Days prior to the Commitment Termination Date), and shall provide that demands for payment thereunder be made at least three (3) Domestic Business Days prior to the proposed date of payment; PROVIDED, HOWEVER, that for all purposes of this Agreement (other than the condition requiring delivery of a Borrowing Request and an Issuance Request and except that customary renewal fees, rather than issuance fees, of the Issuing Bank shall be payable with respect to such renewals) the renewal of a Letter of Credit shall be considered an issuance thereof and the Borrower shall be required to comply with all the provisions of this Agreement with respect to any such renewal to the same extent as if a new Letter of Credit was being issued on such renewal date. Upon fulfillment of the applicable conditions set forth in ARTICLE XI and subject to the terms hereof, the Issuing Bank shall issue such Letter of Credit to the requested beneficiary no later than the close of business on the date of such proposed issuance. Each Lender shall, upon the issuance of each Letter of Credit and without further action, hold a participation therein and each Lender hereby irrevocably and unconditionally purchases a participation in each such Letter of Credit in an amount equal to such Lender's Percentage of the face amount of such Letter of Credit. Each Lender shall, to the extent of its Percentage, be responsible for reimbursing promptly (and in any event within one Business Day), without setoff, deduction or counterclaim, the Issuing Bank for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with SECTION 2.4.2.

      SECTION 2.4 LETTER OF CREDIT PROCEDURES.

      SECTION 2.4.1 LETTER OF CREDIT OPERATIONS. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment by a beneficiary under a Letter of Credit to ascertain that the same appear on their face to be in conformity with the terms and conditions of such Letter of Credit. If, after examination, the Issuing Bank shall have determined that a demand for payment under such Letter of Credit does not conform to the terms and conditions of such Letter of Credit, then the Issuing Bank shall, as soon as reasonably practicable, give notice to such beneficiary to the effect that such demand for payment was not in accordance with the terms and conditions of such Letter of Credit, stating the reasons therefor. Thereupon, such beneficiary may attempt to correct any such non-conforming demand for payment under such Letter of Credit if, and to the extent that, such beneficiary is entitled (without regard to the provisions of this sentence) and able to do so. The Lenders hereby expressly agree to accept as correct and conclusive, in the absence of gross negligence or willful misconduct, any determination by the Issuing Bank that any demand for payment under a Letter of Credit complies, or does not comply, with the terms and conditions of such Letter of Credit.

      After determining that a demand for payment under such Letter of Credit conforms to the terms and conditions thereof, the Issuing Bank shall promptly notify the Lenders by telecopy of the same.

      SECTION 2.4.2 BORROWER'S AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. The Borrower hereby agrees to reimburse the Issuing Bank, forthwith, for each payment or disbursement made by the Issuing Bank to settle its obligations under any draft drawn under any Letter of Credit, with interest on the amount so paid or disbursed by the Issuing Bank from and including the date of payment or disbursement to, but not including, the date the Issuing Bank is reimbursed therefor or the Lenders are deemed to have made a Loan in respect thereof pursuant to the following proviso, as the case may be, at the rate set forth in
SECTION 4.1.1(A) (any and all obligations of the Borrower to reimburse the Issuing Bank hereunder with respect to each payment or disbursement made by the Issuing Bank under a Letter of Credit being herein referred to as a "REIMBURSEMENT OBLIGATION" and collectively as "REIMBURSEMENT OBLIGATIONS"); PROVIDED, HOWEVER, that if any such payment or disbursement shall not be reimbursed to the Issuing Bank after any grace period for the payment thereof as provided in SECTION 12.1.1 herein and if the Commitment Termination Date shall not have occurred, then the Reimbursement Obligation in respect thereof shall automatically, without notice from or to the Borrower and without any further authorization from the Borrower (and whether or not the amount thereof satisfies the conditions of SECTION 2.3.1 and whether or not the conditions of ARTICLE XI are satisfied), be deemed to be a Loan, made by each of the Lenders to the Borrower in their respective Percentages of the Issuing Bank's payments or disbursements bearing interest determined pursuant to SECTION 4.1.1(A) and the related Letter of Credit Liability shall be deemed paid simultaneously with such funding of the deemed Loan; PROVIDED FURTHER, HOWEVER, that if any such payment or disbursement shall not be reimbursed to the Issuing Bank and a Loan shall not be deemed to have been made notwithstanding the preceding proviso due to failure to meet the applicable conditions in ARTICLE XI, then the Reimbursement Obligation in respect thereof shall be due and payable, with interest accruing thereon at the rate set forth in SECTION 4.1.2(C), if applicable.

      Any action taken by the Issuing Bank, any Lender, the Administrative Agent, the Documentation Agent or the Collateral Agent in connection with any Letter of Credit or any draft thereon or demand for payment thereunder shall, if in good faith and in conformity with all laws, regulations or customs applicable thereto, be binding upon the Borrower and its Subsidiaries and shall not place the Issuing Bank, any Lender, the Administrative Agent, the Collateral Agent or the Documentation Agent under any resulting liability to the Borrower or any of its Subsidiaries. Without limiting the generality of the foregoing, the Borrower and its Subsidiaries assume all risks of the acts or omissions of any beneficiary or transferee of each Letter of Credit and neither the Issuing Bank, the Lenders, the Administrative Agent, the Collateral Agent nor the Documentation Agent nor any of their respective officers, directors or agents shall be liable or responsible for (i) the use which may be made of any Letters of Credit or any acts or omissions of any beneficiary or transferee in connection therewith, (ii) the validity or genuineness of any document specified in, or demand for payment under, any Letter of Credit, or any endorsements thereon, even if such document or demand should prove to be in any or all respects invalid, fraudulent or forged (and the Issuing Bank may accept documents and demands that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary), (iii) failure of any draft to bear any reference or adequate reference to a Letter of Credit, or failure of any Person to note the amount of any draft on the reverse side of a Letter of Credit, (iv) errors, omissions, interruptions or delays in transmission or delivery of any message by mail, cable, telegram, telecopier, wireless or otherwise, (v) errors in translation or errors in interpretation of technical terms or (vi) any error, neglect, default, suspension or insolvency of any of the Issuing Bank's correspondents. Notwithstanding the foregoing, the Borrower shall not be obligated to reimburse the Issuing Bank for any wrongful payment or disbursement made by the Issuing Bank under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuing Bank or any of its officers, directors, employees or agents.

      THE BORROWER WILL ON DEMAND INDEMNIFY AND KEEP THE ISSUING BANK AND EACH LENDER HARMLESS FROM AND AGAINST ALL LIABILITIES, LOSSES, DAMAGES, CLAIMS, COSTS, DEMANDS AND ACTIONS WHICH THE ISSUING BANK OR SUCH LENDER MAY SUFFER OR INCUR IN CONNECTION WITH ANY LETTER OF CREDIT OR ANY PAYMENT THEREUNDER, EXCEPT TO THE EXTENT DUE TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE ISSUING BANK OR SUCH LENDER OR RESULTING FROM THE ISSUING BANK'S OR SUCH LENDER'S OWN UNEXCUSED BREACH OF ANY MATERIAL PROVISION OF ANY LOAN DOCUMENT, PROVIDED THAT IT IS THE INTENTION OF THE PARTIES HERETO FOR THE ISSUING BANK AND EACH LENDER TO BE INDEMNIFIED IN THE CASE OF SIMPLE NEGLIGENCE, INCLUDING THEIR OWN NEGLIGENCE. The obligations of the Borrower under this SECTION 2.4.2 shall not be impaired by (i) any waiver or time granted to or by the Issuing Bank, any Lender, the Documentation Agent, the Administrative Agent or the Collateral Agent, (ii) any release or dealings with any rights or security of the Issuing Bank, any Lender, the Documentation Agent, the Administrative Agent or the Collateral Agent (including, without limitation, under any of the Security Documents or any of the Guaranties), (iii) any invalidity of any Letter of Credit or (iv) any other circumstances (other than an express release in writing by the relevant beneficiaries) which might impair such obligations. Anything in this SECTION 2.4.2 to the contrary notwithstanding, the Borrower does not hereby waive its right to pursue an action against the Issuing Bank or any Lender for willful misconduct or gross negligence by the Issuing Bank, such Lender or any of their officers, employees or agents in connection with a Letter of Credit or any payment thereunder.

      SECTION 2.4.3 LENDERS' AGREEMENT TO REPAY LETTER OF CREDIT DRAWINGS. Any action taken by the Issuing Bank, any Lender, the Administrative Agent, the Documentation Agent or the Collateral Agent in connection with any Letter of Credit or any draft thereon or demand for payment thereunder shall, if in good faith and in conformity with all laws, regulations or customs applicable thereto, be binding upon the Lenders and shall not place the Issuing Bank, any Lender, the Administrative Agent, the Collateral Agent or the Documentation Agent under any resulting liability to any of the other Lenders. Without limiting the generality of the foregoing, the Lenders assume all risks of the acts or omissions of each beneficiary or transferee of each Letter of Credit and neither the Issuing Bank nor any of its officers, directors, employees, or agents shall be liable or responsible for (i) the use which may be made of any Letters of Credit or any acts or omissions of any beneficiary or transferee in connection therewith, (ii) the validity or genuineness of any document specified in, or demand for payment under, any Letter of Credit, or any endorsements thereon, even if such document or demand should prove to be in any or all respects invalid, fraudulent or forged (and the Issuing Bank may accept documents and demands that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary), (iii) failure of any draft to bear any reference or adequate reference to a Letter of Credit, or failure of any Person to note the amount of any draft on the reverse side of a Letter of Credit, (iv) errors, omissions, interruptions or delays in transmission or delivery of any message by mail, cable, telegram, telecopier, wireless or otherwise, (v) errors in translation or errors in interpretation of technical terms or (vi) any error, neglect, default, suspension or insolvency of any of the Issuing Bank's correspondents. Notwithstanding the foregoing, no Lender shall be obligated to reimburse the Issuing Bank for any wrongful payment or disbursement made by the Issuing Bank under any Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of the Issuing Bank or any of its officers, employees or agents.

      SECTION 2.4.4 PROCEDURES FOR DEPOSITING CASH COLLATERAL. Any cash collateral amounts received by the Collateral Agent pursuant to SECTION 5.7 or
12.3 shall be retained by the Collateral Agent for the benefit of the Lenders as collateral security for, and the Borrower hereby grants to the Collateral Agent a security interest in, such cash collateral, the Permitted Cash Collateral Investments and the proceeds of any thereof to secure, first, the payment of the Obligations of the Borrower under and in connection with the Letters of Credit and then the other Obligations of the Borrower under and in connection with this Agreement and the other Loan Documents. If, and to the extent that (i) all Obligations of the Borrower in connection with all outstanding Letters of Credit and all other Obligations have been fully paid and satisfied, and (ii) the Commitments have terminated, the Collateral Agent shall pay to the Borrower, upon the Borrower's request therefor, all amounts previously paid by the Borrower pursuant to SECTION 5.7 or 12.3, plus any interest earned thereon, and not theretofore applied by the Collateral Agent to reduce amounts payable by the Borrower to the Issuing Bank and the Lenders under or in connection with the Letters of Credit or other Obligations. All amounts on deposit pursuant to this
SECTION 2.4.4 shall, until their application to any Obligation or their return to the Borrower, as the case may be, at the Borrower's written request, be invested in Permitted Cash Collateral

Investments designated by the Borrower, which Permitted Cash Collateral Investments shall be held by the Collateral Agent as additional collateral security for the repayment of the Borrower's Obligations under and in connection with the Letters of Credit and all other Obligations. Any losses, net of earnings, and reasonable fees and expenses of such Permitted Cash Collateral Investments shall be charged against the principal amount invested. The Collateral Agent and the Lenders shall not be liable for any loss resulting from any Permitted Cash Collateral Investment made by it at the Borrower's request. The Collateral Agent is not obligated hereby, or by any other Loan Document, to make or maintain any Permitted Cash Collateral Investment, except upon written request by the Borrower.

      SECTION 2.5 [INTENTIONALLY OMITTED].

      SECTION 2.6 INCREASED CAPITAL COSTS. If any Regulatory Change imposes, modifies, or deems applicable any capital adequacy, capital maintenance, or similar requirement (including a request or requirement which affects the manner in which any Lender or the Issuing Bank allocates capital resources to its commitments, including its Commitments hereunder) and as a result thereof, in the opinion of such Lender or the Issuing Bank, the rate of return on such Lender's or the Issuing Bank's capital as a consequence of its Commitments, the Loans made by such Lender or its issuance of or participation in the Letters of Credit is reduced to a level below that which such Lender or the Issuing Bank could have achieved but for such circumstances, then and in each such case upon notice from time to time by such Lender or the Issuing Bank to the Borrower, the Borrower shall pay (without duplication of costs paid pursuant to SECTIONS 4.9 and 4.12) to such Lender or the Issuing Bank such additional amount or amounts as shall compensate such Lender or the Issuing Bank for such reduction in rate of return. Each Lender and the Issuing Bank, upon determining in good faith that any additional amounts are payable pursuant to this SECTION 2.6, will give prompt written notice thereof to the Borrower with a copy to the Administrative Agent, PROVIDED that the failure to give any such notice shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this
SECTION 2.6; PROVIDED FURTHER, HOWEVER, that the Borrower shall not be obligated to pay additional amounts attributable to such reduction under this SECTION 2.6 in respect of time periods more than 180 days prior to the date of such notice. A statement of any Lender or the Issuing Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall be rebuttable presumptive evidence of such cost and amount. In determining such amount, any Lender and the Issuing Bank may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

                                  ARTICLE III

                PROVISIONS RELATING TO THE NOTES AND REPAYMENT

      SECTION 3.1 THE NOTES. Each Lender's Loans under the Revolving Commitment shall be evidenced by a Note of the Borrower substantially in the form set forth in

EXHIBIT 3.1 (such Note herein called the "NOTE") with appropriate insertions, and dated the Initial Borrowing Date (or such other date prior thereto as shall be satisfactory to the Agents), payable to the order of such Lender in a maximum principal amount equal to such Lender's Percentage of the Original Total Committed Amount. The date and amount of each Loan made by such Lender and of each repayment of principal thereon received by such Lender shall be recorded by such Lender in its records or, at its option, on the schedule attached to the
Note issued to such Lender. The aggregate unpaid principal amount so recorded shall be rebuttable presumptive evidence of the principal amount owing and unpaid on such Note. The failure so to record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the obligations of the Borrower hereunder or under any Note to repay the principal amount of the Loans together with all interest accruing thereon.

      SECTION 3.2 REPAYMENTS. The Borrower shall repay in full the unpaid principal amount of each Loan upon the Stated Maturity Date.

      SECTION 3.3 DUE DATE EXTENSION. If any payment of principal of, or interest on, any Eurodollar Loan shall fall due on a day which is not a Eurodollar Business Day, or if any payment of principal of or interest on any Domestic Loan or any payment of any fee provided for herein or any other amount due hereunder shall fall due on a day which is not a Domestic Business Day, then such due date shall be extended to the next succeeding Eurodollar Business Day or Domestic Business Day, as the case may be (unless, with respect to a payment relating to a Eurodollar Loan, such due date would fall in another calendar month, in which event payment shall be made on the next preceding Eurodollar Business Day) and additional interest and fees shall accrue and be payable for the period of such extension.

                                  ARTICLE IV

                          INTEREST, FEES AND SPECIAL
                      EURODOLLAR LOAN RELATED PROVISIONS

      SECTION 4.1 INTEREST ON THE BORROWINGS.

      SECTION 4.1.1 INTEREST PRIOR TO MATURITY. Until maturity (whether on the Stated Maturity Date, upon acceleration or otherwise), the unpaid principal amount from time to time outstanding on the Loans and any unpaid Reimbursement Obligations with respect to the Letters of Credit shall bear interest at a fluctuating rate per annum equal to:

            (a) as to any unpaid principal amount representing Domestic Loans or any unpaid Reimbursement Obligations with respect to the Letters of Credit, the sum of the Alternate Base Rate from time to time in effect, and

            (b) as to any unpaid principal amount representing Eurodollar Loans, the sum of the Eurodollar Interest Rate for the applicable Eurodollar Interest Period in effect, PLUS the Applicable Margin for Loans with respect to Eurodollar Loans from time to time in effect.

      SECTION 4.1.2 INTEREST AFTER MATURITY. After the date any principal amount of any Loan is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) and after any other monetary Obligation with respect to Letters of Credit of the Borrower hereunder shall have become due and payable, and after any applicable grace periods have lapsed, until paid, such due and payable amounts and Obligations shall bear interest, but only to the extent permitted by applicable law, at a fluctuating rate per annum equal to:

            (a) as to any unpaid principal amount representing Domestic Loans and, to the extent permitted by applicable law, as to any unpaid, accrued interest on Domestic Loans, the sum of the Applicable Default Margin, PLUS the Alternate Base Rate from time to time in effect (but not less than the Alternate Base Rate in effect at maturity); and

            (b) as to any unpaid principal amount representing Eurodollar Loans and, to the extent permitted by applicable law, as to any unpaid, accrued interest on Eurodollar Loans, the sum of the Applicable Default Margin, PLUS the Applicable Margin for Loans with respect to Eurodollar Loans from time to time in effect, PLUS the Eurodollar Interest Rate for a Eurodollar Interest Period of one (1) day, one (1) week, or one (1) month (as the Administrative Agent shall select in the exercise of its sole discretion) determined as at 9:00 a.m., Chicago time, on the Eurodollar Business Day next succeeding that on which the Administrative Agent became aware of such default, all of the foregoing as determined by the Administrative Agent; PROVIDED that so long as the principal amount or any part thereof of any such Eurodollar Loan remains unpaid, the rate herein provided for shall be recalculated on the same basis as aforesaid on the last day of each period for which such rate has been determined as aforesaid. If on any occasion any of the Reference Lenders is unable, or for any reason fails, so to notify the Administrative Agent by 11:00 a.m., New York City time on such Eurodollar Business Day, such interest rate shall be determined on the basis of the quotations furnished by the other Reference Lenders to the Administrative Agent at or prior to said 11:00 a.m.; and

            (c) as to any other unpaid monetary Obligations with respect to Letters of Credit, the sum of the Applicable Default Margin, PLUS the Alternate Base Rate from time to time in effect.

      SECTION 4.2 NOTICE OF EURODOLLAR INTEREST RATE; DETERMINATION CONCLUSIVE. The Eurodollar Interest Rate with respect to each Eurodollar Interest Period shall be determined by the Administrative Agent as provided in the definition of Eurodollar Interest Rate in SECTION 1.1, and notice thereof shall be given promptly by the Administrative Agent to the Borrower and the Lenders. Each determination of the Eurodollar Interest Rate by the Administrative Agent shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error. At the request in writing of the Borrower, however, the Administrative Agent shall deliver to the Borrower a statement showing in reasonable detail the computations used by the Administrative Agent in determining the Eurodollar Interest Rate.

      SECTION 4.3 EURODOLLAR INTEREST PERIODS.  Subject to the provisions of
SECTION 4.1.2(B) and subject to the requirements of the definition of Eurodollar Interest Period, the Borrower may elect to continue a Eurodollar Loan from one Eurodollar Interest Period into the subsequent Eurodollar Interest Period, in the notice required by SECTION 2.3.2 above. If no such election is made and such Eurodollar Loan is not repaid, the Borrower shall be deemed to have elected a one (1) month Eurodollar Interest Period.

      SECTION 4.4 COMMITMENT FEE. The Borrower agrees to pay to the Administrative Agent for the account of each Lender, for the period commencing on the Effective Date, and continuing through the Commitment Termination Date, a commitment fee at a rate PER ANNUM equal to the Commitment Fee Rate on such Lender's Percentage of the sum of the average daily unused portion of the Commitment Amount (it being understood that, with respect to any Lender, the principal amount of its Loans and the outstanding principal amount of its Percentage of Letter of Credit Liabilities shall be considered utilizations of the Commitment Amount). Such commitment fees shall be payable by the Borrower in arrears on the last Business Day of March, June, September and December of each year, the first such payment to be made on June 30, 1996 for the period then ending for which no fees shall theretofore have been paid, and on the Commitment Termination Date.

      SECTION 4.5 LETTER OF CREDIT FEES. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender with respect to each Letter of Credit issued hereunder, for the period from and including the date of issuance of such Letter of Credit to (but not including) the date on which such Letter of Credit expires, a letter of credit fee at a rate PER ANNUM equal to the Applicable Margin for Letters of Credit on such Lender's Percentage of the face amount of such Letter of Credit. Such letter of credit fees shall be payable by the Borrower in arrears on the last Business Day of March, June, September and December of each year, the first such payment to be made on the last day of the first calendar quarter for which a Letter of Credit is first outstanding hereunder for which no fees shall theretofore have been paid, and on the date such Letter of Credit expires.

      (b) The Borrower agrees to pay to the Issuing Bank an issuance fee and a renewal fee for each Letter of Credit issued hereunder, payable at the time of issuance or renewal of such

Letter of Credit, as the case may be, and negotiation fees on each sight draft drawn under a Letter of Credit and amendment fees in respect of the amendment of each Letter of Credit, payable on demand, such issuance fees, renewal fees, negotiation fees and amendment fees to be in amounts mutually agreed by the Borrower and the Issuing Bank.

      SECTION 4.6 PAYMENT OF INTEREST; CALCULATION OF INTEREST AND FEES. Interest accrued on each Note prior to maturity (whether by acceleration or otherwise) shall be payable:

            (a) on Eurodollar Loans, on the last day of each applicable Eurodollar Interest Period and, if such Eurodollar Interest Period shall exceed three (3) months, on the day of each third month during such Eurodollar Interest Period which is numerically equivalent to the Eurodollar Period Commencement Date for such Eurodollar Interest Period or if there exists no numerically corresponding day in such month, on the last Eurodollar Business Day of such month (each such date herein called a "EURODOLLAR INTEREST PAYMENT DATE");

            (b) on Domestic Loans, in arrears, on the last Business Day of each March, June, September, and December of each year, commencing with the first quarterly period during which Domestic Loans are outstanding hereunder for which no interest shall theretofore have been paid;

and at the Stated Maturity Date for each Loan. After maturity (whether by acceleration or otherwise), interest shall be payable on demand. All interest on Domestic Loans and all commitment and letter of credit fees due under this Agreement shall be calculated on the basis of the actual number of days elapsed in a year consisting of 365 days (or 366 days in a leap year, as applicable). All interest on the Eurodollar Loans shall be calculated on the basis of the actual number of days elapsed in a year consisting of 360 days. Where interest is calculated on the basis of the Alternate Base Rate, such rate shall change simultaneously with each change in the Alternate Base Rate.

      SECTION 4.7 EURODOLLAR DEPOSITS UNAVAILABLE OR EURODOLLAR INTEREST RATE UNASCERTAINABLE. In the event that, prior to any Eurodollar Period Commencement Date in respect of any Eurodollar Loans, the Administrative Agent shall have determined (which determination shall be conclusive and binding on all parties hereto) that Dollar deposits of the relevant amount and for the relevant Eurodollar Interest Period for such Eurodollar Loans are not available to the Lenders in the interbank Eurodollar market or that, by reason of circumstances affecting the interbank Eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Interest Rate applicable to such Eurodollar Interest Period or the Required Lenders advise the Administrative Agent that the Eurodollar Interest Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Required Lenders of maintaining or funding Eurodollar Loans for the relevant Eurodollar Interest Period, the

Administrative Agent shall promptly give notice of such determination to the Borrower and the Lenders and (i) the Borrower's request for a proposed Eurodollar Loan shall be deemed a request for a Domestic Loan, (ii) any outstanding Eurodollar Loans (unless the Administrative Agent subsequent to such determination of unavailability shall determine that such Dollar deposits are again available) shall be converted, without any notice to or from the Borrower, into Domestic Loans on the last day of the then current Eurodollar Interest Period for any outstanding Eurodollar Loan, and (iii) the obligation of the Lenders to make or maintain Eurodollar Loans shall forthwith terminate, provided that if circumstances subsequently change so that the Lenders shall not continue to be so affected, the Lenders shall by notice to the Borrower reinstate their obligations to make, convert, maintain or continue Domestic Loans as, or into, Eurodollar Loans.

      SECTION 4.8 CHANGES IN LAW RENDERING EURODOLLAR LENDING UNLAWFUL. In the event that any change in (including the adoption of any new) applicable Laws or regulations, or in the interpretation or application thereof by any governmental or other regulatory authority charged with the administration thereof, should make it unlawful for any Lender to make, continue or maintain any Loan as, or to convert any Loan to, a Eurodollar Loan, the Commitment of such Lender to make, continue and maintain any Loan as, and to convert any Loan to, a Eurodollar Loan shall, upon the happening of such event, forthwith terminate and such Lender shall, by written notice to the Borrower, declare that such Commitment has so terminated; and if any such change or adoption shall make it unlawful for such Lender to maintain any Eurodollar Loan made by it hereunder, such Lender shall, upon the happening of such event, notify the Borrower thereof in writing stating the reasons therefor, and the Borrower shall, at the maturity thereof (or such earlier date as may be required by the relevant law, regulation, interpretation or application), repay such Eurodollar Loan with respect to such Lender in full. Upon the happening of any such event, such Eurodollar Loan shall automatically convert to a Domestic Loan at the end of the current Eurodollar Interest Period with respect thereto (or such earlier date as may be required by the relevant law, regulation, interpretation or application) provided that if circumstances subsequently change so that such Lender shall not continue to be so affected, such Lender shall by notice to the Borrower reinstate its obligations to make, convert, maintain or continue Loans as, or into, Eurodollar Loans.

      SECTION 4.9 SPECIAL FEES IN RESPECT OF RESERVE REQUIREMENTS. With respect to Eurodollar Loans, the Borrower agrees to pay to each Lender on appropriate Eurodollar Interest Payment Dates, as additional interest, such amounts as will compensate such Lender for any cost to such Lender, from time to time, of any reserve, special deposit, special assessment or similar capital requirements against assets of, deposits with or for the account of, or credit extended by, such Lender which are imposed on, or deemed applicable by, such Lender, from time to time, under or pursuant to (i) any Law, treaty, regulation or directive now or hereafter in effect (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System but excluding any reserve requirement included in the definition of Eurodollar Interest Rate in SECTION 1.1), (ii) any interpretation or application thereof by any governmental authority, agency or instrumentality charged with the administration thereof or by any court, central bank or other fiscal, monetary or other authority having jurisdiction over the Eurodollar Loans or the office of such Lender where its Eurodollar Loans are lodged, or (iii) any requirement imposed or requested by any court, governmental authority, agency or instrumentality or central bank, fiscal, monetary or other authority, whether or not having the force of law. A certificate as to the amount of any such cost or any change therein (including calculations, in reasonable detail, showing how such Lender computed such cost or change) shall be promptly furnished by such Lender to the Borrower and, in the absence of manifest error, shall be rebuttable presumptive evidence of such cost or change. The Borrower will not be responsible for paying any amounts pursuant to this SECTION 4.9 accruing prior to 180 days prior to the receipt by the Borrower of the certificate referred to in the preceding sentence. Within fifteen (15) days after such certificate is furnished to the Borrower, the Borrower will pay directly to such Lender such additional amount or amounts as will compensate such Lender for such cost or change.

      SECTION 4.10 TAXES. All payments by the Borrower of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender's net income or receipts imposed on such Lender as a result of a present or former connection between the government or taxing authority imposing such tax and such Lender or any political subdivision or taxing authority thereof or therein (other than a connection arising solely from such Lender having executed, delivered or performed its obligations or received a payment under, or enforced this Agreement or the Notes) (such non-excluded taxes, fees, duties, withholdings, charges and other items being called "TAXES"). In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, or if any Taxes are directly asserted against the Administrative Agent or any Lender with respect to any payment received by the Administrative Agent or such Lender hereunder, the Administrative Agent or such Lender, as the case may be, shall promptly notify the Borrower thereof, and the Borrower will promptly pay to the Administrative Agent for its or such Lender's account such additional amount or amounts as is necessary in order that the net amount received by the Administrative Agent and each Lender after any withholding or deduction and the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such person would have received had not such withholding or deduction been required or such Taxes been asserted.

      If the Borrower fails to pay any Taxes when due to the appropriate taxing authority, the Borrower shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this SECTION 4.10, a distribution hereunder by the Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrower.

      Upon the request of the Borrower or the Administrative Agent, each Lender that is organized under the laws of a jurisdiction other than the United States shall, prior to the due date of any payments in respect of the Borrowings, execute and deliver to the Borrower and the Administrative Agent, on or about January 15 of each calendar year, one or more (as the Borrower or the Administrative Agent may reasonably request) United States Internal Revenue Service Forms 4224 or Forms 1001 or such other forms or documents (or successor forms or documents), appropriately completed, as may be applicable to establish the extent, if any, to which a payment to such Lender is exempt from withholding or deduction of Taxes.

      SECTION 4.11 REASONABLE EFFORTS. Each Lender agrees that it will use all reasonable efforts in order to avoid or to minimize, as the case may be, the payment by the Borrower of any additional amounts under SECTION 4.9, SECTION
4.10 or SECTION 4.12 or the subjecting of any payment by the Borrower to any withholding tax, and that it will, as promptly as practicable, notify the Borrower of the existence of any event which will require the payment by the Borrower of any such additional amounts or the subjecting of any payment by the Borrower to any withholding tax; PROVIDED, HOWEVER, that the foregoing shall not in any way affect the rights of any Lender or the obligations of the Borrower under said Sections, and PROVIDED FURTHER that no Lender shall be obligated to make its Eurodollar Loans hereunder at any office located in the United States of America, and PROVIDED FURTHER that no Lender shall be required to use any such efforts that are disadvantageous to such Lender in the sole opinion of such Lender.

      SECTION 4.12 INCREASED COSTS. If (i) Regulation D of the Board of Governors of the Federal Reserve System, or (ii) after the date hereof, the adoption of any applicable Law or treaty or any change in any applicable Law or treaty or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any office of such Lender designated from time to time by such Lender as the office which shall be making or maintaining the Eurodollar Loans of such Lender hereunder or through which such Lender will be determining its Eurodollar Interest Rate (herein called a "EURODOLLAR OFFICE")) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

            (a) shall subject any Lender (or any Eurodollar Office of such Lender) to any tax, levy, impost, fee, duty, assessment or other charge with respect to its Eurodollar Loans, its Notes or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax imposed on or measured by the overall net income or receipts of such Lender or its Eurodollar Office imposed by the jurisdiction in which such Lender's principal office or its Eurodollar Office is located); or

            (b) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of the Eurodollar Interest Rate pursuant to SECTION 1.1), special deposit, special assessment or similar capital requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or any Eurodollar Office of such Lender); or

            (c) shall impose on any Lender (or its Eurodollar Office) any other condition affecting this Agreement, its Eurodollar Loans, its Notes or its obligation to make Eurodollar Loans,

and the result of any of the foregoing is to increase the cost to (or in the case of Regulation D referred to above, to impose a cost on) such Lender (or any Eurodollar Office of such Lender) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Lender (or any Eurodollar Office of such Lender) under this Agreement or under its Notes with respect thereto, then within fifteen (15) days after demand by such Lender (which demand shall be accompanied by a certificate setting forth the basis of such demand and including calculations in reasonable detail), the Borrower shall pay directly to such Lender such additional amount or amounts as will compensate such Lender for such costs or expenses. The Borrower will not be responsible for paying any amounts pursuant to this SECTION 4.12 accruing prior to 180 days prior to the receipt by the Borrower of the certificate referred to in the preceding sentence. Any certificate as to any such cost or expense submitted by such Lender to the Borrower shall be rebuttable presumptive evidence of such cost or expense. In determining such amount, any Lender may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

      SECTION 4.13 DISCRETION OF THE LENDERS AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if such Lender had actually funded and maintained each Eurodollar Loan during each Eurodollar Interest Period for such Eurodollar Loan through the purchase of deposits having a maturity corresponding to such Eurodollar Interest Period and bearing an interest rate equal to the Eurodollar Interest Rate for such Eurodollar Interest Period. It is understood by the parties hereto that this
SECTION 4.13 is not intended to, nor shall it be construed so as to, relieve any Lender of any obligation to make a Loan hereunder pursuant to the other provisions of this Agreement.

      SECTION 4.14 EURODOLLAR LOAN-RELATED INDEMNIFICATION PROVISIONS. UPON DEMAND BY ANY LENDER, THE BORROWER SHALL INDEMNIFY SUCH LENDER AGAINST ANY ACTUAL LOSS OR EXPENSE WHICH SUCH LENDER MAY SUSTAIN OR INCUR (BUT NOT ANY PENALTY OR PREMIUM), AS A CONSEQUENCE OF (I) THE BORROWER'S FAILURE TO MAKE A PRINCIPAL OR INTEREST PAYMENT WITH

RESPECT TO ANY EURODOLLAR LOANS ON THE DUE DATE THEREOF, (II) ANY PAYMENT, PREPAYMENT (MANDATORY OR OPTIONAL) OR CONVERSION OF EURODOLLAR LOANS BY THE BORROWER ON ANY DATE OTHER THAN ON THE LAST DAY OF ANY RELEVANT EURODOLLAR INTEREST PERIOD, (III) ANY FAILURE BY THE BORROWER TO BORROW, CONTINUE, CONVERT INTO OR PREPAY A EURODOLLAR LOAN ON THE DATE FOR SUCH BORROWING, CONTINUATION, CONVERSION OR PREPAYMENT SPECIFIED IN THE RELEVANT BORROWING REQUEST, OR NOTICE OF CONVERSION, CONTINUATION OR PREPAYMENT MADE BY THE BORROWER TO THE ADMINISTRATIVE AGENT, (IV) ANY CONVERSION ON ANY DATE OTHER THAN ON THE LAST DAY OF ANY RELEVANT EURODOLLAR INTEREST PERIOD BY REASON OF THE OPERATION OF SECTION
4.7 OR 4.8, OR (V) SUCH LENDER'S BEING REPLACED PURSUANT TO SECTION 4.15, INCLUDING IN ALL INSTANCES, BUT NOT LIMITED TO, ANY LOSS OR EXPENSE SUSTAINED OR INCURRED IN LIQUIDATING OR EMPLOYING DEPOSITS FROM THIRD PARTIES ACQUIRED TO EFFECT, FUND OR MAINTAIN SUCH EURODOLLAR LOANS OR ANY PART THEREOF. A certificate from a Lender as to the amount of any such loss or expense to such Lender, specifying the basis upon which such loss or expense is computed (and including calculations in reasonable detail), shall, in the absence of manifest error, be rebuttable presumptive evidence of such loss or expense. Within fifteen (15) days after such certificate is furnished to the Borrower, the Borrower will pay directly to such Lender such additional amount or amounts as will compensate such Lender for such loss or expense.

      SECTION 4.15 REPLACEMENT OF LENDER ON ACCOUNT OF INCREASED COSTS, EURODOLLAR LENDING UNLAWFUL, RESERVE REQUIREMENTS, TAXES, CERTAIN DISSENTS, ETC. If any Lender is owed increased costs under SECTION 2.6 above, if any Lender shall claim the inability to make or maintain Eurodollar Loans pursuant to
SECTION 4.8 above, if any Lender is owed any cost or expense pursuant to SECTION
4.9 or 4.12 above, or if any payment to any Lender by the Borrower is subject to any withholding tax pursuant to SECTION 4.10, the Borrower shall have the right, if no Event of Default or Unmatured Event of Default then exists, to replace such Lender with another bank or financial institution PROVIDED that (i) if it is not a Lender or an affiliate thereof, such bank or financial institution shall be reasonably acceptable to the Agents and the Issuing Bank and (ii) such bank or financial institution shall unconditionally offer in writing (with a copy to the Administrative Agent and the Documentation Agent) to purchase, in accordance with SECTION 14.6 hereof and SECTION 7.5(I) of the Participation Agreement, all of such Lender's rights and obligations under this Agreement and the Notes and the appropriate pro rata share of such Lender's A-Notes, Lessor's A-Invested Amount, B-Notes and Lessor's B- Invested Amount, without recourse or expense to, or warranty by, such Lender being replaced for a purchase price equal to the aggregate outstanding principal amount of the Note payable to such Lender, PLUS such Lender's Percentage of any outstanding Reimbursement Obligation, PLUS any accrued but unpaid interest on such Note and such Reimbursement Obligations, PLUS the principal and stated amount of such A-Notes, Lessor's A-Invested Amount, B-Notes and Lessor's B-Invested Amount, PLUS any accrued but unpaid Fixed Rent, PLUS accrued but unpaid fees in respect of such Lender's Borrowings and Percentage of the Commitments hereunder to the date of such purchase on a date therein specified. If such Lender accepts such purchase offer and such purchase is consummated, the Borrower shall be obligated to pay, simultaneously with such purchase and sale, the increased costs, amounts, expenses and taxes under SECTIONS 2.6, 4.8, 4.9, 4.10, and 4.12 above, all breakage fees payable under SECTION 4.14 and all other costs, fees and expenses payable to such Lender hereunder and under the Operative Documents and under the Operative Loan Documents (as defined in the Operative Documents), to the date of such purchase as well as all other Obligations due and payable to or for the benefit of such Lender; PROVIDED, that (x) if such Lender accepts such an offer and such bank or financial institution fails to purchase such rights and obligations on such specified date in accordance with the terms of such offer, the Borrower shall continue to be obligated to pay the increased costs, amounts, expenses and taxes under SECTIONS 2.6, 4.8, 4.9, 4.10 and 4.12 above to such Lender and (y) if such Lender fails to accept such purchase offer, the Borrower shall not be obligated to pay such Lender such increased costs pursuant to SECTIONS 2.6, 4.8, 4.9, 4.10 and 4.12 above from and after the date of such purchase offer.

      SECTION 4.16 MAXIMUM INTEREST. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of the Borrower to each Lender under this Agreement shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to such Lender limiting rates of interest which may be charged or collected by such Lender. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the Federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to a Lender then, in that event, notwithstanding anything to the contrary in this Agreement, it is agreed as follows:

            (a) the provisions of this SECTION 4.16 shall govern and control;

            (b) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under this Agreement, or under any of the other aforesaid agreements or other- wise in connection with this Agreement by such Lender shall under no circumstances exceed the maximum amount of interest allowed by applicable law (such maximum lawful interest rate, if any, with respect to such Lender herein called the "HIGHEST LAWFUL RATE"), and any excess shall be credited to the Borrower by such Lender (or, if such consideration shall have been paid in full, such excess refunded to the Borrower);

            (c) all sums paid, or agreed to be paid, to such Lender for the use, forbearance and detention of the indebtedness of the Borrower to such Lender hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof; and

            (d)      if at any time the interest provided pursuant to
                     SECTION 4.1 together with any other fees payable pursuant to this Agreement and deemed interest under applicable law, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees to accrue to such Lender pursuant to this Agreement shall be limited, notwithstanding anything to the contrary in this Agreement to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions, as applicable, shall not reduce the interest to accrue to such Lender pursuant to this Agreement below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement and such fees deemed to be interest equals the amount of interest which would have accrued to such Lender if a varying rate per annum equal to the interest provided pursuant to SECTION 4.1 had at all times been in effect, PLUS the amount of fees which would have been received but for the effect of this SECTION 4.16.

For purposes of Article 5069-1.04, Vernon's Texas Civil Statutes, as amended, to the extent, if any, applicable to a Lender, the Borrower agrees that the Highest Lawful Rate shall be the "indicated (weekly) rate ceiling" as defined in said Article, provided that such Lender may also rely, to the extent permitted by applicable laws, on alternative maximum rates of interest under other laws applicable to such Lender if greater.

      Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) shall not apply to this Agreement or the Notes.

                                   ARTICLE V

                           REDUCTION OR TERMINATION
                        OF THE COMMITMENTS; PREPAYMENTS

      SECTION 5.1 VOLUNTARY REDUCTION OR TERMINATION OF THE COMMITMENTS. The Borrower may from time to time on at least three (3) Business Days' prior written or telegraphic notice received by the Administrative Agent (which shall promptly advise each Lender thereof) permanently reduce the Commitment Amount or the Letter of Credit Commitment Amount (such reduction to be made PRO RATA among the Lenders according to their respective Percentages) but only upon repayment of the amount, if any, by which the aggregate outstandings under such facility exceeds the then reduced Commitment Amount in accordance with SECTION 5.7; PROVIDED, HOWEVER, that (i) if as a result thereof, the Borrower shall prepay Eurodollar Loans on any day other than the last day of the relevant Eurodollar Interest Period for such Eurodollar Loans then it shall also pay any loss or expense pursuant to SECTION 4.14 and (ii) any permanent reduction shall be in a minimum principal amount of $5,000,000 and in integral multiples of $100,000. The Borrower may at any time on like notice, terminate all of the Commitments upon payment in full of the Notes, all other Obligations with respect to the Loans and all Letter of Credit Liabilities (including, without limitation, all increased costs pursuant to SECTION 2.6, breakage fees pursuant to SECTION 4.14 and all other fees, costs and expenses) owing under this Agreement.

      SECTION 5.2 VOLUNTARY PREPAYMENTS. The Borrower may from time to time, upon at least one (1) Business Day for Domestic Loans and three (3) Business Days for Eurodollar Loans prior written or telegraphic notice received by the Administrative Agent (which shall promptly advise each Lender thereof), prepay the Loans in whole or in part, without premium or penalty; PROVIDED, HOWEVER, that the Borrower may only prepay Eurodollar Loans in whole or in part on the last day of the relevant Eurodollar Interest Period for such Eurodollar Loan UNLESS the Borrower pays all losses and expenses pursuant to SECTION 4.14. Any voluntary partial prepayment shall be in a minimum principal amount of $1,000,000 and in integral multiples of $100,000. Any voluntary prepayment of principal of the Loans shall include accrued interest to the date of prepayment on the principal amount being prepaid.

      SECTION 5.3 [INTENTIONALLY OMITTED].

      SECTION 5.4 MANDATORY PREPAYMENTS, REDUCTION OF COMMITMENT AMOUNT ON ACCOUNT OF A RECEIVABLES FINANCING. Upon the effective date of the Borrower's entering into a Receivables Financing, the Commitment Amount shall be automatically and permanently reduced by an amount equal to the aggregate amount of such Receivables Financing. If, after giving effect to such reduction, the Aggregate Revolving Outstandings exceed the Commitment Amount, then the Borrower shall make any and all prepayments required by SECTION 5.7.

      SECTION 5.5 MANDATORY PREPAYMENTS AND REDUCTION OF COMMITMENT AMOUNT ON ACCOUNT OF ASSET TRANSFERS AND CERTAIN TRANSACTIONS.

            (i) If, at any time and from time to time after the date hereof, the Borrower or any of its Subsidiaries shall Transfer any Asset as permitted by SECTION 9.3.8(II), the Commitment Amount shall be automatically and permanently reduced (1) on the earlier to occur of (A) the date of receipt by the Borrower or any Subsidiary of the Borrower of the consideration on account of such Transfer (other than a Transfer pursuant to the exercise of an Option to Purchase) and (B) the date which is 15 days after the date of such Transfer and (2) on the earlier to occur of (A) the date of receipt by the Borrower or any Subsidiary of the Borrower of the consideration due on account of any such Transfer made pursuant to the exercise of an Option to Purchase or (B) the date which is 25 days after the date of any such Transfer made pursuant to the exercise of an Option to Purchase. Such mandatory reduction of the Commitment Amount shall be in an amount equal to the Net Proceeds (or, if such Transfer is to an Affiliate of the transferor, the higher of (x) the Fair Market Value of the Asset so transferred and (y) the Net Proceeds received or to be received) in excess of $10,000,000 in the aggregate for all such Net Proceeds or Fair Market Value, as the case may be, in respect of all such Transfers received or to be received from all such Transfers on or after the Closing Date.

            (ii) If the Parent Company or any of its Subsidiaries receives proceeds of any equity or rights issue or any Indebtedness of the type referred to in clause (a) of the definition of Indebtedness (other than (i) proceeds of money market lines, (ii) proceeds of Borrowings hereunder, (iii) proceeds in respect of any borrowings under any credit commitment existing on the date hereof or any refinancing or refunding of any such existing commitment in clauses (i) or (ii) or this clause (iii) or (iv) Indebtedness permitted under
                  SECTION 9.3.3 if the Parent Company or such Subsidiary is not currently restricted in its use of such proceeds to permit a paydown of the Borrowings, the Commitment Amount shall be automatically and permanently reduced by an amount equal to the amount of such proceeds (net of reasonable brokerage and reasonable legal and other closing costs, commissions and any relevant taxes) received by the Parent Company or such Subsidiary, as the case may be, such reduction to be effective on the second Business Day after receipt of such proceeds.

            (iii) On each date when a reduction in the Commitment Amount pursuant to this SECTION 5.5 is effective, the Borrower shall make any and all prepayments required by SECTION 5.7.

      SECTION 5.6 [INTENTIONALLY OMITTED].

      SECTION 5.7 MANDATORY PREPAYMENTS ON ACCOUNT OF LOANS AND LETTERS OF CREDIT EXCEEDING COMMITMENT AMOUNTS. In the event the aggregate outstanding principal amount of the Loans shall at any time exceed the Loan Commitment Amount, the Borrower shall immediately prepay the Loans in an amount equal to such excess. In the event the aggregate of Letter of Credit Liabilities exceeds the Letter of Credit Commitment Amount, the Borrower shall either reduce the Letter of Credit Liabilities by an amount equal to such excess or deposit cash collateral with the Collateral Agent on account of and to secure its Obligations with respect to Letters of Credit then in effect and not otherwise fully collateralized pursuant to SECTION 2.4.4, such cash deposits to be in an amount equal to such excess. In addition, in the event the sum of the aggregate outstanding principal amount of the Loans plus the aggregate amount of all Letter of Credit Liabilities then outstanding exceeds the Commitment Amount, the Borrower shall first make a mandatory prepayment of the outstanding principal amount of the Loans, and second, deposit cash collateral with the Collateral Agent on account of and to secure its Obligations with respect to the Letters of Credit then in effect and not otherwise fully collateralized pursuant to

SECTION 2.4.4, such prepayments and/or cash deposits to be in an aggregate amount equal to such excess.

                                  ARTICLE VI

                          CONVERSION OF LOANS BETWEEN
                      EURODOLLAR LOANS AND DOMESTIC LOANS

      On any Eurodollar Business Day, the Borrower may convert any outstanding Domestic Loans into Eurodollar Loans or any outstanding Eurodollar Loans into Domestic Loans; PROVIDED, HOWEVER, that (i) no such conversion of any Eurodollar Loan into a Domestic Loan may be made except on the last day of the relevant Eurodollar Interest Period for such Eurodollar Loan UNLESS the Borrower pays all losses and expenses pursuant to SECTION 4.14, (ii) any conversion of a Domestic Loan into a Eurodollar Loan shall be preceded by written notice from the Borrower that it elects such conversion, which notice shall contain the information required in SECTION 2.3.2 and shall be received by the Administrative Agent by 11:00 a.m. (Chicago time) at least three (3) Eurodollar Business Days prior to the date requested for such conversion (and the Administrative Agent shall advise such Lender thereof promptly thereafter),
(iii) except as provided in Section 4.7, the Lenders shall not be obligated to effect any conversion into Eurodollar Loans hereunder so long as any Unmatured Event of Default or any Event of Default has occurred and is continuing, and
(iv) after giving effect to each conversion, Eurodollar Loans having a Eurodollar Interest Period ending on the same date, if any, shall be in a minimum principal amount of $5,000,000.

                                  ARTICLE VII

                   MAKING AND PRORATION OF PAYMENTS; OFFSET

      SECTION 7.1 MAKING OF PAYMENTS. Unless otherwise expressly provided, all payments (including those made pursuant to the provisions of ARTICLE V) by the Borrower under this Agreement, the Notes or any other Loan Document shall be made, without setoff, deduction or counterclaim, in immediately available funds by the Borrower to the Administrative Agent at the Payment Office, for the PRO RATA account of the Lenders entitled to receive such payment. All such payments shall be made not later than 11:00 a.m. (Chicago time) at the place of payment, on the date due; and funds received after that hour shall be deemed to have been received by the Administrative Agent on the next succeeding Eurodollar Business Day or Domestic Business Day, as the case may be. The Administrative Agent shall promptly remit in same day funds to each Lender its share of all such payments received by the Administrative Agent for the account of such Lender.

      SECTION 7.2 PRORATION OF PAYMENTS. If any Lender or other holder of a Note shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset pursuant to applicable law or SECTION 7.3, or otherwise) on account of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, owing hereunder or under any other Loan Document (other than any payment or recovery under SECTION 4.9, SECTION 4.12, SECTION 4.14, SECTION 4.15 or SECTION 14.6) in excess of such Lender's PRO RATA share of payments and other recoveries then and therewith obtained by all Lenders, then such Lender receiving such excess payment or other recovery shall purchase for cash without recourse from the other Lenders participating interests in the Obligations of the Borrower to such Lenders in such amount as shall be necessary to cause such purchasing Lender to share such excess payment or other recovery ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender or other holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

      SECTION 7.3 OFFSET. In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, to the fullest extent permitted by applicable law, each Lender shall, upon the occurrence of any Event of Default, have the right to appropriate and apply to the payment of such Note and any other Obligations any and all balances, credits, deposits, accounts or moneys of the Borrower then or thereafter with such Lender.

                                 ARTICLE VIII

                        REPRESENTATIONS AND WARRANTIES

      To induce the Lenders and the Issuing Bank to extend their Commitments hereunder to make the Loans hereunder and to issue the Letters of Credit and acquire participation therein hereunder, the Borrower represents and warrants to the Administrative Agent, the Documentation Agent, the Collateral Agent, the Issuing Bank and the Lenders that:

      SECTION 8.1 ORGANIZATION, ETC. The Borrower and each Subsidiary of the Borrower are each a corporation duly incorporated, a limited liability company duly organized or a partnership duly formed, as the case may be, and are each validly existing and in good standing (or, in the case of a partnership, validly existing) under the laws of the state of its respective incorporation, organization or formation; and the Borrower and each Subsidiary of the Borrower are each duly qualified and in good standing as a foreign corporation, limited liability company or partnership authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required and where the failure so to qualify would have a material adverse effect on the financial condition, business, operations and prospects of the Borrower, or the Borrower and its Subsidiaries taken as a whole.

      SECTION 8.2 AUTHORIZATION; NO CONFLICT. The execution and delivery of this Agreement, the Borrowings hereunder, the execution and delivery of the Notes and the Loan

Documents, and the performance by the Borrower and the other Obligors of their respective Obligations under this Agreement, the Notes and the other Loan Documents, are within the Borrower's and the other Obligors' corporate, limited liability company, or partnership powers, as the case may be, have been duly authorized by all necessary corporate, limited liability company or partnership action, as the case may be, have received all necessary governmental consents, authorizations, orders and approvals (if any shall be required), except for those approvals described in SECTION 9.2.10, and do not and will not contravene or conflict with any provision (a) of Law, (b) of the charter, by-laws, certificate of formation, limited liability company agreement or partnership agreement of the Borrower or any other Obligor, or (c) of any material agreement binding upon the Borrower or any other Obligor or any of them.

      SECTION 8.3 VALIDITY AND BINDING NATURE. This Agreement is, and the Notes and the Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of the Borrower and each other Obligor party thereto enforceable against each of the Borrower and such other Obligors in accordance with their respective terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

      SECTION 8.4 REPRESENTATION WITH RESPECT TO FINANCIAL STATEMENTS. (a) The audited consolidated financial statements of Transok, Inc. dated as of December 31, 1995, and the related consolidated statements of earnings and cash flow of Transok, Inc. and its Subsidiaries, copies of which have been furnished to each Lender, have been prepared in conformity with GAAP, and present fairly the consolidated financial condition of the corporations and other entities covered thereby as at the dates thereof and the results of operations for the periods then ended and since December 31, 1995 there has been no material adverse change in the consolidated business, condition (financial or otherwise), operations, performance or properties of Transok and its Subsidiaries on a consolidated basis (taken as a whole).

      (b) The PRO FORMA consolidated balance sheet of the Borrower and its Subsidiaries dated March 31, 1996 adjusted for the Borrowings hereunder (the "PRO FORMA BALANCE SHEET"), copies of which have been furnished to each Lender, is the consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 1996 adjusted to give effect as if the Borrowings hereunder had been in place. The Pro Forma Balance Sheet presents fairly on a PRO FORMA basis the consolidated financial position of the Borrower and its Subsidiaries as of March 31, 1996 assuming that the Borrowings hereunder actually occurred on such date.

      SECTION 8.5 PENDING OR THREATENED LITIGATION AND CONTINGENT LIABILITIES. No litigation (including, without limitation, derivative actions and take-or-pay actions), arbitration proceedings or governmental proceedings are pending or to the best knowledge of the Borrower and its Subsidiaries threatened against the Borrower, any of its Subsidiaries which would, if adversely determined, materially and adversely affect the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries (taken as a whole)

(excluding any rulemaking or similar proceedings of general applicability to natural gas pipelines and any appeal or petition for review related thereto) or continued operations of the Borrower and its Subsidiaries, or which purports to affect the legality, validity or enforceability of this Agreement, the Notes or any other Loan Document, except as set forth in EXHIBIT 8.5 or as disclosed in the Letter to Counsel.

      SECTION 8.6 EXISTING LIENS. None of the Assets of the Borrower or any Subsidiary of the Borrower is subject to any Lien except (i) for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings, (ii) liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and not involving any deposits or advances or borrowed money or the deferred purchase price of property or services, including, but not limited to, reciprocal liens customarily granted pursuant to joint venture agreements and joint operating agreements to secure payment of joint operating costs, PROVIDED such costs are directly related to the business and operations of the pertinent joint venture, and liens imposed by law, such as mechanic's, materialman's, and carrier's liens and liens arising in connection with customary pooling or unitization agreements entered into by the Borrower or its Subsidiaries in the ordinary course of business, (iii) liens (other than any lien imposed under ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or old age pension benefits, (iv) any liens in favor of the Collateral Agent for the benefit of the Lenders and liens created under the Security Documents, (v) liens on real or personal property leased pursuant to leases permitted under SECTION 9.3.3(VI) for nondelinquent lease payments thereunder, (vi) severance tax liens on purchased gas arising by operation of law, (vii) to the extent shown in the financial statements referred to in SECTION 8.4, (viii) to the extent shown in
EXHIBIT 8.6, (ix) Options to Purchase granted in the ordinary course of business, (x) liens permitted by SECTION 9.3.4, (xi) deposits of cash to secure insurance in the ordinary course of business, the performance of bonds, tenders, contracts (other than contracts for the payment of money), leases, licenses, franchises, statutory obligations, surety and appeal bonds and performance bonds and other obligations of a like nature incurred in the ordinary course of business; (xii) easements, rights-of-way, covenants, reservations, exceptions, encroachments, zoning and similar restrictions and other similar encumbrances or title defects which, in the aggregate, are not substantial in amount, and which do not in any case singly or in the aggregate materially detract from the value or usefulness of the property subject thereto for the business conducted or materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries; (xiii) bankers' liens arising by operation of law; (xiv) Liens arising pursuant to any order of attachment, distraint or similar legal process arising in connection with any court proceeding the payment of which is covered in full (subject to customary deductibles) by insurance; (xv) inchoate Liens arising under ERISA to secure contingent liabilities of the Borrower and its Subsidiaries; (xvi) rights of lessee and sublessee in property leased by the Borrower or any of its Subsidiaries not prohibited elsewhere herein, and (xvii) Liens of record on Assets acquired in connection with the Merger permitted in
Section 4.06 of the Merger Agreement.

      SECTION 8.7 EXISTING SUBSIDIARIES. As of the date hereof, the Borrower has no Subsidiaries and owns no interest in any other entity except those listed in
EXHIBIT 8.7. The Borrower has no Material Subsidiaries except those listed on
EXHIBIT 8.7 (as such exhibit may be deemed amended pursuant to SECTION 9.1.6).

      SECTION 8.8 EXISTING EMPLOYEE BENEFIT PLANS. Each employee benefit plan sponsored or maintained by the Borrower or any of its Subsidiaries for their employees or former employees ("EMPLOYEE BENEFIT PLAN") complies in all material respects with all applicable requirements of Law. No Reportable Event (as defined in ERISA), for which the disclosure requirements under Regulation 2615.3 promulgated by the Pension Benefit Guaranty Corporation (the "PBGC") has not been waived, has occurred with respect to any Employee Benefit Plan that is subject to Title IV of ERISA (hereinafter "PENSION PLAN") and there has been no withdrawal from any such plan or steps taken to do so which has resulted or could result in material liability for the Borrower or any of its Subsidiaries under Title IV of ERISA.

      SECTION 8.9 INVESTMENT COMPANY ACT REPRESENTATION. Neither the Borrower, nor any of its Subsidiaries, is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      SECTION 8.10 PUBLIC UTILITY HOLDING COMPANY ACT REPRESENTATION. Neither the Borrower, nor any of its Subsidiaries, is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      SECTION 8.11 REPRESENTATION WITH RESPECT TO REGULATIONS G, T, U AND X. No part of the proceeds of the Borrowings will be used to purchase or carry Margin Stock in violation of Regulation G, T, U or X, nor will the execution, performance or delivery by the Borrower of the Notes or the Security Documents, or the execution, performance and delivery by any Guarantor of its respective Guaranty and of those Security Documents to which such Guarantor is a party, nor the application of the proceeds of the Borrowings in accordance herewith, violate Regulation G, T, U or X. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock, and both before and after giving effect to all of the transactions contemplated herein, and the purchases and acquisitions permitted under Section 9.3.2, and application of the proceeds of any Borrowings, less than 25% of the Assets of each of the Borrower and each of its Subsidiaries consists of Margin Stock.

      SECTION 8.12 REPRESENTATION WITH RESPECT TO TRUE AND COMPLETE DISCLOSURE. To the best of the Borrower's knowledge and belief, all factual information heretofore or contemporaneously furnished by or on behalf of the Borrower, any Subsidiary of the Borrower, Tejas Transok Holding Company or the Parent Company to any Lender, the Issuing Bank, the Collateral

Agent, the Documentation Agent or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower, any Subsidiary of the Borrower, Tejas Transok Holding Company or the Parent Company to any Lender, the Issuing Bank, the Documentation Agent, the Collateral Agent or the Administrative Agent will be, true and accurate (taken as a whole) on the date as of which such information is dated or certified and does not omit any material fact necessary to make such information (taken as a whole) not misleading at such time.

      SECTION 8.13 STATUS OF TITLE TO ASSETS. The Borrower and each of its Subsidiaries have valid title to, or valid leasehold interest in, all of the Assets of the Borrower and its Subsidiaries, free and clear of liens, burdens and imperfections other than such imperfections or other burdens of title to such Assets as do not in the aggregate materially detract from the value thereof to, or for the use thereof in, their businesses (taken as a whole), the Liens permitted by SECTION 9.3.4 and Options to Purchase granted in the ordinary course of business.

      SECTION 8.14 TAXES. The Borrower and each of its Subsidiaries has to the best knowledge of the Borrower filed all tax returns or extensions and reports required by law to have been filed by them and have paid all taxes and governmental charges thereby shown to be owing, except such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on their respective books and except for taxes and governmental charges, and any tax returns, extensions, reports or audits in connection therewith, disclosed in
EXHIBIT 8.14 and except for Taxes for which the Parent Company is fully indemnified under Section 8.03 of the Merger Agreement.

      SECTION 8.15 UNCONDITIONAL PURCHASE OBLIGATIONS. Except as permitted in
SECTION 9.3.9, neither the Borrower nor any of its Subsidiaries has entered into, is a party to, or has any obligations under, any material contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

      SECTION 8.16 ENVIRONMENTAL WARRANTIES. Except as set forth in EXHIBIT 8.16 and except for matters for which the Parent Company is fully indemnified (subject to the dollar limitations set forth in Section 8.01 or Section 8.02 of the Merger Agreement) pursuant to such Section 8.01 or Section 8.02:

            (a) to the best knowledge of the management of the Borrower, all facilities and property (including underlying groundwater) owned, leased or operated by the Borrower or any of its Subsidiaries have been, and continue to be, owned, leased or operated by the Borrower and its Subsidiaries in material compliance with all Environmental Laws except where such failure to comply singly or in the aggregate, will not have or reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries (taken as a whole);

            (b) to the best knowledge of the Borrower, there have been no past, and there are no pending or threatened

                  (i) claims, complaints, notices or inquiries to, or requests for information received by, the Borrower or any of its Subsidiaries with respect to any alleged violation of any Environmental Law, except where such violation singly or in the aggregate, will not have, or reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries (taken as a whole) or

                  (ii) claims, complaints, notices or inquiries to, or requests for information received by, the Borrower or any of its Subsidiaries regarding potential liability under any Environmental Law or under any common law theories relating to operations or the condition of any facilities or property (including underlying groundwater) owned, leased or operated by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries (taken as a whole);

            (c) to the best knowledge of the management of the Borrower, there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries (taken as a whole);

            (d) the Borrower and its Subsidiaries have been issued and are in material compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses, except where failure to have been so issued or comply, singly or in the aggregate, will not have, or reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries (taken as a whole);

            (e) no property now (or to the best knowledge of the management of the Borrower previously) owned, leased or operated by the Borrower or any of its Subsidiaries is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any other similar state list of sites requiring investigation or clean-up;

            (f) to the best knowledge of the Borrower, there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned, leased or operated by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries (taken as a whole);

            (g) to the best knowledge of the Borrower, neither the Borrower nor any Subsidiary of the Borrower has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA;

            (h) to the best knowledge of the Borrower, there are no polychlorinated biphenyls, radioactive materials or friable asbestos present at any property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries (taken as a whole); and

            (i) no conditions exist at, on or under any property now or previously owned or leased by the Borrower or any Subsidiary of the Borrower which would have a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries (taken as a whole) arising out of liability under any Environmental Law.

      SECTION 8.17 REGULATORY COMPLIANCE. The Borrower and each of its Subsidiaries is in possession of, and is operating in compliance with, all franchises, grants, authorizations, approvals, licenses, permits, consents, certificates and orders required to own, lease or use their respective Assets (including, without limitation, those required to be obtained from the Railroad Commission of Texas, the Federal Energy Regulatory Commission, the Louisiana Public Service Commission, the Louisiana Commissioner of Conservation, the Oklahoma Corporation Commission and any successor agencies) and to permit the conduct of its business as now conducted and as proposed to be conducted, except
(i) for those franchises, grants, authorizations, approvals, licenses, permits, consents, certificates and orders which are routine or administrative in nature and are expected in the reasonable judgment of the Borrower to be obtained or given in the ordinary course of business after the Closing Date, (ii) where failure to so possess, or operate in compliance with, such franchises, grants, authorizations, approvals, licenses, permits, consents, certificates and orders would not singly or in the aggregate have, and could not reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries (taken as a whole), (iii) as disclosed in EXHIBIT 8.17 and (iv) matters for which the Parent Company is fully indemnified (subject to the dollar limitations set forth in Section 8.01 and Section 8.02 of the Merger Agreement) pursuant to such Section 8.01 or Section 8.02. The Borrower, each of its Subsidiaries and their respective Assets are in compliance with all applicable statutes and regulations of, and all applicable restrictions imposed by, all governmental authorities and regulatory bodies (including, without limitation, the Federal Energy Regulatory Commission, the Railroad Commission of Texas, the Louisiana Public Service Commission, the Louisiana Commissioner of Conservation, the Oklahoma Corporation Commission and any successor agencies) except (i) where failure to so comply would not singly or in the aggregate have, and could not reasonably be expected to have, a material adverse effect on the financial condition, operation, assets, business, properties or prospects of the Borrower and its Subsidiaries (taken as a whole) and (ii) as specifically disclosed in
EXHIBIT 8.17 and matters for which the Parent Company is fully indemnified (subject to the dollar limitations set forth in Section 8.01 and Section 8.02 of the Merger Agreement) pursuant to such Section 8.01 or Section 8.02.


                                  ARTICLE IX

                             BORROWER'S COVENANTS

      Until the expiration or termination of the Commitments of the Lenders hereunder and thereafter until all Obligations are paid and performed (other than continuing indemnity obligations) in full, the Borrower agrees that, unless at any time the Required Lenders shall consent in writing, it will observe or cause to be observed, as the case may be, the following covenants, agreements and obligations:

      SECTION 9.1 REPORTS, CERTIFICATES AND OTHER INFORMATION. The Borrower will furnish or cause to be furnished to each Lender and each Agent (or in the case of the information and documents described in SECTIONS 9.1.4 AND 9.1.6, to the Administrative Agent with enough copies to provide one to each Agent and each Lender or in the case of information requested by any Agent or any Lender pursuant to SECTION 9.1.8, a copy for such requestor).

      SECTION 9.1.1 AUDIT REPORT. Within one hundred twenty (120) days after the end of each fiscal year of the Borrower, beginning with the fiscal year ended December 31, 1996, (i) a copy of an annual audit report of the Borrower, including therein consolidated balance sheets of the Borrower and its Subsidiaries, as of the end of such fiscal year and consolidated statements of earnings of the Borrower and its Subsidiaries for such fiscal year, and, consolidated statements of cash flow for the Borrower and its Subsidiaries for such fiscal year, in conformity with GAAP and, in the case of such annual audit reports for fiscal years commencing with fiscal year ended December 31, 1996, applied on a basis consistent with the audited consolidated financial statements of the Parent Company as of December 31, 1995, duly certified by independent certified public accountants of nationally recognized standing selected by the Borrower and consisting of at least a balance sheet as at the close of such fiscal year, statements of cash flow and statements of earnings for such fiscal year. Such annual audit reports shall be accompanied by a certificate (which certificate shall not be part of such audit report) from a duly authorized financial officer of the Borrower showing compliance with SECTION 9.4 and containing a statement by such authorized officer that in examining the financial statements and the covenants contained in SECTION 9.4 such authorized officer did not become aware of any Event of Default or Unmatured Event of Default, or if the authorized officer has become aware of any such event, describing it and the steps, if any, being taken to cure it.

      SECTION 9.1.2 INTERIM FINANCIAL REPORTS. Within seventy-five (75) days after the end of the first three fiscal quarters of each fiscal year, commencing with the fiscal quarter ending September 30, 1996, copies of the unaudited financial statements of the Borrower prepared on a consolidated and consolidating basis and in the same manner as the audit report referred to in
SECTION 9.1.1 (except that allocation of taxes need not be shown on such quarterly unaudited consolidating financial statements), signed by a duly authorized financial officer of the Borrower, and consisting of at least a balance sheet as at the close of such quarter, statements of cash flows and statements of earnings for such quarter. Such quarterly financial statements shall be accompanied by a certificate (which certificate shall not be part of such quarterly financial statements) from a duly authorized financial officer of the Borrower, and showing compliance with SECTION 9.4 and containing a statement by such authorized officer that in examining the financial statements and the covenants contained in SECTION 9.4 such authorized officer did not become aware of any Event of Default or Unmatured Event of Default, or if the authorized officer has become aware of any such event, describing it and the steps, if any, being taken to cure it.

      SECTION 9.1.3 COMPLIANCE CERTIFICATES. Concurrently with the delivery of the reports described in SECTIONS 9.1.1 and 9.1.2 and from time to time promptly upon request by the

Lenders, a compliance certificate substantially in the form of EXHIBIT 9.1.3A or
EXHIBIT 9.1.3B, as the case may be, duly executed by an authorized financial officer of the Borrower, containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in SECTION 9.4, all such computations to be made as of the end of the immediately preceding fiscal year if furnished concurrently with the report described in SECTION 9.1.1, and as of the end of the immediately preceding fiscal quarter if furnished concurrently with the report described in SECTION 9.1.2 or at the request of the Lenders.

      SECTION 9.1.4 REPORTS TO SEC, SHAREHOLDERS AND OTHER REGULATORY AGENCIES. Copies of (i) each material public filing and report made by the Borrower, any of its Subsidiaries, the Parent Company or any Material Tejas Subsidiary with or to any securities exchange or the Securities and Exchange Commission, (ii) as may be reasonably requested by any Lender or any Agent, each material public filing and report (other than routine operating reports) made by the Borrower or any of its Subsidiaries, with or to any governmental authority or regulatory body (including, without limitation, the Federal Energy Regulatory Commission, the Railroad Commission of Texas, the Louisiana Public Service Commission, the Louisiana Conservation Commission, the Oklahoma Corporation Commission and any successor agencies), and (iii) other customarily provided material public communications from the Borrower, any of its Subsidiaries, the Parent Company or any Material Tejas Subsidiary, promptly upon the filing or making thereof.

      SECTION 9.1.5 NOTICES RELATING TO DEFAULT, LITIGATION AND CERTAIN ERISA MATTERS. Promptly upon learning of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the Borrower or any of its Subsidiaries affected with respect thereto: (i) the occurrence of an Event of Default or an Unmatured Event of Default, or (ii) the institution of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceeding which in the opinion of Borrower's management is or may be material to the Borrower and its Subsidiaries on a consolidated basis. Promptly upon an officer of the Borrower knowing of the occurrence of any of the following, written notice thereof, describing the same and the steps being taken by the Borrower or any of its Subsidiaries affected with respect thereto: (i) the occurrence of a Reportable Event (as defined in ERISA) for which the disclosure requirements under Regulation 2615.3 promulgated by the PBGC have not been waived with respect to a Pension Plan, (ii) the institution of steps to withdraw from, or the institution of any steps to terminate, any Pension Plan of the Borrower, its Subsidiaries or a corporation or other entity which together with the Borrower or a Subsidiary of the Borrower is under common control or a member of an affiliated service group or any other entity required to be aggregated with the Borrower or a Subsidiary of the Borrower under Code Sections 414(b) or (c) as modified by Code Section 414(h) or Code Sections 414(m) or (o) ("ERISA AFFILIATE") or the failure to make a required contribution to any such plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA or Section 412 of the Code, or
(iii) the taking of any action with respect to any such Pension Plan which could result in the requirement that the Borrower or any of its Subsidiaries furnish a bond or other security to the PBGC or such plan, or the occurrence of any event with respect to any such plan which could result in material liability for the Borrower or any of its Subsidiaries.

      SECTION 9.1.6 CHANGES IN MATERIAL SUBSIDIARIES. Within fifteen (15) days after the formation, Activation, or acquisition of any Material Subsidiary or upon the designation of a Material Subsidiary as such, a written report of any changes in the list of its respective Material Subsidiaries which report shall be deemed to be an amendment to EXHIBIT 8.7.

      SECTION 9.1.7 PROJECTED CASH FLOW STATEMENTS. On or before September 30 of each calendar year, commencing September 30, 1997, projected cash flow statements, earnings forecasts and financial ratios, prepared on a consolidated basis for the Borrower and its Subsidiaries, including, without limitation, projected gas systems volumes, average gas spread, costs, capital expenditures, cash flow from operations and debt retirement together with schedules containing supporting data used in calculating the foregoing.

      SECTION 9.1.8 OTHER INFORMATION. From time to time such other information concerning the Borrower and its Subsidiaries as any Lender or any Agent may reasonably request from the Borrower.

      SECTION 9.2 AFFIRMATIVE COVENANTS. The Borrower will and will cause each of its Subsidiaries to:

      SECTION 9.2.1 BOOKS, RECORDS AND INSPECTIONS. Maintain complete and accurate books and records; permit access by any Lender or any Agent to the books and records of the Borrower and any of its Subsidiaries at such times during normal business hours as such Lender or such Agent may reasonably request; and permit any Lender or any Agent to inspect the properties and operations of the Borrower and any of its Subsidiaries at such times during normal business hours as such Lender or such Agent may reasonably request.

      SECTION 9.2.2 INSURANCE. Maintain, directly or indirectly, with responsible insurance companies such insurance with respect to their properties and business as may be required by law and such other insurance, in such types and amounts and against such hazards and liabilities, as is customarily maintained by well-insured companies in the industry; and (i) furnish to any Lender or any Agent promptly after a request by such Lender or such Agent, a certificate from an authorized officer of the Borrower setting forth all insurance maintained by the Borrower and its Subsidiaries; PROVIDED, HOWEVER, that the Borrower may provide to the Lender requesting such information any insurance certificate having already been prepared by the Borrower within such calendar quarter pursuant to this SECTION 9.2.2 and such certificate shall suffice for purposes of this section, and (ii) on or before March 31st of each calendar year, furnish to each Lender and each Agent a certificate from an authorized officer of the Borrower setting forth in detail the insurance maintained by the Borrower and its Subsidiaries.

      SECTION 9.2.3 TAXES, ASSESSMENTS, ETC. Pay when due all taxes, assessments and other governmental charges except as contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books.

      SECTION 9.2.4 MAINTENANCE OF EMPLOYEE BENEFIT PLANS. Maintain each employee benefit plan as to which the Borrower or any of its Subsidiaries may have any liability, in compliance in all material respects with all applicable requirements of law and regulations.

      SECTION 9.2.5 USE OF LOAN PROCEEDS AND LETTERS OF CREDIT. Use the proceeds of the Loans hereunder and use the Letters of Credit for the merger with Transok and the costs associated therewith and as provided in the Merger Agreement and general corporate purposes including, without limitation, support of trade payables of the Borrower and its Subsidiaries; PROVIDED, HOWEVER, that no part of the proceeds of the Loans or any Letter of Credit will be used to purchase or carry any Margin Stock in violation of Regulation G, T, U or X.

      SECTION 9.2.6 TITLE TO PROPERTIES. Maintain at all times valid title to, or valid leasehold or right-of-way interest, easement or license in, all their respective Assets free and clear of Liens, burdens and imperfections other than such imperfections or other burdens of title to such Assets as do not in the aggregate materially detract from the value thereof to, or for the use thereof in, the business of the Borrower and its Subsidiaries (taken as a whole), the Liens permitted by SECTION 9.3.4 and Options to Purchase granted in the ordinary course of business.

      SECTION 9.2.7 NEW OR ACTIVATED SUBSIDIARIES; MATERIAL SUBSIDIARIES. Cause any Subsidiary of the Borrower (other than any Subsidiary of Transok existing on the day of the Merger) which Subsidiary (a) is a Material Subsidiary that is formed, acquired, or Activated after the date hereof or (b) becomes a Material Subsidiary after the date hereof, to become a Guarantor with respect to, and jointly and severally liable with all other Guarantors for, all the obligations under this Agreement and the Notes by executing and delivering to the Lenders a guaranty substantially in the form of the Guaranties delivered pursuant to
SECTION 10.3 and an Intercompany Subordinated Demand Note substantially in the form of the Intercompany Subordinated Demand Notes delivered pursuant to SECTION
10.4 and by causing such Subsidiary's, as the case may be, capital stock, partnership or membership interest therein to be pledged pursuant to a Pledge Agreement delivered pursuant to SECTION 10.1 or a Partnership/Limited Liability Company Security Agreement pursuant to SECTION 10.2, as appropriate; and cause any Subsidiary of the Borrower that is not a Material Subsidiary and that owns directly any interest in a Guarantor to become a Guarantor with respect to, and jointly and severally liable with all other Guarantors, for all obligations under this Agreement and the Notes by executing and delivering to the Lenders a guaranty substantially in the form of the Guaranties delivered pursuant to
SECTION 10.3. In addition, the Borrower may cause any Subsidiary which is not a Material Subsidiary to become a Guarantor hereunder by executing and delivering a Guaranty and an Intercompany Subordinated Demand Note and by causing its capital stock, partnership or membership interest to be pledged, all as provided in the foregoing sentence.

      SECTION 9.2.8 ENVIRONMENTAL COVENANT. Use, operate and maintain all respective facilities and properties of the Borrower and its Subsidiaries in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws, and promptly cure or defend any actions and proceedings relating to compliance with Environmental Laws, in each case where failure to do so may reasonably be expected to have a material adverse effect on the financial condition, operations, assets, businesses, properties or prospects of the Borrower and its Subsidiaries (taken as a whole).

      SECTION 9.2.9 COMPLIANCE WITH LAWS, ETC. Comply in all material respects with, and own, operate and maintain the Borrower's and its Subsidiaries' Assets in material compliance with, all applicable federal, state and local laws, rules, regulations and orders, including, without limitation, compliance with all applicable laws, rules, regulations and orders of the Federal Energy Regulatory Commission, the Railroad Commission of Texas, the Louisiana Public Service Commission, the Louisiana Commissioner of Conservation, the Oklahoma Corporation Commission and any successor agencies; and obtain, maintain in full force and effect, and comply in all material respects with all applicable authorizations, consents, approvals, licenses, rulings, permits, tariffs, rates, certifications, exemptions and filings required by any governmental authority or regulatory body (including, without limitation, the Federal Energy Regulatory Commission, the Railroad Commission of Texas, the Louisiana Public Service Commission, the Louisiana Commissioner of Conservation and any successor agencies) as shall now or hereafter be necessary under applicable laws, ordinances, regulations or any interpretation or administration thereof in connection with the ownership, operation and maintenance of the Assets of the Borrower and its Subsidiaries, and in each case where non-compliance therewith may reasonably be expected to have a material adverse effect on the financial condition, operations, assets, businesses, properties or prospects of the Borrower and its Subsidiaries (taken as a whole).

      SECTION 9.2.10 MERGER. Promptly, and in any event within one Business Day following the Initial Borrowing Date, the Borrower shall cause the Effective Time (as defined in the Merger Agreement) of the Merger to occur as provided in
Section 2.04 of the Merger Agreement.

      SECTION 9.2.11 INDEMNITY. The Borrower from time to time and on a timely basis and in accordance with appropriate procedures will enforce its rights to the indemnities provided in Article VIII of the Merger Agreement.

      SECTION 9.3 NEGATIVE COVENANTS.  The Borrower will:

      SECTION 9.3.1 RESTRICTIONS ON REDEMPTION AND PURCHASE OF SECURITIES AND PAYMENT OF DIVIDENDS; ISSUANCE OF CAPITAL STOCK. Not, and not permit any of its Subsidiaries to, redeem, purchase or otherwise acquire any shares of the capital stock of the Borrower or any Subsidiary of the Borrower other than as permitted by SECTION 9.3.6, and not declare or pay any dividends on the capital stock of the Borrower (other than stock dividends), make any distribution or (except for payments on Indebtedness permitted pursuant to SECTION 9.3.3(V), (VIII), (XV), or (XXII)) payment to stockholders, or set aside any funds for any such purpose, and not prepay, purchase or redeem, and not permit any of its Subsidiaries to purchase, any subordinated Indebtedness of the Borrower (any such foregoing redemption, purchase, acquisition, declaration, payment, distribution, prepayment or set aside herein called a "DISTRIBUTION" and all of the foregoing collectively called "DISTRIBUTIONS"), except:

            (i) the Borrower may make Distributions on any date so long as such Distributions, do not exceed the positive difference, if any, between (i) the sum of (A) Incremental Earnings plus (B) Incremental Losses, to the date of such Distribution, MINUS
                  (ii) Aggregate Distributions and Investments to and including the date of such Distribution (without giving effect to such Distribution on such date); PROVIDED that no Event of Default or Unmatured Event of Default has occurred and is continuing or would occur as a result of any such Distribution and provided further, that after giving effect to such Distribution, the Borrower's ratio of (a) Funded Debt plus Operating Lessor's Debt to (b) Capitalization expressed as a percentage is 65% or less;

            (ii)  [Intentionally omitted];

            (iii) the Borrower may make payments of principal and accrued interest on the RSNs PROVIDED that (A) such payment is permitted by and in accordance with the terms of such Indebtedness and any subordination provisions and agreements applicable thereto and (B) no Unmatured Event of Default of the type described in SECTION 12.1.1, 12.1.2, 12.1.4, 12.1.8,
                  12.1.9, 12.1.16, or Event of Default shall have occurred and be continuing or would occur as a result of any such payment;

            (iv) any Subsidiary of the Borrower may declare and pay dividends to its owners ratably, in accordance with their respective ownership interests;

            (v) the Borrower may make payments to the Parent Company or any Affiliate thereof for all reasonable amounts owing to the Parent Company or any Affiliate thereof in the ordinary course of business for the Borrower's direct benefit or the Borrower's PRO RATA share of such ordinary course items, including, but not limited to, insurance, taxes, and professional fees; PROVIDED such ordinary course items are incurred pursuant to an arrangement or contract that complies with SECTION 9.3.15 and upon the reasonable request of any Lender or any Agent, the Borrower shall provide calculations in reasonable detail setting forth such ordinary course items; and

            (vi) the Borrower may make payments to Material Subsidiaries in respect of Indebtedness described in SECTION 9.3.3(XVI) to the extent permitted by the subordination provisions in such promissory notes as described in SECTION 9.3.3(XVI).

The Borrower will not permit any Guarantor to issue any shares of capital stock having any voting rights including, without limitation, in connection with a stock dividend, UNLESS such shares are promptly pledged to, and a first and prior lien or security interest therein is promptly granted to, the Collateral Agent, for the benefit of the Lenders, pursuant to a duly authorized, executed and delivered Pledge Agreement, from each holder of such shares, as additional security for the Loans and all other Obligations hereunder, all Obligations to any Lender pursuant to Hedging Obligations or all Obligations pursuant to such holder's Guaranty. The holder of such shares shall further deliver to the Collateral Agent stock certificates and undated stock powers executed in blank and any and all instruments, documents, approvals, consents or opinions of counsel reasonably requested by the Collateral Agent or any other Agent in connection with any such Pledge Agreements required to be executed pursuant to the foregoing.

      SECTION 9.3.2 STOCK PURCHASES. Not, and not permit any of its Subsidiaries to, make a Borrowing hereunder or use any Letter of Credit or the proceeds of a Loan to consummate a tender offer, merger, stock purchase transaction, or investment in the securities of any other Person unless the board of directors, partners, members, or other governing body of such Person and any shareholder, partner or member vote required by law or corporate charter shall have approved such tender offer, merger, stock purchase transaction or investment.

      SECTION 9.3.3 PERMITTED INDEBTEDNESS. Not, and not permit any of its Subsidiaries to, create, incur, assume or permit to exist or otherwise become or be liable in respect of any Indebtedness unless approved in writing by the Required Lenders, except

               (i)    Indebtedness under this Agreement and the other Loan
                      Documents;

              (ii) Indebtedness in respect of the Medium Term Notes and any Indebtedness refinancing such Medium Term Notes or in extension or renewal thereof;

             (iii) current accounts payable and accrued liabilities arising in the ordinary course of business;

              (iv) Indebtedness incurred in connection with the Liens permitted by SECTION 9.3.4;

               (v) Indebtedness of any Material Subsidiary of the Borrower payable to the Borrower PROVIDED that such Indebtedness shall be evidenced by the Intercompany Subordinated Demand Note or the Subordinated Term Note of such Material Subsidiary payable to the order of the Borrower, and endorsed over to the Collateral Agent pursuant to the terms of, and subject to the Liens created under, the Notes Security Agreement, and PROVIDED FURTHER, that such Indebtedness shall be subordinated pursuant to the terms of a subordination agreement in substantially the form of the Subordination Agreement delivered pursuant to SECTION 11.1.11;

              (vi) (a) Capitalized Lease Obligations; provided the amount of Capitalized Lease Obligations payable by the Borrower and its Subsidiaries during any calendar year does not exceed $20,000,000 in the aggregate and (b) Indebtedness of the Borrower and its Subsidiaries of the type described in CLAUSE (D) of the definition of "INDEBTEDNESS"; PROVIDED the amount of rentals payable by the Borrower and its Subsidiaries under all arrangements (other than the Lease) for such Indebtedness described in such CLAUSE (D) during any calendar year does not exceed $7,500,000 in the aggregate;

             (vii) Indebtedness of the Borrower or any of its Subsidiaries in respect of Hedging Obligations from time to time entered into in accordance with customary industry practice;

            (viii) Indebtedness of the Borrower and the Lessee under the Operative Documents, all as in effect on the date hereof;

              (ix)    [Intentionally omitted];

               (x) Indebtedness of the Borrower to the Parent Company evidenced by the RSNs in an aggregate original principal amount not to exceed $75,000,000;

              (xi)    Indebtedness permitted under SECTION 9.3.5;

             (xii) Indebtedness for current taxes and deferred taxes not delinquent or being contested in good faith and by appropriate proceedings;

            (xiii) Indebtedness of the Borrower to the Parent Company or its Affiliates permitted under SECTION 9.3.1(V);

             (xiv) Indebtedness in respect of one or more letters of credit (other than Letters of Credit) in an aggregate undrawn face amount not to exceed $4,000,000 for all such letters of credit;

              (xv) Indebtedness of any Material Subsidiary of the Borrower (the "PAYOR") to any other Subsidiary of the Borrower (the "PAYEE") PROVIDED that (a) such Indebtedness shall be evidenced by a promissory note of the Payor payable to the order of the Payee, (b) such promissory note is subordinated to the Guaranty of the Payor and the other obligations of the Payor to the Lenders and the Agents pursuant to subordination provisions in such promissory note no less favorable to the Lenders than those provisions set forth in EXHIBIT 9.3.3(XV) hereto; and

             (xvi) Indebtedness of the Borrower to any Subsidiary of the Borrower PROVIDED that (a) such Indebtedness shall be evidenced by a promissory note of the Borrower payable to the order of such Subsidiary, (b) such promissory note is subordinated to the Obligations of the Borrower pursuant to subordination provisions in such promissory note no less favorable to the Lenders than those provisions set forth in EXHIBIT 9.3.3(XV) hereto; and

            (xvii)    [Intentionally omitted];

           (xviii)    [Intentionally omitted];

             (xix)    [Intentionally omitted];

              (xx)    [Intentionally omitted];

             (xxi)    [Intentionally omitted];

            (xxii) Indebtedness of any Subsidiary of the Borrower that is not a Material Subsidiary, payable to any other Subsidiary of the Borrower that is not a Material Subsidiary.

      SECTION 9.3.4 LIENS. Not, and not permit any of its Subsidiaries to, create or permit to exist any Lien with respect to any Assets now owned or hereafter acquired, except

               (i) those in favor of the Collateral Agent pursuant to the Security Documents;

              (ii)    the Liens referred to in CLAUSES (VII) and (VIII) of
                      SECTION 8.6, the types of Liens referred to in the other clauses of SECTION 8.6 and the Liens listed on Exhibit 8.6;

             (iii)    [Intentionally omitted];

              (iv) Liens on (A) cash collateral, (B) letters of credit or (C) Permitted Investments pledged as collateral in favor of counterparties to Hedging Obligations of the type described in CLAUSE (B) of the definition of "HEDGING OBLIGATIONS" and permitted by SECTION 9.3.3(VII);

               (v) Liens or encumbrances on Receivables created in connection with a Receivables Financing permitted pursuant to SECTION
                      9.3.19 and Liens or encumbrances on the rights of the Borrower or any of its Subsidiaries related to such Receivables which are transferred to the purchaser of such Receivables in connection with any such permitted Receivables Financing; PROVIDED that such Liens secure only, or such encumbrances relate solely to, the obligations of the Borrower or any of its Subsidiaries in connection with such Receivables Financing; and

              (vi) Liens on Assets securing Indebtedness of Capitalized Lease Obligations provided such Liens attach solely to the assets subject of the capitalized lease.

      SECTION 9.3.5 GUARANTIES, LOANS, ADVANCES OR INVESTMENTS. Not, and not permit any of its Subsidiaries to, become or be a guarantor or surety of, endorse or otherwise become or be contingently liable upon (by direct or indirect agreement, contingent or otherwise, or by operation of law, to provide funds for payment, to supply funds to, or otherwise invest in, a debtor, or otherwise assure a creditor against loss) the debt, obligation, undertaking or other liability of any other Person, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other Person, or make or permit to exist any loans or advances to or investments in any other Person, except for

               (i) the endorsement, in the ordinary course of collection, of instruments payable to the Borrower or any of its Subsidiaries or to the order of the Borrower or any of its Subsidiaries;

              (ii)    the Guaranties;

             (iii) guaranties or similar assurances incurred by the Borrower or its Subsidiaries in respect of obligations of the Borrower or Subsidiaries of the Borrower for the payment of Hydrocarbons purchased in the ordinary course of business, the payment of trade payables or the performance of Hydrocarbons transportation, construction, gathering, procurement, marketing, sales, storage, processing, leasing and other related activities, PROVIDED such guaranties and such similar assurances and the obligations so guaranteed are of the type normally incurred in the industry from time to time for the type of project involved and are (except for liquidated damages provisions, obligations to reimburse sureties for payments made under performance bonds, and except for such guaranties for payment of Hydrocarbons purchased in the ordinary course of business and payment of trade payables) guaranties of performance and not of payment;

              (iv) the guaranty by the Borrower or its Subsidiaries of Hedging Obligations of the Borrower or Subsidiaries of the Borrower permitted under SECTION 9.3.3(VII);

               (v)    [Intentionally omitted];

              (vi) the Transok Guaranty (as defined in the Participation Agreement) and the Guaranty dated as of June 6, 1996 by Tejas in favor of the Agents (as defined in the Participation Agreement) and the Participants (as defined in the Participation Agreement);

             (vii)    [Intentionally omitted];

            (viii)    [Intentionally omitted];

              (ix)    [Intentionally omitted];

               (x)    [Intentionally omitted];

              (xi)    [Intentionally omitted];

             (xii)    [Intentionally omitted];

            (xiii)    [Intentionally omitted];

             (xiv) guaranties and indemnities by the Borrower or any of its Subsidiaries (a) in respect of limited recourse to a seller pursuant to a Receivables

                      Financing meeting the requirements of clause (i) of the definition of Receivables Financing, related to, and not to exceed, the historical bad debt loss experience of the Receivables subject of such Receivables Financing or (b) securing losses of the purchaser resulting from the purchaser's security interests in the Receivables subject of a Receivables Financing being junior to other security interests in favor of interest owners arising pursuant to statutes similar to Section 9-319 of the Uniform Commercial Code of the State of Texas; PROVIDED that guaranties and indemnities of the type referred to in the foregoing clause (b) shall be deemed to be Funded Debt for purposes of SECTION 9.4;

              (xv)    [Intentionally omitted];

             (xvi)    [Intentionally omitted];

            (xvii) (a) loans from the Borrower to its Material Subsidiaries pursuant to Indebtedness permitted under SECTION 9.3.3(V);
                      (b) loans from any Subsidiary of the Borrower to any Material Subsidiary of the Borrower pursuant to Indebtedness permitted under SECTION 9.3.3(XV); loans from any Subsidiary of the Borrower to the Borrower pursuant to Indebtedness permitted under SECTION 9.3.3(XVI); (c) loans from any Subsidiary of the Borrower that is not a Material Subsidiary to any Subsidiary of the Borrower that is not a Material Subsidiary pursuant to Indebtedness permitted under SECTION 9.3.3(XXII);

           (xviii) (a) loans from the Borrower to the Parent Company not to exceed $10,000,000 in original aggregate principal amount (exclusive of capitalized interest) used to manage working capital needs and daily money management activities of the Parent Company and its Subsidiaries and (b) so long as no Event of Default or Unmatured Event of Default has occurred and is continuing or would occur as a result of such loan and so long as after giving effect to such loan the Borrower's ratio of Funded Debt to Capitalization expressed as a percentage is 65% or less, loans from the Borrower to the Parent Company not to exceed at the time of funding an aggregate principal amount equal to the positive difference, if any, of the sum of Incremental Earnings plus Incremental Losses to the date of such loan MINUS Aggregate Distributions and Investments to and including the date of such loan (without giving effect to such loan on such date); provided (1) the obligations of the Parent Company with respect to any such loans are evidenced by promissory notes of the Parent Company payable to the order of the Borrower (as from time to time amended, modified or supplemented, each a "Parent Company Note"), (2) such Parent Company Notes are endorsed and delivered by the Borrower to the Collateral Agent pursuant to the terms of, and subject to the Liens created under, the Notes Security Agreement, and (3) the Indebtedness evidenced by such Parent Company Notes rank pari passu with all senior unsecured debt of the Parent Company;

             (xix) Equity Investments by the Borrower or any of its Subsidiaries in any one or more Persons that is not the Borrower or a Material Subsidiary of the Borrower in an aggregate amount not to exceed at the time of such Equity Investment the sum of (a) $10,000,000 PLUS (b) the positive difference, if any, between (1) Incremental Earnings to such date, if any, and zero if no Incremental Earnings to such date and (2) all Aggregate Distributions and Investments to and including such date (without giving effect to Equity Investments on such date); PROVIDED FURTHER that any Equity Investment pursuant to this CLAUSE
                      (XIX) will only be made in cash;

              (xx)    Equity Investments in Material Subsidiaries;

             (xxi)    [Intentionally omitted];

            (xxii)      [Intentionally omitted];

           (xxiii)    Permitted Investments; and

            (xxiv) Equity Investments outstanding as of the Effective Date and set forth in EXHIBIT 9.3.5 (XXIV).

      SECTION 9.3.6 RESTRICTIONS ON FUNDAMENTAL CHANGES. Without the prior written consent of the Required Lenders, not, and not permit any of its Subsidiaries to, be a party to any merger into or consolidation with, or purchase or otherwise acquire all or substantially all of the assets of, any other Person, except that (1) the Borrower or any of its Subsidiaries may merge into or consolidate with any other Person and the Borrower or any of its Subsidiaries may purchase or otherwise acquire the assets of any other Person, IF upon the consummation of any such merger, consolidation, purchase or acquisition, (A) the Borrower or such Subsidiary is the surviving entity and the nature of its business is not materially changed from its core Hydrocarbons, transportation, construction, procurement, sales, leasing, storage, transmission, gathering, marketing, processing and other related activities, (B) the Borrower or such Subsidiary has the power and authority under the pertinent agreement, as applicable, and under applicable law, to subject the assets of such acquired Person or the assets so acquired to the provisions of this Agreement, including, without limitation, SECTION 9.3.4, (C) the Borrower or such Subsidiary does so subject such assets to the provisions of this Agreement, including without limitation, SECTION 9.3.4, and (D) no Event of Default or Unmatured Event of Default shall have occurred, exist or be continuing or shall result after giving effect to such merger, consolidation, purchase or acquisition and (2) the Borrower or any Subsidiary of the Borrower may merge into, or consolidate with, or purchase or otherwise acquire the assets of, any other Subsidiary of the Borrower, if (A) the surviving entity (if either such Subsidiary is a Guarantor) shall be the Borrower or a Subsidiary that is liable with all other Guarantors pursuant to a Guaranty for all obligations of the Borrower under this Agreement and the Notes, (B) the Collateral Agent shall have received documentation duly executed by the surviving entity in form and substance satisfactory to the Required Lenders and the Agents, which documentation shall at a minimum consist of the execution and delivery of a Guaranty or restated Guaranty (if the surviving Subsidiary is not a Guarantor prior to the consummation of such merger or consolidation but is a Material Subsidiary or a Subsidiary which directly owns an interest in a Guarantor) and supporting documentation substantially similar to the documentation described in
SECTION 11.1, as applicable, and (C) no Event of Default or Unmatured Event of Default shall have occurred and be continuing or would otherwise be existing after or result from such merger or consolidation and (3) the Borrower and its Subsidiaries may merge into Transok and its Subsidiaries in order to consummate the transaction provided for under the Merger Agreement. The Borrower shall not, and shall not permit any of its Subsidiaries to, sell or dispose of any capital stock of any Subsidiary of the Borrower except for Transfer of minority interests in any Subsidiary of the Borrower pursuant to SECTION 9.3.8(III).

      SECTION 9.3.7 FISCAL YEAR. Not, and not permit any of its Subsidiaries to, change its fiscal year as in effect on the date hereof without the consent of the Required Lenders, which consent shall not be unreasonably withheld.

      SECTION 9.3.8 TRANSFER OF ASSETS. Not, and not permit any of its Subsidiaries to, Transfer any Asset (including, without limitation, any sale or assignment with or without recourse of any Receivable and any Transfer pursuant to an Option to Purchase) whether or not such Asset constitutes all or a substantial part of its Assets, except:

               (i)    retirement of assets in the ordinary course of business;

              (ii) with the prior written consent of the Required Lenders, the Transfer of any Asset or Assets not otherwise permitted pursuant to one or more of the other clauses of this SECTION 9.3.8; PROVIDED that (x) the Commitment Amount is reduced as a result thereof in accordance with
                      SECTION 5.5, (y) promptly, and in any event within fifteen
                      (15) days after the receipt by the Borrower or such Subsidiary of the Net Proceeds of such Transfer, the Borrower shall provide the

                      Administrative Agent with written notice of such Transfer, and of the amount of the Fair Market Value and the Net Proceeds thereof;

             (iii) at any time on or after the Effective Date, (a) the Transfer of any Asset or Assets (including, without limitation, Transfers of minority interests in any Subsidiaries of the Borrower) having an aggregate Fair Market Value at the time of Transfer of $25,000,000 or less in the aggregate for all Assets Transferred in all such Transfers on and after the Effective Date; PROVIDED that (x) promptly, and in any event within fifteen (15) days after the receipt by the Borrower or such Subsidiary of the Net Proceeds of such Transfer, the Borrower shall provide the Administrative Agent with written notice of such Transfer, of the amount of the Fair Market Value and the Net Proceeds thereof, and of the Borrower's election to make such Transfer pursuant to this CLAUSE (III);

              (iv) the Transfer of any Asset to the Borrower or any Guarantor;

               (v) Transfers in connection with the settlement of Hedging Obligations permitted under SECTION 9.3.3(VII);

              (vi)    the sale of inventory in the ordinary course of business;

             (vii) the Transfer of the interest in the Palo Duro Pipeline leased by the Borrower or one or more of its Subsidiaries to Central and South West Corporation or an Affiliate pursuant to the Merger Agreement;

            (viii)    the Transfer of Receivables in accordance with
                      SECTION 9.3.19;

              (ix)    [Intentionally omitted];

               (x)    [Intentionally omitted];

              (xi)    the assignment or termination of any Hedging Obligation;

             (xii)    [Intentionally omitted];

            (xiii)    [Intentionally omitted]; and

             (xiv) the Transfer by a Subsidiary of the Borrower (other than a Material Subsidiary of the Borrower or a Guarantor) to a Subsidiary of the Borrower or to the Borrower.

The foregoing notwithstanding, the Borrower shall not, nor shall the Borrower permit any of its Subsidiaries to, Transfer any Assets, other than the sale of inventory and payment of trade payables in the ordinary course of business, to any Person pursuant to this SECTION 9.3.8 if an Event of Default or Unmatured Event of Default shall have occurred and be continuing or would otherwise be existing after or result from any such Transfer.

      SECTION 9.3.9 UNCONDITIONAL PURCHASE OBLIGATIONS. Not, and not permit any of its Subsidiaries to, enter into or be a party to any material contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services except for (i) take-or-pay arrangements and Hedging Obligations permitted under
SECTION 9.3.3(VII) entered into in the ordinary course of business in accordance with industry standards by the Borrower and its Subsidiaries relating to the purchase and sale of energy-related commodities, including Hydrocarbons, (ii) those set forth on EXHIBIT 9.3.9 and (iii) arrangements entered into by the Borrower and its Subsidiaries relating to the purchase of assets or stock of another Person.

      SECTION 9.3.10 OTHER AGREEMENTS. Not, and not permit any of its Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by the performance of their Obligations hereunder or under any instrument or document delivered or to be delivered by them hereunder or in connection herewith in each case if such violation would singly or in the aggregate have or may reasonably be expected to have a material adverse effect on the financial condition, operations, assets, business, properties or prospects of the Borrower and its Subsidiaries (taken as a whole) or on the ability of the Borrower and its Subsidiaries and the Parent Company and its Subsidiaries to perform their respective obligations under each of the Loan Documents or which could result in any liability to any Agent or any Lender.

      SECTION 9.3.11 BUSINESS ACTIVITIES. The Borrower will not and will not permit any of its Subsidiaries to engage in any business activities other than Hydrocarbon transportation, construction, procurement, sales, leasing, storage, transmission, gathering, marketing, processing and other business activities incidental thereto.

      SECTION 9.3.12 CAPITAL EXPENDITURES, ETC. Not, and not permit any of its Subsidiaries to, make or commit to make any Capital Expenditures the effect of which would materially change the nature of its business away from its core Hydrocarbon transportation, transmission, construction, gathering, storage, leasing, marketing, sales, procurement and processing and related activities.

      SECTION 9.3.13 NEGATIVE PLEDGES, RESTRICTIVE AGREEMENTS, ETC. Not, and not permit any of its Subsidiaries to, enter into any agreement (other than this Agreement, any other Loan Document, any of the Operative Documents, or the Medium Term Notes or organizational documents for Subsidiaries which documents are in existence prior to the date of this Agreement) prohibiting (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired; (b) the ability of the Borrower or any Guarantor or the Parent Company and its Subsidiaries to amend or otherwise modify this Agreement or any other Loan Document; or (c) the ability of any Subsidiary of the Borrower to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower.

      SECTION 9.3.14 [INTENTIONALLY OMITTED].

      SECTION 9.3.15 TRANSACTIONS WITH AFFILIATES. Not, and not permit any of its Subsidiaries to, enter into any transaction (including, without limitation, the purchase or sale of any property or service) with, or make any payment or transfer to, any Affiliate (other than the Borrower, the Parent Company or a Guarantor) except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

      SECTION 9.3.16 RESTRICTIONS ON DECREASE IN CAPITAL STOCK. Not take any action, or permit any of its Subsidiaries to take any action, which will result in a decrease in the percentage of the outstanding shares of capital stock of, or in the percentage of the partnership interests in, any of the Material Subsidiaries of the Borrower or any Guarantor by the Borrower and any Subsidiary of the Borrower other than as permitted by SECTION 9.3.6 herein.

      SECTION 9.3.17 [INTENTIONALLY OMITTED].

      SECTION 9.3.18 MODIFICATIONS OF CERTAIN AGREEMENTS. Not, and not permit any of its Subsidiaries to, consent to any amendment, supplement or other modification of any of the subordination terms or subordination provisions contained in or applicable to any document or instrument evidencing or applicable to any Subordinated Debt.

      SECTION 9.3.19 RECEIVABLES FINANCING. Not, and not permit any of its Subsidiaries to, sell, transfer, convey, assign or otherwise dispose of, with or without recourse, any Receivables of any kind; PROVIDED, HOWEVER, the foregoing restriction will not prohibit the sale of Receivables of the Borrower and its Subsidiaries so long as (a) such Receivables are sold pursuant to a Receivables Financing for no less than 80% of face value and (b) the aggregate outstanding amount of Receivables so sold at no time exceeds $100,000,000.

      SECTION 9.4 FINANCIAL COVENANTS. The Borrower will and will cause each of its Subsidiaries to:

      SECTION 9.4.1 EBITDA TO TOTAL INTEREST EXPENSE. Not permit the ratio of EBITDA to Total Interest Expense for any consecutive period of four fiscal quarters ending on the last day of each fiscal quarter to be less than, for the period ending on September 30, 1996, 1.25:1.0; for the period ending on December 31, 1996, 1.40:1.0; for the period ending on March 31, 1997, 1.40:1.0; for the period ending on June 30, 1997, 1.45:1.0; and for any consecutive period of four fiscal quarters ending at any time thereafter, 1.50:1.0; provided, that for purposes of determining compliance with this SECTION 9.4.1 for the periods ending on each of September 30, 1996, December 31, 1996 and March 31, 1997, the actual EBITDA and Total Interest Expense from the Closing Date to each such respective date shall be annualized.

      SECTION 9.4.2 FUNDED DEBT TO CAPITALIZATION. Not permit the ratio of (a) Funded Debt plus Operating Lessor's Debt to (b) Capitalization, expressed as a percentage, to exceed 85% at any time.

                                   ARTICLE X

                              COLLATERAL SECURITY

      As collateral security for its Obligations hereunder and under the Notes and the other Loan Documents, the Borrower and its Subsidiaries shall, as applicable, execute and deliver or cause to be executed and delivered to the Collateral Agent the following:

      SECTION 10.1 PLEDGE AGREEMENT. A pledge agreement (herein, as from time to time amended, modified or supplemented, individually called a "PLEDGE AGREEMENT" and collectively called the "PLEDGE AGREEMENTS") in substantially the form of
EXHIBIT 10.1A or 10.1B, as appropriate, from the Borrower and any Subsidiary of the Borrower (including all entities which shall become Subsidiaries of the Borrower after the Closing Date) owning stock of any Material Subsidiary including those set forth in EXHIBIT 8.7 (and including all entities which shall become Material Subsidiaries after the Closing Date), together with all the issued and outstanding capital stock of all such Material Subsidiaries of the Borrower owned by the Borrower and its Subsidiaries.

      SECTION 10.2 PARTNERSHIP/LIMITED LIABILITY COMPANY SECURITY AGREEMENT. A Security Agreement, Undertaking and Financing Statement (herein, from time to time amended, modified or supplemented, individually called a "PARTNERSHIP/LIMITED LIABILITY COMPANY SECURITY AGREEMENT" and collectively called the PARTNERSHIP/LIMITED LIABILITY COMPANY SECURITY AGREEMENTS") in substantially the form of EXHIBIT 10.2 from the Borrower and each Subsidiary of the Borrower (including all entities which shall become Subsidiaries after the Closing Date) owning a partnership interest or membership interest in any Material Subsidiary (including all entities which shall become Material Subsidiaries after the Closing Date).

      SECTION 10.3 GUARANTIES. A Guaranty (herein, as from time to time amended, modified or supplemented, individually called a "GUARANTY" and collectively called the "GUARANTIES") from each Guarantor in substantially the form of
EXHIBIT 10.3.

      SECTION 10.4 NOTES SECURITY AGREEMENT. A Security Agreement, Assignment, Undertaking and Financing Statement (herein, as from time to time amended, modified or supplemented, called the "NOTES SECURITY AGREEMENT") from the Borrower in substantially the form of EXHIBIT 10.4A, pledging (i) a subordinated demand promissory note from each Material Subsidiary of the Borrower in favor of the Borrower in substantially the form of EXHIBIT 10.4B (herein, as from time to time amended, modified or supplemented, collectively called the "INTERCOMPANY SUBORDINATED DEMAND NOTES"), and (ii) all subordinated promissory notes from the Material Subsidiaries of the Borrower in favor of the Borrower in substantially the form of EXHIBIT 10.4C (herein, as from time to time amended, modified or supplemented, collectively called the "SUBORDINATED TERM NOTES").

      SECTION 10.5 GUARANTY OF THE PARENT COMPANY; ETC.. A guaranty from the Parent Company (herein, as the same may be amended, modified, supplemented, extended or renewed, called the "PARENT COMPANY GUARANTY") in substantially the form of EXHIBIT 10.5A. A guaranty from Tejas Transok Holding Company in substantially the form of EXHIBIT 10.5B (the "HOLDING COMPANY GUARANTY") and a Security Agreement, Undertaking and Financing Statement from Tejas Transok Holding Company in substantially the form of EXHIBIT 10.5C (the "HOLDING COMPANY SECURITY AGREEMENT").

                                  ARTICLE XI

                            CONDITIONS TO BORROWING

      The obligation of each Lender to fund or make any Borrowing is subject to the following conditions precedent:

      SECTION 11.1 CONDITIONS PRECEDENT TO INITIAL BORROWING. The obligation of each Lender to fund or make its Borrowing on the Initial Borrowing Date is, in addition to the conditions precedent specified in SECTIONS 11.2 and 11.3, subject to the conditions precedent that the Administrative Agent shall have received all of the following, each duly executed and dated the date of the Initial Borrowing Date (or such other date prior thereto as shall be satisfactory to the Agents), in form and substance satisfactory to the Agents, and each (except for the Notes, of which only one original shall be signed for each Lender) in sufficient number of signed counterparts to provide one for each Agent and each Lender:

      SECTION 11.1.1 EXECUTED ORIGINAL NOTES. The Notes of the Borrower payable to the order of each of the Lenders.

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      SECTION 11.1.2 CERTIFICATE OF OFFICERS OF THE PARENT COMPANY, THE BORROWER
AND CERTAIN SUBSIDIARIES. Certificates, in form and substance satisfactory to the Agents, of a Secretary or an Assistant Secretary and the President or a Vice President of the Parent Company, Tejas Transok Holding Company, the Borrower and each Subsidiary of the Borrower which is a party to a Loan Document, together with certified copies of the articles of incorporation and by-laws, certificate of formation and limited liability company agreement, or the partnership agreement, as the case may be, and signatures and incumbency of officers of the Parent Company, Tejas Transok Holding Company, the Borrower and each such Subsidiary of the Borrower and resolutions with respect to the transactions contemplated herein.

      SECTION 11.1.3 CONSENTS, ETC. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) with respect to this Agreement, the Notes, any Security Document, the Merger Agreement or any other documents provided for herein or therein and certified copies of all notices or requests for consents required to be obtained in order to enable the Parent Company, Tejas Transok Holding Company, the Borrower and each Subsidiary of the Borrower, as applicable, to grant the liens pursuant to the Security Documents and execute the pertinent collateral documents described in ARTICLE X.

      SECTION 11.1.4 OPINION OF COUNSEL FOR THE BORROWER. The opinions of Hutcheson & Grundy, L.L.P., counsel for the Parent Company, Tejas Transok Holding Company, the Borrower and certain Subsidiaries of the Borrower, addressed to the Lenders in substantially the form of EXHIBIT 11.1.4.

      SECTION 11.1.5 UCC SEARCHES. Results of Uniform Commercial Code Searches identifying all of the financing statements on central file with respect to (i) the Parent Company in the state of Texas and (ii) Transok Acquisition Corporation III and Transok and each Subsidiary of Transok in the States described in EXHIBIT 11.1.5, indicating that no Person claims any interest in any of the Assets except as set forth in EXHIBIT 8.6.

      SECTION 11.1.6 THE PLEDGE AGREEMENTS. The Pledge Agreements and any necessary financing statements relating thereto, together with all necessary stock certificates and undated stock powers executed in blank, covering the capital stock of the Guarantors.

      SECTION 11.1.7 CERTIFICATE AS TO INSURANCE POLICIES. Certificate of the Borrower, in substantially the form of EXHIBIT 11.1.7, describing in detail all insurance maintained by or for the benefit of the Borrower and each Subsidiary of the Borrower on their property and their business as of the Effective Date and certifying that such insurance satisfies the requirements of SECTION 9.2.2.

      SECTION 11.1.8 GUARANTIES. The Guaranties from each Guarantor described in
EXHIBIT 11.1.8 in substantially the form of EXHIBIT 10.3 and the Parent Company Guaranty from the Parent Company in substantially the form of EXHIBIT 10.4.

                                       70

      SECTION 11.1.9 CERTIFICATE OF FINANCIAL CONDITION. Certificate of Financial Condition from the chief financial officer of the Borrower, in substantially the form of EXHIBIT 11.1.9, together with all related financial statements, opinions and other material documents containing information on which such certificate is based.

      SECTION 11.1.10 SUBORDINATION AGREEMENT. A Subordination Agreement executed by the Borrower in substantially the form of EXHIBIT 11.1.10 (herein, as from time to time amended, modified or supplemented, the "SUBORDINATION AGREEMENT").

      SECTION 11.1.11 NOTES SECURITY AGREEMENT. The Notes Security Agreement executed by the Borrower together with any necessary financing statements and all the original Intercompany Subordinated Demand Notes, the original Subordinated Term Notes, and the Parent Company Notes outstanding as of the Initial Borrowing Date properly endorsed to the Collateral Agent.

      SECTION 11.1.12 PARTNERSHIP/LIMITED LIABILITY COMPANY SECURITY AGREEMENT. The Partnership/Limited Liability Company Security Agreements and any necessary financing statements relating thereto, covering the partnership interest or membership interest in the Material Subsidiaries.

      SECTION 11.1.13 HOLDING COMPANY. The Holding Company Guaranty and the Holding Company Security Agreement.

      SECTION 11.1.14 [INTENTIONALLY OMITTED].

      SECTION 11.1.15 CERTIFICATE AS TO COLLATERAL. A certificate of an officer of the Borrower substantially in the form of EXHIBIT 11.1.15 hereto with appropriate insertions.

      SECTION 11.1.16 FINANCIAL STATEMENTS. Copies, certified by the Parent Company as true, correct and complete copies, of all the financial statements and the Pro Forma Balance Sheet described in SECTION 8.4, together with a draft, when available, of the report on Form 8-K to be filed with the Securities and Exchange Commission by the Parent Company in connection with the Merger.

      SECTION 11.1.17 OTHER DOCUMENTS. Such other documents as any Agent or any Lender may reasonably request.

      SECTION 11.2 OTHER CONDITIONS PRECEDENT TO MAKING INITIAL BORROWING. The obligation of each Lender to fund or make any Borrowing on the Initial Borrowing Date is, in addition to the conditions precedent specified in SECTION 11.1, subject to the conditions precedent that:

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      SECTION 11.2.1 FEES. The Borrower shall have paid to the Administrative
Agent for the benefit of the Agents all remaining fees due and payable to the Agents.

      SECTION 11.2.2 FILING OF SECURITY DOCUMENTS. The Collateral Agent shall have received evidence of arrangements satisfactory to the Collateral Agent for the prompt completion of, all recordings and filings of the Security Documents as may be necessary or, in the reasonable opinion of the Administrative Agent, desirable to create a valid, perfected first priority Lien against the collateral covered by the Security Documents.

      SECTION 11.2.3 MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in (i) the consolidated business, condition (financial or otherwise), operations, performance or properties of Transok Inc. and its Subsidiaries taken as a whole from that presented in the financial statements dated as of December 31, 1995, a copy of which has been furnished to the Lenders and (ii) in the consolidated business, condition (financial or otherwise), operations, performance, properties or prospects of the Parent Company, the Borrower or their respective consolidated Subsidiaries taken as a whole from March 31, 1996.

      SECTION 11.2.4 EQUITY CONTRIBUTION. The Agents shall have received, in form and substance satisfactory to the Agents, evidence that the Parent Company has made an equity capital contribution of at least $178,000,000 to the Borrower in cash and upon terms satisfactory to the Agents.

      SECTION 11.2.5 PURCHASE PRICE. The Lenders shall have received a copy, certified by the Parent Company as true, correct and complete, of the fully executed Merger Agreement, together with evidence, in form and substance satisfactory to the Agents, that the Purchase Price as defined in the Merger Agreement does not exceed $890,000,000 and that neither the Borrower, any other Subsidiaries of the Borrower, nor the Parent Company, nor Tejas Transok Holding Company has assumed any Indebtedness of the Seller or any other Person except
(i) existing trade payables of Transok and its Subsidiaries, and (ii) debt evidenced by the Medium Term Notes.

      SECTION 11.2.6 NO DEFAULT; WARRANTIES TRUE AND CORRECT. (i) No Event of Default, or Unmatured Event of Default, shall have occurred and be continuing, or will result from the making of such Borrowing and (ii) the representations and warranties of the Borrower, the Parent Company, Tejas Transok Holding Company and each Subsidiary contained in ARTICLE VIII, in any Guaranty or in any Security Document shall be true and correct as of the date of such requested Borrowing, except to the extent such representations and warranties relate solely to an earlier date (it being understood that the financial statements referred to in SECTION 8.4(A) are dated as of December 31, 1995 and March 31, 1996, as the case may be). The Initial Borrowing under this Agreement shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters set forth in this SECTION 11.2.6.

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      SECTION 11.2.7 MERGER. The conditions set forth in the Merger Agreement to obligations of the parties to the Merger Agreement to consummate the Merger shall have been satisfied in full (without amendment or waiver of, or other forbearance to exercise any rights with respect to, any of the terms and provisions thereof by the Borrower or the Parent Company) except as described in
EXHIBIT 8.17 or the Letter to Counsel.

      SECTION 11.2.8 REGULATORY FILINGS. All actions and proceedings required by applicable law or regulation (including, without limitation, compliance with the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended) shall have been taken, all waiting periods thereunder shall have expired or terminated, and all consents, waivers, and approvals necessary for the Merger and the transactions contemplated hereby (including, without limitation, those of any governmental authority or regulatory body) shall have been given or obtained.

      SECTION 11.2.9 MERGER AGREEMENT. To the best knowledge of the Borrower and the Parent Company after completion of their due diligence in respect of Transok and its Subsidiaries and the Merger, except for those matters specifically set forth in the Letter to Counsel or EXHIBIT 8.17 (i) no party thereto has defaulted or breached any of its obligations under the Merger Agreement, (ii) no litigation, arbitration, governmental investigation, or proceeding or inquiry shall be pending or threatened which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by the Merger Agreement, and (iii) the representations and warranties of the Seller in the Merger Agreement are true and correct. The Initial Borrowing under this Agreement shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters set forth in this SECTION 11.2.9.

      SECTION 11.2.10 LEASE. The conditions set forth in Section 3 of the Participation Agreement to consummate the transactions described in Section 2.1 of the Participation Agreement shall have been satisfied in full, and the transactions described in Section 2.1 of the Participation Agreement shall have been consummated in accordance with the Participation Agreement and the other Operative Documents.

      SECTION 11.3 ALL BORROWINGS. The obligation of each Lender to fund or make any Borrowing (subsequent to the initial Borrowing) is subject to the following further conditions precedent that:

      SECTION 11.3.1 NO DEFAULT; WARRANTIES TRUE AND CORRECT. (i) No Event of Default, or Unmatured Event of Default, shall have occurred and be continuing, or will result from the making of such Borrowing and (ii) the representations and warranties of the Borrower, the Parent Company, Tejas Transok Holding Company and each Subsidiary contained in ARTICLE VIII, any Guaranty or any Security Document shall be true and correct as of the date of such requested Borrowing, except to the extent such representations and warranties relate solely to an earlier date (it being understood that the financial statements referred to in SECTION 8.4(A) are dated as of

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December 31, 1995 and May 31, 1996, as the case may be. Each Borrowing under this Agreement shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters set forth in this
SECTION 11.3.1.

      SECTION 11.3.2 MATERIAL ADVERSE CHANGE. There shall have been no material adverse change, in the opinion of the Majority Lenders, (i) in the business, assets, properties, operations, condition or prospects (financial or otherwise) of any of the (a) the Borrower and its Material Subsidiaries taken as a whole from that presented in the financial statements dated December 31, 1995 and the Pro Forma Balance Sheet on a combined basis, or (b) the Parent Company and its Material Tejas Subsidiaries taken as a whole, from December 31, 1995, (ii) affecting the rights and remedies of the Lenders under and in connection with this Agreement, the Notes, the Guaranties and the Security Documents or (iii) in the ability of the Borrower to perform its Obligations under this Agreement, the Notes, the Guaranties or other Loan Documents or the ability of the Parent Company, Tejas Transok Holding Company or the Subsidiaries of the Borrower to perform their respective Obligations under the Guaranties, the Security Documents or other Loan Documents to which they are a party.

                                  ARTICLE XII

                      EVENTS OF DEFAULT AND THEIR EFFECT

      SECTION 12.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

      SECTION 12.1.1 NON-PAYMENT OF THE LOANS, LETTER OF CREDIT OBLIGATIONS, FEES OR OTHER AMOUNTS. Default, and continuance thereof for five (5) Domestic Business Days, in the payment when due (i) of any principal of any Loan or any Reimbursement Obligation, or (ii) of any interest on any Loan, of any Obligation in connection with or with respect to any Letter of Credit, of any Fixed Rent or any Additional Rent under the Lease, of any fees payable by the Borrower hereunder or in connection herewith, or of any other monetary Obligation.

      SECTION 12.1.2 NON-PAYMENT OF OTHER INDEBTEDNESS FOR BORROWED MONEY. Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any other indebtedness for borrowed money of, or guaranteed by, the Borrower or any of its Subsidiaries having a principal amount, individually or in the aggregate, in excess of $10,000,000 (except any such indebtedness for borrowed money of any Subsidiary of the Borrower to the Borrower or any such indebtedness for borrowed money of the Borrower under the RSNs) or default in the performance or observance of any obligation or condition with respect to any such other indebtedness for borrowed money if the effect of such default in performance or observance is to accelerate the maturity of any such indebtedness for borrowed money or to

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permit the holder or holders thereof, or any trustee or agent for such holders, to cause such indebtedness for borrowed money to become due and payable prior to its expressed maturity.

      SECTION 12.1.3 LEASE. An Event of Default shall occur under any of the Operative Documents.

      SECTION 12.1.4 BANKRUPTCY, INSOLVENCY, ETC. The Borrower, any of its Material Subsidiaries, the Parent Company, Tejas Transok Holding Company or any Material Tejas Subsidiary becomes insolvent or generally fails to pay, or admits in writing its inability to pay, debts as they become due; or the Borrower, any of its Material Subsidiaries, the Parent Company, Tejas Transok Holding Company or any of Material Tejas Subsidiary applies for, consents to, or acquiesces in, the appointment of, a trustee, receiver or other custodian for the Borrower, any of its Material Subsidiaries, the Parent Company, Tejas Transok Holding Company or any Material Tejas Subsidiary or any property of any thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Borrower, any of its Material Subsidiaries, the Parent Company, Tejas Transok Holding Company or any Material Tejas Subsidiary or for a substantial part of the property of any thereof and is not discharged within sixty (60) days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding (except the voluntary dissolution, not under any bankruptcy or insolvency law, of a Material Subsidiary of the Borrower), is commenced in respect of the Borrower, any of its Material Subsidiaries, the Parent Company, Tejas Transok Holding Company or any Material Tejas Subsidiary and if such case or proceeding is not commenced by the Borrower, any of its Material Subsidiaries, the Parent Company, Tejas Transok Holding Company or any Material Tejas Subsidiary, it is consented to or acquiesced in by the Borrower, any of its Material Subsidiaries, the Parent Company, Tejas Transok Holding Company or any Material Tejas Subsidiary or remains for sixty (60) days undismissed; or the Borrower, any of its Material Subsidiaries, the Parent Company, Tejas Transok Holding Company or any Material Tejas Subsidiary takes any corporate action to authorize, or in furtherance of, any of the foregoing.

      SECTION 12.1.5 NON-PERFORMANCE OF CERTAIN COVENANTS AND OBLIGATIONS. The Borrower shall default in the due performance and observance of any of its obligations under SECTION 9.1.5(I), 9.2.10, 9.3.2 or 9.3.6 (other than SECTION 9.3.6(1)(C)).

      SECTION 12.1.6 NON-PERFORMANCE OF OTHER COVENANTS AND OBLIGATIONS. The Borrower or any Subsidiary of the Borrower shall default in the due performance and observance of any other provision of this Agreement (and not constituting an Event of Default under any of the preceding provisions of this SECTION 12.1) or in any other Loan Document executed by it (and not constituting an Event of Default under SECTION 12.1.12), and such default shall continue unremedied for a period of fifteen (15) days after notice thereof to the Borrower from any Agent or any Lender.

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      SECTION 12.1.7 BREACH OF WARRANTIES AND MISLEADING STATEMENTS. (a) Any
representation or warranty made or deemed made by the Borrower, the Parent Company, Tejas Transok Holding Company or any Subsidiary of the Borrower herein or in any other Loan Document executed by it is breached or is false or misleading in any material respect on the date made or deemed made, or (b) any schedule, certificate, financial statement, report, notice, or other writing now or hereafter furnished by the Borrower, the Parent Company, Tejas Transok Holding Company or any Subsidiary of the Borrower to any Agent, the Issuing Bank or any Lender in connection with the Loan Documents and the transactions contemplated therein is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

      SECTION 12.1.8 CHANGE IN OWNERSHIP. Unless the Borrower or the Parent Company shall have obtained the prior written consent of the Required Lenders, failure by the Parent Company to own free and clear of all Liens and other encumbrances (except for agreements prohibiting the creation of any Lien or security interest on the voting stock of the Borrower), directly or indirectly through any of its Subsidiaries, 100% of the outstanding voting stock or membership interests of the Borrower; or failure by the Borrower to own (free and clear of all Liens and other encumbrances except (i) those in favor of the Collateral Agent under the Pledge Agreements and the Partnership/Limited Liability Company Security Agreements and (ii) for agreements prohibiting the creation of any Lien or security interest on the voting stock, membership interests or partnership interests, as the case may be, of the Guarantors), directly or indirectly through any of its Subsidiaries, 100% of the outstanding voting stock, membership interests or partnership interests, as the case may be, of the Guarantors (other than failure to own 100% of such outstanding voting stock, membership interests or partnership interests, as the case may be, as a result of Transfers of minority interests in Subsidiaries permitted by SECTION 9.3.8(III)).

      SECTION 12.1.9 JUDGMENTS. A judgment, decree or order for the payment of money in an amount of $5,000,000 or more in excess of valid and collectible insurance in respect thereof the payment of which is not being disputed or contested by the insurer or insurers shall be rendered against the Borrower or any of its Subsidiaries (or, in the event the Borrower or such Subsidiary shall have an indemnity reasonably acceptable to the Required Lenders from a Person satisfactory to the Required Lenders (which Person acknowledges in writing its liability for such indemnity) in respect of such judgment, decree or order for the payment of money, after giving effect to such indemnity, the Borrower's or such Subsidiary's liability in respect of such judgment, decree or order is in excess of $5,000,000, as the case may be), and either (a) enforcement proceedings shall have been commenced by any creditor upon such judgment, decree or order or (b) such judgment shall become final and non-appealable and shall have remained outstanding for a period of sixty (60) consecutive days.

      SECTION 12.1.10 EMPLOYEE BENEFIT PLANS. With respect to any Pension Plan, there shall exist a deficiency of more than $5,000,000 in the aggregate in the plan assets available to

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satisfy the benefit liabilities under such plan on account of which the Borrower or any of its Subsidiaries could incur a liability in excess of $5,000,000 in the aggregate, and steps are or have been undertaken to terminate such plan or such plan is terminated or the Borrower or any of its Subsidiaries withdraws from or institutes steps to withdraw from such plan or any Reportable Event with respect to such plan shall occur.

      SECTION 12.1.11 LIEN OR GUARANTY FAILURE. The failure of any of the Security Documents to constitute a valid and perfected first and prior lien upon, and security interest in, any property or properties purported to be pledged or covered thereby, or, if for any reason whatsoever, any of the Guaranties or Security Documents becomes unenforceable or the security afforded thereby becomes unenforceable with respect to any property or properties purported to be pledged or covered thereby; or the Borrower or any Subsidiary of the Borrower or the Parent Company shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of, or disclaim their liability under, this Agreement or any other Loan Document to which it is a party.

      SECTION 12.1.12 DEFAULT UNDER ANY SECURITY DOCUMENT. A default shall occur under the terms of any Security Document or Guaranty and continue for more than the applicable period of grace, if any, therein set forth.

      SECTION 12.1.13 [INTENTIONALLY OMITTED].

      SECTION 12.1.14 BREACH OF WARRANTIES UNDER MERGER AGREEMENT; FAILURE OR BREACH OF INDEMNITIES; FAILURE TO CONSUMMATE MERGER. (i) Transok's financial statements as at December 31, 1995 shall fail to present fairly the financial condition of Transok as at such date and the results of its operations for the periods then ended, (ii) the Seller (as defined in the Merger Agreement) shall default under any indemnity in the Merger Agreement and such default in the opinion of the Required Lenders could reasonably be expected to have a material adverse effect on the business, assets, properties, operations, conditions or prospects (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or on their ability to perform their Obligations under this Agreement and the other Loan Documents, (iii) the Seller or any of its Affiliates shall challenge pursuant to appropriate proceedings the validity or enforceability of such indemnities, (iv) the Seller and/or the Borrower and/or the Parent Company and/or Tejas Transok Holding Company shall attempt to amend or modify the Merger Agreement (including any Exhibit or Schedule thereto) or waive any provision thereof, without the Majority Lenders' prior written consent (such consent being hereby acknowledged to the letter agreement dated May 9, 1996, relating to the Palo Duro matters referenced in SECTION 9.3.8(VII), waiver of the matters described in the Letter to Counsel and EXHIBIT 8.17, and the First Amendment to Agreement of Merger dated the date of the Merger), or (v) the Merger is not consummated as provided in SECTION 9.2.10.

      SECTION 12.1.15 [INTENTIONALLY OMITTED].

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      SECTION 12.1.16 NON-PAYMENT OF OTHER INDEBTEDNESS FOR BORROWED MONEY BY
THE PARENT COMPANY. Default in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any indebtedness for borrowed money of, or guaranteed by, the Parent Company and/or Tejas Transok Holding Company, having a principal amount, individually or in the aggregate, in excess of $25,000,000; or any indebtedness for borrowed money of the Parent Company and/or Tejas Transok Holding Company having a principal amount, individually or in the aggregate, in excess of $25,000,000 shall become due before its stated maturity by acceleration of the maturity thereof PROVIDED that default in respect of indebtedness for borrowed money guaranteed by the Parent Company and/or Tejas Transok Holding Company (other than indebtedness for borrowed money of the Borrower) shall not be an Event of Default under this
SECTION 12.1.16 unless either (i) a request or demand for payment in respect of such guaranty shall have been made or (ii) enforcement proceedings in respect of such guaranty shall have been commenced.

      SECTION 12.2 EFFECT OF EVENT OF DEFAULT. If any Event of Default described in SECTION 12.1.4 shall occur, the Commitments of the Lenders hereunder (if not theretofore terminated) shall immediately terminate and the outstanding principal amount of the Loans and all other Obligations shall automatically be and become immediately due and payable, all without notice or demand of any kind; and, in the case of any other Event of Default, the Administrative Agent may (and, upon written request of the Required Lenders, shall) declare the Commitments of the Lenders hereunder (if not theretofore terminated) to be terminated and/or declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable, whereupon the Commitments of the Lenders hereunder (if not theretofore terminated) shall immediately terminate and/or, as the case may be, the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, all without notice of any kind. The Administrative Agent shall promptly advise the Borrower and each Lender of any such declaration, but failure to do so shall not impair the effect of such declaration. Notwithstanding the foregoing, the effect as an Event of Default of any event described in SECTION 12.1.1 or SECTION 12.1.4 may be waived by the written concurrence of the holders of one hundred percent (100%) of the aggregate unpaid principal amount of the Borrowings and the effect as an Event of Default of any other event described in SECTION 12.1 may be waived by the written concurrence of the Required Lenders.

      SECTION 12.3 CASH COLLATERALIZATION OF LETTERS OF CREDIT UPON EVENT OF DEFAULT. Upon the occurrence of an Event of Default, an amount equal to the amount of the then contingent liability of the Issuing Bank (and the other Lenders) under each outstanding Letter of Credit shall, at the option of the Majority Lenders and without demand upon or notice to the Borrower, be deemed (as between the Borrower, Issuing Bank and the Lenders) to have been paid or disbursed by the Issuing Bank (and the other Lenders) under such Letter of Credit (notwithstanding that such amount may not in fact have been so paid or disbursed), and the Borrower shall be obligated forthwith, upon demand or notice to the Borrower, to reimburse the Lenders for, by depositing with the Collateral Agent, which amount may be invested as provided in SECTION 2.4.4, the

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amount deemed to have been so paid or disbursed. Any amounts so received by the
Collateral Agent pursuant to the provisions of the preceding sentence shall be held as collateral security as provided in SECTION 2.4.4 until such time as such Event of Default is waived or remedied, at which time, if no other Event of Default shall then exist, any such cash collateral and any interest thereon not theretofore applied to reduce amounts payable by the Borrower to the Issuing Bank under such Letter of Credit and not required to remain on deposit as a result of SECTION 5.7 shall be returned promptly to the Borrower.

                                 ARTICLE XIII

        THE ADMINISTRATIVE AGENT, DOCUMENTATION AGENT AND ISSUING BANK

      SECTION 13.1 AUTHORIZATION. Each Lender and the holder of each Note authorizes each of the Administrative Agent, the Documentation Agent and the Issuing Bank to act on behalf of such Lender or holder to the extent provided herein or in any document or instrument delivered hereunder or in connection herewith, and to take such other action as may be reasonably incidental thereto. The Lenders hereby authorize the Collateral Agent and the Administrative Agent to execute and deliver all documents for and on behalf of the Lenders pursuant to SECTION 11.1.14. The Lenders hereby further authorize the Collateral Agent to release any Collateral constituting any interest in a Guarantor or a Subsidiary owning an interest in any Guarantor in connection with a disposition of a minority interest in such Subsidiary permitted by this Agreement.

      SECTION 13.2 POWER. Each of the Administrative Agent and the Documentation Agent shall have and may exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent and the Documentation Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent and the Documentation Agent and the Issuing Bank shall not have any implied duties or any obligation to take any action under this Agreement except any action specifically provided by this Agreement to be taken by the Administrative Agent or the Documentation Agent or the Issuing Bank, as the case may be.

      SECTION 13.3 INDEMNIFICATION OF THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT OR THE ISSUING BANK. The Lenders agree to indemnify and do hereby indemnify each of the Administrative Agent, the Documentation Agent and the Issuing Bank (to the extent not reimbursed by the Borrower or the Guarantors) ratably according to the Lenders' respective Percentages from and against any and all claims, liabilities, obligations, losses, damages, penalties, costs, expenses and disbursements of any kind or nature whatsoever which may be paid by, imposed on, incurred by, or asserted against any of the Administrative Agent, the Documentation Agent or the Issuing Bank in any way relating to or arising out of this Agreement, any Note, any Loan Document, any Letter of Credit, or any other document executed in connection herewith or any action taken or omitted by any of the Administrative Agent, the

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Documentation Agent or the Issuing Bank under this Agreement, any Note, any other Loan Document or any other document executed in connection herewith or therewith, PROVIDED that no Lender shall be liable for any portion of such claims, liabilities, obligations, losses, damages, penalties, costs, expenses and disbursements resulting from such Administrative Agent's, Documentation Agent's or Issuing Bank's gross negligence or wilful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse each of the Administrative Agent, the Documentation Agent and the Issuing Bank promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by any of the Administrative Agent, the Documentation Agent or the Issuing Bank under, or in the enforcement of, or for legal advice in respect of rights or responsibilities under, this Agreement, any Note, any other Loan Document or any other document executed in connection herewith or therewith to the extent that the Administrative Agent, the Documentation Agent and the Issuing Bank are not reimbursed for such expenses by the Borrower or any Guarantor PROVIDED that no Lender shall be liable for any such expenses resulting from the Administrative Agent's, the Documentation Agent's or the Issuing Bank's gross negligence or wilful misconduct. If any indemnity furnished to any of the Administrative Agent, the Documentation Agent or the Issuing Bank for any purpose shall, in the opinion of such Administrative Agent, such Documentation Agent or such Issuing Bank, be insufficient or become impaired, such Administrative Agent, Documentation Agent or such Issuing Bank may call for additional indemnity and not commence or cease to do the acts indemnified against until such additional indemnity is furnished.

      SECTION 13.4 ACTION ON INSTRUCTIONS OF THE REQUIRED LENDERS. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Notes), neither the Administrative Agent, the Documentation Agent nor the Issuing Bank shall be required to exercise any discretion or take any action, but the Administrative Agent, the Documentation Agent and the Issuing Bank shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon the Lenders (including, without limitation, all subsequent holders of the Notes); PROVIDED, HOWEVER, that neither the Administrative Agent, the Documentation Agent nor the Issuing Bank shall be required to take any action which exposes the Administrative Agent, the Documentation Agent or the Issuing Bank to personal liability or which is contrary to this Agreement, any Loan Document or applicable law; PROVIDED, FURTHER, HOWEVER, that neither the Administrative Agent, the Documentation Agent nor the Issuing Bank shall be required to do any act hereunder or under any Loan Document or any other document or instrument delivered hereunder or in connection herewith or take any action toward the execution or enforcement of the agency hereby created, or to prosecute or defend any suit in respect of this Agreement, any Loan Document, any Letter of Credit or the Notes or any collateral security, unless the Administrative Agent, the Documentation Agent and the Issuing Bank are fully and specifically indemnified to their satisfaction by the Lenders against any and all claims, liabilities, obligations, losses, damages, penalties, costs, disbursements

                                       80

and expenses of any kind or nature whatsoever relating to or arising out of such action (other than any portions of such claims, liabilities, obligations, losses, damages, penalties, costs, disbursements and expenses resulting from such Administrative Agent's, Documentation Agent's or Issuing Bank's gross negligence or wilful misconduct). The relationship between the Administrative Agent, the Documentation Agent and the Issuing Bank on the one hand and the Lenders on the other hand is and shall be that of agent and principal only and nothing herein contained shall be construed to constitute the Administrative Agent, the Documentation Agent or the Issuing Bank a trustee for any holder of a Note or of a participation therein or in a Letter of Credit nor to impose on the Administrative Agent, the Documentation Agent or the Issuing Bank duties and obligations other than those expressly provided for herein.

      SECTION 13.5 EXCULPATION. Neither the Administrative Agent nor the Documentation Agent nor any of their respective directors, officers, employees or agents shall (i) be responsible to the Lenders for any recitals, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of this Agreement, any Note, any Loan Document or any other instrument or document delivered hereunder or in connection herewith, (ii) be responsible for the validity, genuineness, perfection, effectiveness, enforceability, existence, value or enforcement of any guaranty or collateral security, (iii) be under any duty to inquire into or pass upon any of the foregoing matters, or to make any inquiry concerning the performance by the Borrower or any other Obligor of its obligations, or (iv) in any event, be liable as such for any action taken or omitted by it or them, except for its or their own gross negligence or willful misconduct. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Administrative Agent and the Documentation Agent in their individual capacity.

      SECTION 13.6 EMPLOYMENT OF COUNSEL, ETC. The Administrative Agent, the Documentation Agent and the Issuing Bank may execute any of their respective duties under this Agreement, any Loan Document and any instrument, agreement or document executed, issued or delivered pursuant hereto or thereto or in connection herewith or therewith, by or through employees, agents, correspondents, confirming banks, and attorneys-in-fact and shall not be answerable to the Lenders for the default or misconduct of any such employee, agent, correspondents, confirming banks, or attorney-in-fact selected by it with reasonable care. The Administrative Agent, the Documentation Agent and the Issuing Bank shall be entitled to rely on advice of counsel (including counsel who are the employees of the Administrative Agent, the Documentation Agent and the Issuing Bank) selected by such Administrative Agent or such Documentation Agent or such Issuing Bank concerning all matters pertaining to the agency hereby created and its duties to the Lenders under this Agreement, any Loan Document and any instrument, agreement or document executed, issued or delivered pursuant hereto or thereto or in connection herewith or therewith.

      SECTION 13.7 RELIANCE ON DOCUMENTS. Each of the Administrative Agent, the Documentation Agent and the Issuing Bank shall be entitled to rely upon any notice, consent, waiver, amendment, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons.

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      SECTION 13.8 CREDIT INVESTIGATION. Each Lender acknowledges that it has made such inquiries and taken such care on its own behalf (including, without limitation, that it had this Agreement, the form of its Note and the Guaranties and the Security Documents and such other documents or matters as it deemed appropriate relating hereto and thereto reviewed by its own legal counsel as it deemed appropriate, and it is satisfied with the form of this Agreement, its Note and the Security Documents) as would have been the case had the Commitments hereunder been granted and the Borrowings made and the Letters of Credit issued directly by such Lender to the Borrower without the intervention of the Collateral Agent, the Administrative Agent, the Documentation Agent, the Issuing Bank or any other Lender. Each Lender agrees and acknowledges that neither the Administrative Agent nor the Documentation Agent nor the Issuing Bank make any representations or warranties about the creditworthiness of the Borrower, any Subsidiary, any Guarantor, the Parent Company, Tejas Transok Holding Company or any other party to this Agreement or with respect to the legality, validity, sufficiency or enforceability of this Agreement, any Note, any other Loan Document or the existence or value of any collateral security therefor.

      SECTION 13.9 RESIGNATION. Any of the Administrative Agent, the Issuing Bank, and the Documentation Agent may resign as such at any time upon at least thirty (30) days prior notice to the Borrower and the Lenders. In the event of any such resignation of the Administrative Agent, the Borrower, with the consent of the Documentation Agent, shall as promptly as practicable appoint a successor agent to the Administrative Agent, which shall be the Documentation Agent. In the event no such successor is appointed, the Required Lenders shall as promptly as practicable appoint a successor agent to such resigning Administrative Agent. In the event no such successor is so appointed within thirty (30) days of any such notice, any Lender may apply to a court of competent jurisdiction for the appointment of a successor agent hereunder to such resigning Administrative Agent. After any retiring Administrative Agent's or Documentation Agent's resignation hereunder as the Administrative Agent or the Documentation Agent or the Issuing Bank, the provisions of (i) this ARTICLE XIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Documentation Agent or the Issuing Bank, as the case may be, under this Agreement; (ii) SECTION 14.8 shall continue to inure to its benefit; and ARTICLE II shall continue to inure to the benefit of the Issuing Bank.

      SECTION 13.10 ANNUAL ADMINISTRATIVE AGENCY FEES. The obligations of the Administrative Agent hereunder are subject to the condition precedent that the Borrower shall pay to the Administrative Agent on each anniversary date of the Effective Date until the Obligations of the Borrower are paid in full in same day or immediately available funds a fee in an amount that has been agreed upon by the Borrower and the Administrative Agent.

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      SECTION 13.11 THE ADMINISTRATIVE AGENT, ISSUING BANK AND DOCUMENTATION
AGENT AS LENDERS. With respect to any Note or other Obligation held or issued by or owed to it, each of the Issuing Bank, the Documentation Agent and the Administrative Agent shall have and may exercise the same rights and powers hereunder, under the Notes and under the other Loan Documents and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Required Lenders," or "Majority Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Issuing Bank, the Administrative Agent and the Documentation Agent in their individual capacity as a Lender or as the, or one of the, Required Lenders or Majority Lenders. The Issuing Bank, the Administrative Agent and the Documentation Agent may lend money to and generally engage in any kind of banking, trust or other business with the Borrower, the Parent Company, Tejas Transok Holding Company, any Guarantor, any Subsidiary of any thereof, or any other Person as if it were not acting pursuant hereto.

                                  ARTICLE XIV

                           MISCELLANEOUS PROVISIONS

      SECTION 14.1 NO WAIVER. No delay on the part of the Administrative Agent, the Documentation Agent, the Issuing Bank or any Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude any other or further exercise thereof, or the exercise of any other right, power or remedy.

      SECTION 14.2 AMENDMENTS, MODIFICATIONS, WAIVERS AND CONSENTS. No amendment to, modification or waiver of, or consent with respect to, any provision of this Agreement or the Notes shall in any event be effective unless the same shall be in writing and signed and delivered by the Required Lenders or by the Administrative Agent on behalf of and with the written consent of the Required Lenders to the Borrower or, as to any provision of this Agreement or the Notes, which only may be amended by the Lenders, by the Lenders or by the Administrative Agent on behalf of and with the written consent of the Lenders, to the Borrower and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment, modification, waiver or consent (i) shall affect this sentence, increase the amount of any of the Commitments of the Lenders hereunder, extend the maturity of any Borrowing, postpone or forgive the payment of interest thereon, postpone or reduce the fees hereunder (other than fees payable to the Issuing Bank pursuant to SECTION 4.5(B) and the fees payable to the Administrative Agent pursuant to SECTION 13.10), reduce the rate of interest payable with respect to any Borrowing, release any collateral security for any Obligation (including without limitation any Guaranty), except as otherwise specifically provided in any Loan Document, or reduce the aggregate percentage required to effect an amendment, modification, waiver or consent without the unanimous consent of the Lenders, or (ii) shall extend the maturity of, postpone or forgive the payment of interest

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on, extend the due date for any scheduled repayment or prepayment of principal of, or reduce the principal amount of, or rate of interest on, any Borrowing (A) without the consent of the holder of the Note evidencing such Borrowing in the case of any such extension, postponement, forgiveness or reduction relating to Loans or (B) without the consent of the Issuing Bank and all the Lenders in the case of any such extension, postponement, forgiveness or reduction relating to Letters of Credit. No provisions of ARTICLE XIII (or of this sentence) shall be deleted, amended, modified or waived without the consent of the Administrative Agent, the Issuing Bank and the Documentation Agent. No provisions of SECTION
2.4 (or of this sentence) shall be deleted, amended, modified or waived without the consent of the Issuing Bank.

      SECTION 14.3 CONFIRMATIONS. The Borrower and each holder of a Note agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal amount of the Loans then outstanding under such Note; and each such holder agrees from time to time, upon written request received by it from the Borrower, to make that Note held by it (including the schedule attached thereto) available for reasonable inspection by the Borrower, at the office of such holder.

      SECTION 14.4 NOTICES, DEMANDS, INSTRUCTIONS AND OTHER COMMUNICATIONS. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by telecopier; PROVIDED, HOWEVER that no Borrowing Request and no conversion notice pursuant to ARTICLE VI shall become effective until actually received by the Administrative Agent and no Issuance Request shall become effective until actually received by the Issuing Bank, and shall be deemed to be given for purposes of this Agreement on the day that such writing is delivered or sent to the intended recipient thereof in accordance with the provisions of this SECTION 14.4. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this SECTION 14.4, notices, demands, instructions and other communications shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telecopier numbers) indicated on SCHEDULE I, or as set forth in the relevant Assignment and Acceptance, as the case may be.

      SECTION 14.5 ACCOUNTING TERMS AND COMPUTATIONS. Wherever any accounting term shall be used herein or in any other Loan Document, or the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purposes of this Agreement and each other Loan Document, such accounting term, such determination or such computation shall, to the extent applicable and except as otherwise specified in this Agreement or such other Loan Document, be defined or made (as the case may be) in accordance with generally accepted accounting principles ("GAAP") applied (in the case of determinations or computations) on a basis consistent with those in effect at the time of such determination or computation. In the event any changes in GAAP after the Effective Date would materially affect the calculation of the financial

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covenants in SECTION 9.4 or Consolidated Stockholders' Equity, the Borrower and
the Lenders agree to enter into good faith negotiations for an agreement to revise such financial covenants or the definitions of "CONSOLIDATED STOCKHOLDERS' EQUITY" or "STOCKHOLDER'S EQUITY" to take into account such changes in GAAP; PROVIDED that until the Borrower and the Lenders have entered into such an agreement, such financial calculations shall continue to be made in accordance with GAAP as in effect immediately prior to such change.

      SECTION 14.6 SALES AND TRANSFERS, ETC., OF BORROWINGS AND NOTES; PARTICIPATIONS IN BORROWINGS AND NOTES.

            (a) Any Lender may at any time sell to one or more banks or other entities (other than a direct competitor of the Borrower or any of its Subsidiaries or a person engaged as one of its principal activities in the Hydrocarbons transportation, marketing or storage business ("PARTICIPANTS")) participating interests in any Borrowing owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder, PROVIDED that no Lender may sell any participating interests in any such Borrowing, Note, Commitment or other interest hereunder without also selling to such Participant the appropriate PRO RATA share of such Borrowings, Notes, Commitments and other interests hereunder and the appropriate PRO RATA share of the A-Notes, the Lessor's A-Invested Amount, the B-Notes and the Lessor's B-Invested Amount under the Operative Documents and the Operative Loan Documents (as defined in the Operative Documents), and PROVIDED FURTHER that no Lender shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement except to the extent such amendment or waiver would (i) increase the amount of such Lender's Commitment, (ii) reduce the principal of, or interest on, any of such Lender's Borrowings, or any fees payable to such Lender hereunder, (iii) postpone any date fixed for any scheduled payment of principal of, or interest on, any of such Lender's Borrowings, or any fees or other amounts payable to such Lender hereunder or (iv) release all or substantially all collateral security for any Obligation (including, without limitation, any Guaranty), except as otherwise specifically provided in any Loan Document. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the Borrower, the Administrative Agent and the Documentation Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this

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                  Agreement. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; PROVIDED that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in SECTION 7.2. The Borrower also agrees that each Participant shall be entitled to the benefits of SECTIONS 2.6, 4.9, 4.12 and 4.14 with respect to its participation in the Commitments and the Borrowings outstanding from time to time; PROVIDED that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

            (b) Any Lender may at any time sell to any Lender or any affiliate thereof, and, with the consent of the Administrative Agent and the Issuing Bank and the Borrower (which shall not be unreasonably withheld or delayed), to one or more banks or financial institutions ("PURCHASING LENDERS") all or any part of its rights and obligations under this Agreement, the Notes and the other Loan Documents, pursuant to an Assignment and Acceptance in the form attached as EXHIBIT 14.6 hereto, executed by such Purchasing Lender, such transferor Lender (and, in the case of a Purchasing Lender which is not then a Lender or an affiliate thereof, consented to by the Borrower and the Administrative Agent and the Issuing Bank) and the Administrative Agent and delivered to the Administrative Agent; PROVIDED that each such sale to a Purchasing Lender shall be in an amount of $5,000,000 or more; and PROVIDED, FURTHER, that no Lender may sell any Loans to a Purchasing Lender without also selling to such Purchasing Lender the appropriate PRO RATA share of its Borrowings and participations in Letters of Credit hereunder and its Commitments hereunder and the appropriate PRO RATA share of the A-Notes, the Lessor's A-Invested Amount, the B-Notes and the Lessor's B-Invested Amount under the Operative Documents and the Operative Loan Documents (as defined in the Operative Documents. Upon such execution, delivery and acceptance, from and after the Transfer Effective Date determined pursuant to such Assignment and Acceptance (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Loan Documents

                                       86

                  with a Commitment as set forth therein and (y) the transferor Lender thereunder shall, to the extent provided in such Assignment and Acceptance be released from its obligations under this Agreement and under the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement and under the other Loan Documents, such transferor Lender shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitments and Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Notes and the other Loan Documents. On or prior to the Transfer Effective Date determined pursuant to such Assignment and Acceptance, the Borrower at its own expense, shall execute and deliver to the Administrative Agent in exchange for any surrendered Note, a new Note to the order of such Purchasing Lender in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance, and, if the transferor Lender has retained a Commitment or Borrowing hereunder, a new Note to the order of the transferor Lender in an amount equal to the Commitments or Borrowings retained by it hereunder. Such new Notes shall be dated the Initial Borrowing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Administrative Agent to the Borrower marked "cancelled."

            (c) Upon its receipt of an Assignment and Acceptance executed by a transferor Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, consented to by the Borrower, the Administrative Agent and the Issuing Bank (if the consent of the Borrower and the Administrative Agent and the Issuing Bank is required)) and the Administrative Agent, together with payment to the Administrative Agent hereunder of a registration and processing fee of $2,500 and to the Administrative Agent (as defined in the Participation Agreement) the registration and processing fee referred to in Section 6.3 of the Participation Agreement (provided, a Lender being replaced pursuant to SECTION 4.15 shall have no obligation to pay such registration and processing fees), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the Transfer Effective Date determined pursuant thereto give notice of such acceptance and recordation to the Lenders and the Borrower.

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            (d)   The provisions of the foregoing CLAUSES (B) and (C) shall not apply to or restrict, or require the consent of or any notice to any Person to effectuate, the pledge or assignment by any Lender of its rights under this Agreement and its Notes to any Federal Reserve Bank.

            (e) If, pursuant to this SECTION 14.6 any interest in this Agreement or any Note is transferred to any transferee (a "TRANSFEREE") which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent, the Issuing Bank, the Documentation Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans or Letters of Credit,
                  (ii) to furnish to the transferor Lender (and, in the case of any Purchasing Lender, the Administrative Agent, the Issuing Bank, the Documentation Agent and the Borrower) either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder) and (iii) to agree (for the benefit of the transferor Lender, the Administrative Agent, the Issuing Bank, the Documentation Agent and the Borrower) to provide the transferor Lender (and, in the case of any Purchasing Lender, the Administrative Agent, the Issuing Bank, the Documentation Agent and the Borrower) a new Form 4224 or Form 1001 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

      SECTION 14.7 PAYMENT OF COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Documentation Agent (including, without limitation, the reasonable fees and out-of-pocket expenses of Messrs. Mayer, Brown & Platt, and any and all other special counsel for the Agents, and of local counsel, if any, who may be retained by said special counsel) in connection with (i) the preparation, negotiation, execution, delivery, syndication and administration of this Agreement, the Notes, the Guaranties, the Security Documents, and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith, (ii) the preparation, negotiation, execution and delivery of any and all amendments, supplements, renewals, restatements, rearrangements, extensions,

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substitutions, or modifications to this Agreement, the Notes, the Guaranties, the Security Documents, and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith except for those (excluding the preparation of new Notes) incurred in connection with SECTION 14.6 unless such sale, assignment, or transfer under SECTION 14.6 results from the exercise of Borrower's rights under SECTION 4.15, and (iii) the enforcement by the Lenders, the Administrative Agent, the Issuing Bank, the Collateral Agent and the Documentation Agent of, or the protection of rights under, this Agreement, the Notes, the Guaranties, the Security Documents, any such other instruments or documents or any collateral security. The Administrative Agent, the Collateral Agent, each Lender, the Issuing Bank and the Documentation Agent agree to the extent feasible, and to the extent a conflict of interest does not exist in the reasonable opinion of the Administrative Agent, any Lender, the Collateral Agent, the Issuing Bank, the Documentation Agent or their counsel, to use the same single counsel (i.e. one law firm) in connection with the foregoing, to the extent they seek reimbursement for the expenses thereof from the Borrower. Such requests for payment shall be accompanied by invoices containing reasonable details. Each Lender agrees to reimburse each of the Administrative Agent, the Collateral Agent, the Issuing Bank and the Documentation Agent on demand for such Lender's PRO RATA share (based upon its respective Percentage) of any such costs or expenses not paid by the Borrower. In addition, the Borrower agrees to pay, and to save the Administrative Agent, the Collateral Agent and the Documentation Agent and the Lenders harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Borrowings hereunder, or the issuance of the Notes, the Letters of Credit, or of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this SECTION 14.7, in the last paragraph of SECTION
2.4.2 and in SECTION 2.6, SECTION 4.9, SECTION 4.10, SECTION 4.12, SECTION 4.14 and SECTION 14.8 shall survive any termination of this Agreement. The representations and warranties made by the Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

      SECTION 14.8 INDEMNIFICATION PROVISIONS. IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE ISSUING BANK AND THE DOCUMENTATION AGENT AND EACH LENDER, THE BORROWER HEREBY AGREES TO INDEMNIFY EACH OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, THE ISSUING BANK AND THE DOCUMENTATION AGENT AND EACH LENDER AND THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM AND AGAINST ANY AND ALL SUITS, LOSSES, LIABILITIES, CLAIMS AND DAMAGES, AND EXPENSES INCURRED BY ANY OF THE INDEMNIFIED PARTIES RELATING TO, ARISING OUT OF OR BY REASON OF (I) ANY INVESTIGATION, LITIGATION OR OTHER PROCEEDING RELATED TO ANY USE MADE OR PROPOSED TO BE MADE BY THE BORROWER OF THE PROCEEDS OF THE BORROWINGS, OR ANY TRANSACTION FINANCED OR TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY WITH THE PROCEEDS OF ANY BORROWING, (II) THE ENTERING INTO AND PERFORMANCE OF THIS AGREEMENT AND ANY OTHER LOAN DOCUMENT BY ANY OF THE INDEMNIFIED PARTIES (OTHER THAN EXPENSES OF THE TYPE FOR WHICH THE BORROWER AGREES TO REIMBURSE PURSUANT TO SECTION 14.7),
(III) ANY INVESTIGATION, LITIGATION OR PROCEEDING RELATED TO ANY ENVIRONMENTAL CLEANUP, AUDIT,

                                       89

COMPLIANCE OR OTHER MATTER RELATING TO ANY ENVIRONMENTAL LAW OR THE CONDITION OF ANY FACILITY OR PROPERTY OWNED, LEASED OR OPERATED BY THE BORROWER, ANY OF ITS SUBSIDIARIES, OR (IV) THE PRESENCE ON OR UNDER, OR THE ESCAPE, SEEPAGE,
LEAKAGE, SPILLAGE, DISCHARGE, EMISSION, DISCHARGING OR RELEASES FROM, ANY FACILITY OR PROPERTY OWNED, LEASED OR OPERATED BY THE BORROWER, ANY SUBSIDIARY THEREOF OF ANY HAZARDOUS MATERIAL (INCLUDING, WITHOUT LIMITATION, ANY LOSSES, LIABILITIES, DAMAGES, INJURIES, COSTS, EXPENSES OR CLAIMS ASSERTED OR ARISING UNDER ANY ENVIRONMENTAL LAW), REGARDLESS OF WHETHER CAUSED BY, OR WITHIN THE CONTROL OF, THE BORROWER OR SUCH SUBSIDIARY (BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES TO THE EXTENT THEY RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY OR OF ITS RESPECTIVE DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES OR RESULTED FROM SUCH INDEMNIFIED PARTY'S OWN UNEXCUSED BREACH OF ANY MATERIAL PROVISION OF ANY LOAN DOCUMENT), PROVIDED THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT THE INDEMNIFIED PARTIES BE INDEMNIFIED IN THE CASE OF THEIR OWN NEGLIGENCE. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, THE BORROWER HEREBY AGREES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, EXPENSES, FEES AND DISBURSEMENTS WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT, THE ISSUING BANK AND EACH LENDER AGREE TO THE EXTENT FEASIBLE, AND TO THE EXTENT A CONFLICT OF INTEREST DOES NOT EXIST IN THE REASONABLE OPINION OF ANY OF THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT, THE DOCUMENTATION AGENT, THE ISSUING BANK OR ANY LENDER OR THEIR COUNSEL, TO USE THE SAME SINGLE COUNSEL (I.E. ONE LAW FIRM) IN CONNECTION WITH ANY SUCH INVESTIGATION, LITIGATION OR OTHER PROCEEDING. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 14.8 SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT, THE PAYMENT OF THE OBLIGATIONS AND THE ASSIGNMENT OF THE NOTES.

      SECTION 14.9 SUBSIDIARY REFERENCES. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Borrower has one or more Subsidiaries.

      SECTION 14.10 SECTION CAPTIONS AND TABLE OF CONTENTS. Section captions used in, and the Table of Contents to, this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

      SECTION 14.11 GOVERNING LAW. THIS AGREEMENT AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE. All obligations of the Borrower and rights of the Collateral Agent, the Administrative Agent, the Issuing Bank, the Documentation Agent, the Lenders and any other holders of the Notes expressed herein or in the Notes shall be in addition to and not in limitation of those provided by applicable law.

      SECTION 14.12 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such

                                       90

counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

      SECTION 14.13 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Borrower, the Lenders, the Administrative Agent and the Documentation Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Lenders, the Collateral Agent, the Administrative Agent, the Issuing Bank and the Documentation Agent and the respective successors and assigns of the Lenders, the Collateral Agent, the Administrative Agent, the Issuing Bank and the Documentation Agent; PROVIDED, HOWEVER, that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all Lenders; PROVIDED FURTHER, however, that for purposes of this SECTION 14.13 if the survivor of such a merger is obligated in respect of all Obligations of the Borrower hereunder and under all other Loan Documents, a merger permitted pursuant to SECTION 9.3.6 hereof shall not be an assignment or transfer of the Borrower's rights or obligations hereunder.

      SECTION 14.14 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

      SECTION 14.15 FORUM SELECTION AND CONSENT TO JURISDICTION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE DOCUMENTATION AGENT, THE ADMINISTRATIVE AGENT, THE ISSUING BANK, THE COLLATERAL AGENT, THE LENDERS OR THE BORROWER SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY OBLIGOR, COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH OBLIGOR, COLLATERAL OR OTHER PROPERTY MAY BE FOUND. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. TO THE FULLEST EXTENT

                                       91

PERMITTED BY APPLICABLE LAW, THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

      SECTION 14.16 SEVERABILITY. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

      SECTION 14.17 CONFIDENTIALITY. Each Lender agrees that it will use reasonable efforts not to disclose without the prior written consent of the Borrower (other than to its employees, affiliates, auditors or counsel or to any other party hereto) any information with respect to the Borrower, any of its Subsidiaries, or the Parent Company or any of its Subsidiaries which is furnished pursuant to this Agreement or any other agreement executed pursuant hereto and which is clearly designated by the Borrower to each Lender in writing as confidential, PROVIDED that the foregoing shall not apply to, and each Lender may disclose any such information, (a) as has become generally available to the public, (b) to any of its examiners or as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the prospective Transferee, Participant, or Purchasing Lender, in connection with any contemplated transfer of any of the Notes or any interest therein by such Lender, PROVIDED, that such prospective Transferee, Participant, or Purchasing Lender (other than an affiliate of such Lender) executes an agreement with the Borrower containing provisions substantially identical to those

                                       92

contained in this SECTION 14.17, (f) with the prior written authorization of the Borrower, (g) received by such Lender prior to the Closing Date or already known by, or in the possession of such Lender without restrictions on the disclosure thereof at the time such information was received by the Lender (it being acknowledged by each of the Lenders that all information received from the Parent Company, any Subsidiary thereof, or the Borrower prior to the Closing Date was confidential) or (h) in connection with the exercise of any remedies by any Lender, the Administrative Agent, the Issuing Bank, the Documentation Agent or the Collateral Agent. Each Lender further agrees that it will use its reasonable efforts to advise the Borrower, as promptly as practicable, of any disclosure of information clearly designated by the Borrower to each Lender in writing as confidential made by such Lender pursuant to CLAUSE (C) of this
SECTION 14.17; PROVIDED, HOWEVER, that the foregoing notwithstanding, such Lender shall have no obligation to notify the Borrower of any such disclosure pursuant to such CLAUSE (C) or otherwise and failure to give such notification shall not give rise to a claim against such Lender.

      SECTION 14.18 NOTICE. THIS WRITTEN AGREEMENT TOGETHER WITH THE OTHER LOAN DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                       93

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    TRANSOK ACQUISITION COMPANY


                                    By: /s/ CHRIS TONG
                                    Name:   Chris Tong
                                    Title:Vice President - Finance

                                    BANK OF MONTREAL, HOUSTON AGENCY,
                                    as Administrative Agent and as a Lender


                                    By: /s/ DONALD G. WARMINGTON
                                    Name:   Donald G. Warmington
                                    Title: Director

                                    CANADIAN IMPERIAL BANK OF COMMERCE,
                                    as Documentation Agent and as a Lender


                                    By:
                                    Name:
                                    Title:


                                                                   EXHIBIT 10.5A
                                   GUARANTY


      THIS GUARANTY (this "GUARANTY"), dated as of June 6, 1996, made by TEJAS GAS CORPORATION, a Delaware corporation (the "GUARANTOR"), in favor of each of the Lender Parties (as defined below).

                             W I T N E S S E T H:

      WHEREAS, pursuant to a Secured Credit Agreement, dated as of June 6, 1996 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the "SECURED CREDIT AGREEMENT" or the "CREDIT AGREEMENT"), among TRANSOK ACQUISITION COMPANY, a Delaware corporation (the "BORROWER"), the various financial institutions (individually a "LENDER" and collectively the "LENDERS") as are, or may from time to time become, parties thereto, BANK OF MONTREAL, acting through certain of its U.S. branches or agencies ("BMO"), as administrative agent (in such capacity, together with any successor(s) thereto in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders, Canadian Imperial Bank of Commerce, as documentation agent for the Lenders (in such capacity together with any successor(s) thereto in such capacity the "DOCUMENTATION AGENT)" the Lenders have extended Commitments to make Borrowings to the Borrower; and

      WHEREAS, as a condition precedent to the making of the initial Borrowings under the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty; and

      WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

      WHEREAS, the Borrower is a wholly-owned subsidiary of the Guarantor; and

      WHEREAS, it is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the Borrowings made from time to time to the Borrower by the Lenders pursuant to the Secured Credit Agreement;

      NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Borrowings (including the initial Borrowings) to the Borrower pursuant to the Credit Agreement, the Guarantor agrees, for the benefit of each Lender Party, as follows:

                                   ARTICLE I

                                  DEFINITIONS

      SECTION 1.1. CERTAIN TERMS. The following terms (whether or not underscored) when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

      "ADMINISTRATIVE AGENT" is defined in the FIRST RECITAL.

      "BMO" is defined in the FIRST RECITAL.

      "BORROWER" is defined in the FIRST RECITAL.

      "CIBC" is defined in the FIRST RECITAL.

      "GUARANTOR" is defined in the PREAMBLE.

      "GUARANTY" is defined in the PREAMBLE.

      "LENDER" is defined in the FIRST RECITAL.

      "LENDER PARTY" means, as the context may require, any Lender, the Administrative Agent, the Documentation Agent, the Issuing Bank, or the Collateral Agent and each of their respective successors, transferees and assigns.

      "LENDERS" is defined in the FIRST RECITAL.

      "OBLIGOR" means the Borrower, any Subsidiary of the Borrower that may from time to time execute and deliver a Guaranty pursuant to the Credit Agreement, or any other Person (other than any Lender Party) obligated under any Loan Document.

      "NET WORTH" means the consolidated net worth of the Guarantor and its Subsidiaries.

      "SECURED CREDIT AGREEMENT" is defined in the FIRST RECITAL.

      "TAHC CREDIT AGREEMENT" means the Amended and Restated Secured Credit Agreement among Tejas-Acadian Holding Company dated as of January 12, 1995 among Tejas-Acadian Holding Company, certain lending institutions, the Co-Agents parties thereto and Canadian Imperial Bank of Commerce, as Administrative Agent, as amended.

      "U.C.C." means the Uniform Commercial Code as in effect in the State of New York, as the same may be amended from time to time.

      SECTION 1.2. SECURED CREDIT AGREEMENT DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Guaranty, including its preamble and recitals, have the meanings provided in the Secured Credit Agreement.

      SECTION 1.3. U.C.C. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Guaranty, including its preamble and recitals, with such meanings.


                                  ARTICLE II

                              GUARANTY PROVISIONS

      SECTION 2.1. GUARANTY. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of

            (i) all obligations of the Borrower to the Lenders, the Issuing Bank, the Administrative Agent and the Documentation Agent, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, absolute or contingent, joint or several, or now or hereafter existing or due or to become due, including, without limitation, all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. ss. 362(a), and the operation of Sections 502(b) and 506(b) of such Bankruptcy Code, 11 U.S.C. ss. 502(b) and ss. 506(b), under and in connection with the Secured Credit Agreement, including, without limitation, all obligations of the Borrower under (a) its Notes (as defined in the Secured Credit Agreement) (herein, as amended, extended, modified, rearranged, and/or supplemented from time to time, together with any notes given in extension, renewal, replacement, rearrangement, modification and/or substitution therefor, collectively called the "NOTES" and individually called a "NOTE") and (b) the Security Documents (as defined in the Secured Credit Agreement) excluding any and all Obligations of the Borrower or any successor thereto or any Subsidiary with respect to the Medium Term Notes,
      (ii) all amounts payable by the Borrower under or with respect to any Hedging Obligations (as defined in the Secured Credit Agreement) entered into with any counterparty or counterparties who, at the time such Hedging Obligation was entered into, was a Lender or an affiliate of a Lender (individually a "HEDGING AFFILIATE" and collectively the "HEDGING AFFILIATES") and all fees and expenses thereunder (all of the obligations and liabilities described in the preceding clauses (i) - (ii) being herein collectively called the "LIABILITIES"), and the undersigned further agrees to pay all reasonable expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Collateral Agent or the Documentation Agent (subject to the terms of Section 14.7 of the Secured Credit Agreement) in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this guaranty.

This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Lender Party or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of the Guarantor hereunder. Any amounts received by the Collateral Agent, the Administrative Agent, the Documentation Agent, any Lender or any Hedging Affiliate from whatsoever source on account of the Liabilities may be applied by it toward the payment of such of the Liabilities, and in such order of application, as the Collateral Agent, the Administrative Agent, the Documentation Agent, any Lender or any Hedging Affiliate may from time to time elect.

      SECTION 2.2. ACCELERATION OF GUARANTY. The Guarantor agrees that, in the event of the dissolution or insolvency of the Borrower or the Guarantor, or the inability or failure of the Borrower or the Guarantor to pay debts as they become due, or an assignment by the Borrower or the Guarantor for the benefit of creditors, or the commencement of any case or proceeding in respect of the Borrower or the Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, the Guarantor will pay to the Lender Parties forthwith the full amount which would be payable hereunder by the Guarantor if all such Liabilities were then due and payable.

      SECTION 2.3. GUARANTY ABSOLUTE, ETC. This guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of the undersigned or that at any time or from time to time all Liabilities may have been paid in full), until all Liabilities (including any extensions, modifications, rearrangements, substitutions, supplements or renewals of any thereof) and all interest thereon and all reasonable expenses (including reasonable attorneys' fees and legal expenses) paid or incurred by the Collateral Agent, the Administrative Agent and the Documentation Agent (subject to the terms and provisions of Section 14.7 of the Secured Credit Agreement) in endeavoring to collect the Liabilities and in enforcing this guaranty shall have been finally paid in full and all Commitments (as defined in the Secured Credit Agreement) have been permanently terminated. Once the Liabilities have been paid in full, all obligations of the Guarantor hereunder shall have been paid in full and all Commitments shall have been terminated, this Guaranty shall terminate except for the provisions hereof which by their terms expressly survive termination. The Guarantor guarantees that the Obligations of the Borrower and each other Obligor with respect to the Liabilities will be paid strictly in accordance with the terms of the Secured Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender Party or any holder of any Note with respect thereto. The liability of the

Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

            (a) any lack of validity, legality or enforceability of the Secured Credit Agreement, any Note or any other Loan
      Document;

            (b) the failure of any Lender Party or any holder of any Note

                  (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of the Secured Credit Agreement, any Note, any other Loan Document or otherwise, or

                  (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of the Borrower or any other Obligor;

            (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower or any other Obligor, or any other extension, compromise or renewal of any Obligation of the Borrower or any other Obligor;

            (d) any reduction, limitation, impairment or termination of any Obligations of the Borrower or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrower, any other Obligor or otherwise;

            (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Secured Credit Agreement, any Note or any other Loan Document;

            (f) any addition, exchange, release, surrender or non- perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender Party or any holder of any Note securing any of the Obligations of the Borrower or any other Obligor;

            (g) the merger of the Borrower or any of its Subsidiaries or Affiliates with or into any other Person and whether or not the Borrower is the surviving Person; or

            (h) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor.

      The Collateral Agent, the Administrative Agent, the Documentation Agent, any Lender or any Hedging Affiliate may, from time to time, at its sole discretion and without notice to the undersigned, take any or all of the following actions: (a) retain or obtain a Lien (as defined in the Secured Credit Agreement) upon any property to secure any of the Liabilities or any obligation hereunder (provided, that this clause (a) does not and shall not be deemed to constitute a grant of, or consent to, a lien or security interest on any property of the undersigned), (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, (d) release or fail to perfect its lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) upon the occurrence and during the continuance of an Event of Default or upon the maturity thereof, as the case may be, resort to the undersigned for payment of any of the Liabilities, whether or not the Collateral Agent, the Administrative Agent, the Documentation Agent, any Lender or any Hedging Affiliate (i) shall have resorted to any property securing any of the Liabilities or any obligation hereunder or (ii) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in preceding clauses (i) and (ii) being hereby expressly waived by the undersigned).

      SECTION 2.4. REINSTATEMENT, ETC. The Guarantor agrees that, notwithstanding the first and second sentences of SECTION 2.3 hereof, if at any time all or any part of any payment theretofore applied by the Collateral Agent, the Administrative Agent, the Documentation Agent, the Issuing Bank, any Lender or any Hedging Affiliate to any of the Liabilities is or must be rescinded or returned by the Collateral Agent, the Administrative Agent, the Documentation Agent, the Issuing Bank, a Lender or a Hedging Affiliate for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Obligor), such Liabilities shall, for the purposes of this guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Collateral Agent, such Administrative Agent, such Documentation Agent, such Issuing Bank, such Lender or such Hedging Affiliate, and this guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Collateral Agent, such Administrative Agent, such Documentation Agent, such Issuing Bank, such Lender or such Hedging Affiliate had not been made.

      SECTION 2.5. WAIVER, ETC. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrower or any other Obligor and this Guaranty and any requirement that the Collateral Agent, any other Lender Party or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Borrower or any other Obligor, as the case may be.

      SECTION 2.6. WAIVER OF SUBROGATION. The Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Borrower or any other Obligor that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Lender Parties against the Borrower or any other Obligor or any collateral which the Collateral Agent or any other Lender Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Obligations of the Borrower or any other Obligor with respect to the Liabilities shall not have been paid in full and the Commitments have not been terminated, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lender Parties, and shall forthwith be paid to the Lender Parties to be credited and applied upon the Obligations of the Borrower or any other Obligor with respect to the Liabilities, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Secured Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

      SECTION 2.7. SUCCESSORS, TRANSFEREES AND ASSIGNS; TRANSFERS
OF NOTES, ETC.  This Guaranty shall:

            (a) be binding upon the Guarantor, and its successors, transferees and assigns; and

            (b) inure to the benefit of and be enforceable by the Collateral Agent and each other Lender Party.

Without limiting the generality of the foregoing CLAUSE (B), each Lender may, subject to the terms and provisions of Section 14.6 of the Secured Credit Agreement, from time to time, without notice to the undersigned, assign or transfer any or all of the Liabilities or any interest therein, and each Lender and each Hedging Affiliate may from time to time, without notice to the undersigned, assign or transfer any or all of the Liabilities with respect to Hedging Obligations or interest therein to any other Hedging Affiliate of such Lender; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this guaranty to the same extent as if such assignee or transferee were the transferring Lender or the transferring Hedging Affiliate; provided, however, that, unless the transferring Lender or the transferring Hedging Affiliate, as the case may be, shall otherwise consent in writing, the transferring Lender or the transferring Hedging Affiliate, as the case may be, shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this guaranty, for the benefit of the transferring Lender or the transferring Hedging Affiliate, as the case may be, as to those of the Liabilities which the transferring Lender or the transferring Hedging Affiliate, as the case may be, has not assigned or transferred; provided, that the provisions of this paragraph do not constitute a waiver by the undersigned of any restriction, if any, contained in any agreement under which the Hedging Obligation arose restricting any such assignment or transfer and provided further that any such assignment or transfer shall be subject to the limitations and restrictions in Sections 14.7 and 14.17, if applicable, of the Secured Credit Agreement.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

      SECTION 3.1. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants unto each Lender Party as set forth in this Article.

      SECTION 3.1.1. ORGANIZATION, ETC. The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified and in good standing as a foreign corporation authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required and where the failure so to qualify would have a material adverse effect on the financial position, business, operations and prospects of the Guarantor.

     SECTION 3.1.2. AUTHORIZATION; NO CONFLICT. The execution and delivery of this Guaranty and the performance by the Guarantor of its obligations under this Guaranty are within the Guarantor's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Guarantor or of any material agreement binding upon the Guarantor.

     SECTION 3.1.3. VALIDITY AND BINDING NATURE. This Guaranty is the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

     SECTION 3.1.4. REPRESENTATION WITH RESPECT TO TRUE AND COMPLETE DISCLOSURE. To the best of the Guarantor's knowledge and belief, all factual information heretofore or contemporaneously furnished by or on behalf of the Guarantor, the Borrower, or any Subsidiary of the Borrower to any Lender Party for purposes of or in connection with this Guaranty, the Secured Credit Agreement or any transaction contemplated hereby or thereby is, and all other such factual information hereafter furnished by or on behalf of the Guarantor, the Borrower, or any Subsidiary of the Borrower to any Lender Party will be, true and accurate (taken as a whole) on the date as of which such information is dated or certified and does not omit any material fact necessary to make such information (taken as a whole) not misleading at such time.

     SECTION 3.1.5. UNCONDITIONAL PURCHASE OBLIGATIONS. Except as permitted by
Section 9.3.10 of the TAHC Credit Agreement and Section 9.3.9 of the Secured Credit Agreement, neither the Guarantor nor any of the Material Tejas Subsidiaries has entered into, or is a party to, or has any obligation under, any material contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

     SECTION 3.1.6. PENDING OR THREATENED LITIGATION AND CONTINGENT LIABILITIES. No litigation (including, without limitation, derivative actions and take-or-pay actions), arbitration proceedings or governmental proceedings are pending or to the best knowledge of the Guarantor threatened against the Guarantor which would, if adversely determined, materially and adversely effect the financial condition, operations, assets, business, properties or prospects of the Guarantor (excluding any rulemaking or similar proceedings of general applicability to natural gas pipelines and any appeal or petition for review related thereto) or continued operations of the Guarantor, or which purports to affect the legality, validity or enforceability of this Guaranty, except as disclosed in the financial statements referred to in Section 3.1.12. The Guarantor does not have any contingent liabilities that would be material to the Guarantor that are not provided for or disclosed in the financial statements referred to in SECTION 3.1.12.

     SECTION 3.1.7. EXISTING EMPLOYEE BENEFIT PLANS. Each employee benefit plan as to which the Guarantor may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event (as defined in ERISA) has occurred with respect to any such plan, (ii) there has been no withdrawal from any such plan or steps taken to do so which has resulted or could result in any material liability for the Guarantor, (iii) no steps have been taken to terminate any such plan, (iv) no contribution failure has occurred with respect to any such plan sufficient to give rise to a Lien under Section 302(f) of ERISA, and (v) no condition exists or event or transaction has occurred with respect to any such plan which could result in material liability for the Guarantor.

     SECTION 3.1.8. INVESTMENT COMPANY ACT REPRESENTATION.  The
Guarantor is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment
Company Act of 1940, as amended.

     SECTION 3.1.9. PUBLIC UTILITY HOLDING COMPANY. The Guarantor is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 3.1.10. REGULATION G, T, U AND X. The execution, performance or delivery by the Guarantor of this Guaranty will not violate Regulation G, T, U or X. The Guarantor is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying margin stock (within the meaning of Regulation U), and both before and after giving effect to all of the transactions contemplated herein and by the Secured Credit Agreement, including, without limitation, the Merger, the purchases and acquisitions permitted under the Secured Credit Agreement and all of the transactions contemplated by the Loan Documents, less than 25% of the assets of the Guarantor consists of Margin Stock.

     SECTION 3.1.11. TAXES. The Guarantor has to the best knowledge of the Guarantor filed all tax returns or extensions and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except such taxes or charges which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

     SECTION 3.1.12. FINANCIAL STATEMENTS. The Guarantor's consolidated financial statements for the year ended December 31, 1995, and the Guarantor's unaudited consolidated financial statements as at March 31, 1996, copies of which have been furnished to each Lender, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year, and present fairly the consolidated financial condition of the Guarantor and its Subsidiaries as at such date and the results of its consolidated operations for the period then ended (subject, with respect to the March 31, 1996 statements, to normal year-end audit adjustments) and since March 31, 1996 there has been no material adverse change in the Guarantor's financial condition, operations, assets, business, properties or prospects.

     SECTION 3.1.13. STATUS OF TITLE TO ASSETS. The representations and warranties in Section 8.13 of the TAHC Credit Agreement are each true and correct. The representations and warranties in Section 8.13 of the Secured Credit Agreement are each true and correct.

      SECTION 3.1.14. ENVIRONMENTAL WARRANTIES. The representations and warranties in Section 8.16 of the TAHC Credit Agreement are each true and correct. The representations and warranties in
Section 8.16 of the Secured Credit Agreement are each true and correct.

      SECTION 3.1.15. DIVIDEND AND LOAN RESTRICTIONS OF THE MATERIAL SUBSIDIARIES. None of the Material Tejas Subsidiaries is a party to, or otherwise subject to any provision contained in, any agreement or instrument which restricts the ability of such Material Tejas Subsidiary to pay dividends to, make loans or advances to, or otherwise make distributions or payments to, the Guarantor, except the restrictions in (i) the TAHC Credit Agreement, (ii) the Secured Credit Agreement, (iii) the Secured Credit Agreement dated as of January 12, 1995, among Tejas Natural Gas Company, certain financial institutions, BMO, CIBC and Citibank, N.A., as co-agents and CIBC as administrative agent, as amended, (iv) the Transok Guaranty in favor of Lessor of even date herewith, (v) the Participation Agreement, (vi) the Participation Agreement dated as of September 15, 1993, as amended as of January 12, 1995, among Tejas North Pipeline Partnership, State Street Bank and Trust Company of Connecticut, National Association, as Trustee, 1993 TX Pipeline I Inc., 1993 TX Pipeline II Inc., 1993 TX Pipeline General Partnership, the financial institutions named on Schedule 1 thereto, as purchasers and Citibank, N.A., as administrative agent, (vii) the Parent Guaranty dated as of September 15, 1993, as amended as of January 12, 1995, from Tejas Gas Corporation, (viii) the TNG Guaranty dated as of September 15, 1993, as amended as of January 12, 1995 from Tejas Natural Gas Company, and (ix) the TAC Guaranty.

      SECTION 3.1.16. CREDIT AGREEMENT REPRESENTATIONS. The representations and warranties of the Borrower and each other
Obligor set forth in the Loan Documents are true and correct on and as of the date hereof.

      SECTION 3.1.17. MERGER AGREEMENT. To the best knowledge of the Guarantor after completion of its and its Subsidiaries' due diligence in respect of Transok and its Subsidiaries and the Merger, except for those matters disclosed by the Guarantor in writing to the Agents pursuant to the Letter to Counsel (as defined in the Secured Credit Agreement) and Exhibit 8.17 of the Secured Credit Agreement (i) the representations and warranties of the Seller set forth in the Merger Agreement are true and correct, (ii) the Seller has not defaulted or breached any of its obligations under the Merger Agreement, and (iii) no litigation, arbitration, governmental investigation, or proceeding or inquiry shall be threatened which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by the Merger Agreement.

                                  ARTICLE IV

                                COVENANTS, ETC.

      SECTION 4.1. AFFIRMATIVE COVENANTS. The Guarantor covenants and agrees that, so long as any portion of the Liabilities shall remain unpaid, or any Lender shall have any outstanding Commitment, the Guarantor will perform the obligations set forth in this Section.

      SECTION 4.1.1. OWNERSHIP. The Guarantor will own (free and clear of all Liens and other encumbrances, other than any agreement prohibiting the creation or assumption of any Lien upon the capital stock of the Borrower and the Material Subsidiaries) directly or indirectly through any of its Subsidiaries, 100% of the outstanding capital stock or membership interests (including, without limitation, the outstanding voting stock) of the Borrower and the Material Subsidiaries provided that minority interests can be sold in Material Subsidiaries of the Borrower to the extent permitted by the Secured Credit Agreement.

      SECTION 4.1.2. COMPLIANCE WITH BORROWER'S AND EACH OTHER OBLIGORS' COVENANTS AS TO AFFILIATE TRANSACTIONS. The Guarantor will not permit the Borrower, or any of its Subsidiaries, to enter into, or cause, suffer or permit to exist any arrangement or contract with any of their Affiliates (other than among the Borrower and its Subsidiaries), except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

      SECTION 4.1.3. REPORTS, CERTIFICATES AND OTHER INFORMATION.
The Guarantor will furnish to each Lender and each Agent:

      (a) AUDIT REPORT. Within one hundred twenty (120) days after the end of each fiscal year of the Guarantor, a copy of an annual audit report of the Guarantor, including therein consolidated balance sheets of the Guarantor as of the end of such fiscal year and consolidated statements of earnings and cash flow of the Guarantor for such fiscal year, prepared on a consolidated basis in conformity with GAAP applied on a basis consistent with the audited consolidated financial statements of the Guarantor as at

December 31, 1995, duly certified by independent certified public accountants of nationally recognized standing selected by the Guarantor.

      (b) INTERIM FINANCIAL REPORTS. Within seventy-five (75) days after the end of the first three fiscal quarters of each fiscal year commencing with the fiscal quarter ending after the Effective Date, copies of the unaudited financial statements of the Guarantor and its Subsidiaries, prepared on a consolidated basis and in the same manner as the audit report referred to in CLAUSE (A) of this SECTION 4.1.3, signed by a duly authorized financial officer of the Guarantor and consisting of at least a balance sheet as at the end of such quarter, statements of cash flows and statements of earnings for such quarter.

      (c) COMPLIANCE CERTIFICATES. Concurrently with the delivery of the reports described in CLAUSES (A) and (B) of this SECTION 4.1.3 and from time to time promptly upon the reasonable request by the Lenders, a compliance certificate duly executed by an authorized financial officer of the Guarantor, containing a computation of, and showing compliance with, the financial restriction contained in SECTION 4.1.5, such computation to be made as of the end of the immediately preceding fiscal year if furnished concurrently with the report described in CLAUSE (A) of this SECTION 4.1.3, and as of the end of the immediately preceding fiscal quarter if furnished concurrently with the report described in CLAUSE (B) of this SECTION 4.1.3 or upon the reasonable request of the Lenders and containing a statement by the authorized officer that in examining the financials and covenants contained in SECTION 4.1.5 the authorized officer did not become aware of any Event of Default or Unmatured Event of Default, or if the authorized officer has become aware of any such event, describing it and the steps, if any, being taken to cure it.

      (d) NOTICES RELATING TO DEFAULT. Promptly upon learning of the occurrence of any Event of Default or Unmatured Event of Default, written notice thereof, describing the same and the steps being taken by the Guarantor or any of its Subsidiaries affected with respect thereto.

      (e) REGULATORY FILINGS. As may reasonably be requested by any Lender or any Agent, each material filing and report made by the Guarantor or any Material Tejas Subsidiary with or to any governmental authority or regulatory body (including, without limitation, the Securities and Exchange Commission, Federal Energy Regulatory Commission, the Texas Railroad Commission, the Louisiana Public Service Commission, the Louisiana Conservation Commission, the Oklahoma Corporation Commission and any successor agencies) and other customarily provided material public communications from the Guarantor or any Material Tejas Subsidiary, promptly upon the filing or making thereof.

      SECTION 4.1.4. SECURITY ISSUE. The Guarantor will use or cause any of its Subsidiaries to use the proceeds (net of reasonable and customary brokerage, legal and other closing costs and commissions) received from any equity, debenture, note or subordinated debenture or other securities issue (other than any money market lines, the TAHC Credit Agreement, the Secured Credit Agreement or any replacement credit facilities refinancing any outstanding credit facilities) to permanently reduce the Commitment under the Secured Credit Agreement and to prepay any amount in excess of such reduced Commitment. To accomplish the foregoing, the Guarantor may pay or cause any Subsidiary to pay any such amounts directly or Guarantor may loan to the Borrower under the RSN, on each date of any such equity, debenture, note or subordinated debenture issue, an amount equal to the proceeds received by the Guarantor or such Subsidiary from such issuance, net of reasonable and customary brokerage, legal and other closing costs and commissions, each such loan to be made promptly, and in any event within three
(3) Business Days of the receipt by the Guarantor or such Subsidiary of such amounts.

      SECTION 4.1.5. MINIMUM NET WORTH. At all times the Guarantor will maintain a minimum Net Worth equal to at least $226,000,000.

      SECTION 4.2. NEGATIVE COVENANTS. The Guarantor covenants and agrees that, so long as any portion of the Obligations with respect to the Liabilities shall remain unpaid, or any Lender shall have any outstanding Commitment, the Guarantor will not do anything prohibited in this Section.

      SECTION 4.2.1. RESTRICTIONS ON MERGERS. The Guarantor will not be a party to any merger into or consolidation with any other Person, except that the Guarantor may merge into or consolidate with any other Person if, upon the consummation of any such merger or consolidation, the Guarantor is the surviving corporation and no Event of Default or Unmatured Event of Default shall have occurred, exist or be continuing or shall result after giving effect to such merger or consolidation.

      SECTION 4.2.2. DIVIDENDS AND LOANS FROM THE MATERIAL SUBSIDIARIES. The Guarantor will not permit any of its Material Subsidiaries to enter into any new agreement, or any amendment, supplement or other modification to any agreement existing on the date hereof, which is materially more restrictive of any Material Subsidiary's abilities, taken as whole, to pay dividends, make loans or advances to, or otherwise make distributions or payments to, the Guarantor than the restrictions thereto in existence on the date hereof.

      SECTION 4.2.3. LIENS. The Guarantor will not create, incur, assume, permit to exist or guarantee any notes, bonds, debentures or other evidences of indebtedness for borrowed money (i) which is secured by any lien, mortgage, security interest, pledge, hypothecation or charge on any asset now owned or hereafter acquired by it without making effective provision whereby all obligations of the Guarantor under this Guaranty will be secured equally and ratably with any and all other obligations thereby secured, so long as any such obligations shall be so secured or (ii) which is senior in right of payment to this Guaranty.

      SECTION 4.2.4. ACTIVITIES. The Guarantor will not (i) own any assets other than the stock of its subsidiaries and immaterial personal property incidental to the ownership of such stock or (ii) directly engage in any business other than the ownership of the stock of its subsidiaries.

      SECTION 4.2.5. OWNERSHIP. The Guarantor will not at any time own, directly or indirectly, less than 100% of the issued and outstanding capital stock of the Borrower or any successor thereof, free and clear of all Liens.

                                   ARTICLE V

                           MISCELLANEOUS PROVISIONS

      SECTION 5.1. LOAN DOCUMENT. This Guaranty is a Loan Document executed pursuant to the Secured Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

      SECTION 5.2. BINDING ON SUCCESSORS, TRANSFEREES AND ASSIGNS; ASSIGNMENT. In addition to, and not in limitation of, SECTION 2.7, this Guaranty shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Lender Party and each holder of a Note and their respective successors, transferees and assigns (to the full extent provided pursuant to SECTION 2.7); PROVIDED, HOWEVER, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of all Lenders.

      SECTION 5.3. AMENDMENTS, ETC. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      SECTION 5.4. ADDRESSES FOR NOTICES TO THE GUARANTOR. All notices and other communications hereunder to the Guarantor shall be in writing (including telegraphic communication) and mailed or telegraphed or delivered to it, addressed to it at the address set forth below its signature hereto or at such other address as shall be designated by the Guarantor in a written notice to the Administrative Agent at the address specified in the Secured Credit Agreement complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

      SECTION 5.5. NO WAIVER; REMEDIES. In addition to, and not in limitation of, SECTION 2.3 and SECTION 2.5, no failure on the part of any Lender Party or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      SECTION 5.6. SECTION CAPTIONS. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

      SECTION 5.7. SETOFF. In addition to, and not in limitation of, any rights of any Lender Party or any holder of a Note under applicable law, each Lender Party and each such holder shall, upon the occurrence of any Unmatured Event of Default described in SECTION 12.1.4 of the Secured Credit Agreement or any Event of Default have the right to appropriate and apply to the payment of the obligations of the Guarantor owing to it hereunder, whether or not then due, and the Guarantor hereby grants to each Lender Party and each such holder a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of the Guarantor then or thereafter maintained with such Lender Party or such holder and any and all property of every kind or description of or in the name of the Guarantor now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, such Lender Party, such holder or any agent or bailee for such Lender Party or such holder; PROVIDED, HOWEVER, that any such appropriation and application shall be subject to the provisions of Section 7.2 of the Secured Credit Agreement.

      SECTION 5.8. SEVERABILITY. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

      SECTION 5.9. GOVERNING LAW, ENTIRE AGREEMENT, ETC. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

      SECTION 5.10. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR THE GUARANTOR. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION

IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THE CREDIT
AGREEMENT.

      SECTION 5.11. MEDIUM TERM NOTES. Notwithstanding anything to the contrary contained herein, including, without limitation, in Section 2.1 hereof, the Guarantor expressly does not guaranty payment or performance of any obligation of any Person under the Medium Term Notes.

      SECTION 5.12. FORUM SELECTION AND CONSENT TO JURISDICTION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDER PARTIES OR THE GUARANTOR SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY PROPERTY MAY BE BROUGHT, AT THE COLLATERAL AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH PROPERTY MAY BE FOUND. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE GUARANTOR HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY AND THE OTHER LOAN DOCUMENTS.

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      IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                    TEJAS GAS CORPORATION

                                    By:
                                    Title:

                                    Address:  1301 McKinney, Suite 700
                                              Houston, Texas  77010

                                    Attention:
                                    Telecopy:

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